UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Bank of America Corporation

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March [—], 2014

Dear Fellow Stockholders:

I am pleased to invite you to the 2014 Annual Meeting of Stockholders to be held May 7, 2014 at 10 a.m., local time, at the Charlotte Marriott City Center, 100 West Trade Street, Charlotte, North Carolina.

During the meeting, Chief Executive Officer Brian Moynihan will provide a report on our company. Our balance sheet is strong and the company is well positioned to continue to win in the marketplace. Brian’s presentation will include our business momentum and direction.

We also will discuss and vote on the matters described in the notice and proxy statement. Your vote is important; please read those documents with care to ensure that your shares are represented.

We look forward to your participation.

Sincerely,

Charles O. Holliday, Jr.

Chairman of the Board

Notice of 2014 Annual Meeting of Stockholders

Date:	May 7, 2014

Time:	10:00 a.m., local time

Place:	Charlotte Marriott City Center 100 West Trade Street, Charlotte, North Carolina 28202 (Enter via the Independence Center Atrium adjacent to the hotel.)

Matters to be voted on:

•	Election of the 15 directors named in the proxy statement;
•	An advisory resolution to approve executive compensation, or “Say on Pay”;
•	A proposal to ratify the appointment of our registered independent public accounting firm for 2014;
•	A proposal to approve an amendment to the Certificate of Designations establishing the terms of our outstanding 6% Cumulative Perpetual Preferred Stock, Series T;
•	Stockholder proposals set forth on pages 55 through 61, if they are properly presented at our annual meeting; and
•	Any other business that may properly come before our annual meeting.

Record date: Bank of America stockholders as of the close of business on March 12, 2014 will be entitled to vote at our annual meeting and any adjournments or postponements of the meeting.

Your vote is very important. Please submit your proxy as soon as possible by the Internet, telephone or mail. Submitting your proxy by one of these methods will ensure your representation at the annual meeting regardless of whether you attend the meeting. Please refer to the following page for information on how to vote your shares, attend our annual meeting and view our proxy materials.

By order of the Board of Directors,

Ross E. Jeffries, Jr.

Corporate Secretary

March [—], 2014

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 7, 2014:

Our Proxy Statement and 2013 Annual Report to Stockholders are available at

http://investor.bankofamerica.com

Summary

This summary highlights information contained elsewhere in this proxy statement or in our corporate governance documents published on our website at http://investor.bankofamerica.com. We encourage you to read this proxy statement in its entirety before voting.

Voting Your Shares

Your vote is important. Please exercise your right as a stockholder by submitting your proxy as soon as possible.

You may vote if you were a stockholder as of the close of business on March 12, 2014. Registered stockholders may vote in person at the meeting or submit a proxy by the Internet, telephone or mail as follows:

VIA THE INTERNET www.investorvote.com/bac	BY MAIL Complete, sign, date and return your proxy card in the envelope provided

BY TELEPHONE 800-652-8683	IN PERSON Attend our annual meeting and vote by ballot

If you submit your proxy by telephone or over the Internet, you do not need to return your proxy card by mail.

Beneficial stockholders who own our stock in “street name” through a bank, broker or other nominee should follow the voting instructions from their bank, broker or other nominee. Complete instructions for voting are outlined in “Voting and Other Information” on page 61.

Stockholder Action

Proposals for Your Vote	Board Voting Recommendation	Votes Required	For More Information, See Page Number(s)
Proposal 1: Election of Directors	FOR each nominee	Majority of votes cast	1
Proposal 2: Advisory (Non-Binding) Resolution to Approve Executive Compensation (Say on Pay)	FOR	Majority of votes cast	23
Proposal 3: Ratification of the Appointment of our Registered Independent Public Accounting Firm for 2014	FOR	Majority of votes cast	51
Proposal 4: Approval of Amendment to the Series T Preferred Stock	FOR	(1) Majority of the voting power of the outstanding shares of common stock, Series B and Series 1-5 Preferred Stock, voting together as a class; and (2) 66 2/3% of the outstanding shares of the Series T Preferred Stock, voting separately as a class	54
Proposals 5 to 8: Stockholder Proposals	AGAINST each proposal	Majority of votes cast	55

Admission to Annual Meeting

Admission to our annual meeting is limited to our registered and beneficial stockholders as of the record date and persons holding valid proxies from stockholders of record. To be admitted to our annual meeting, you must present proof of your stock ownership as of the record date and a valid, government-issued photo identification. Security measures may include bag, metal detector and hand-wand searches. The use of cameras (including cell phones with photographic capabilities), recording devices, smart phones and other electronic devices is strictly prohibited. For further details, see “Voting and Other Information – Attending our Annual Meeting” on page 63.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    i

We’re Better When We’re Connected

Operating, Governance and Compensation Highlights

2013 Financial and Operating Performance

Our company is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. We continued to improve our core business performance during 2013, reflecting our ongoing efforts to stabilize revenue, decrease costs, strengthen the balance sheet and manage risk. During 2013:

›	We reported net income of $11.4 billion, or $0.90 per diluted share in 2013, compared with a net income of $4.2 billion, or $0.25 per diluted share in 2012.

›	Our noninterest expense decreased by $2.9 billion in 2013 to $69.2 billion.

›

Cost savings from Project New BAC, since inception of the project, are on track to reach $8 billion on an annualized basis, or $2 billion per quarter, by mid-2015. In addition, expectations for cost savings from initiatives in Legacy Assets & Servicing remain on track.

›	We closed 2013 with a strong balance sheet reflecting improved levels of capital and liquidity.

›	We repurchased approximately $3.2 billion of common stock in 2013.

›	We continued to make significant progress on our legacy issues, including resolving a number of key litigation matters and settling significant mortgage-related matters.

For additional information, see “Compensation Discussion and Analysis” on page 24 and our 2013 annual report, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited financial statements.

Governance Highlights

Board Structure and Director Independence. Our directors are elected annually and we have adopted a majority voting standard in uncontested elections. We have strong independent board leadership and a substantial majority of our directors are independent.

Director Qualifications and Board Oversight. Our directors are seasoned leaders with diverse experiences, possessing sound judgment and the necessary skills that allow them to effectively oversee our company. During 2013, we added four new directors who bring new experience and skills to our Board. In 2013, our Board met regularly to oversee our business, risks and affairs.

Board Oversight of Risk. Our Board regularly receives risk management updates. The Board oversees our company’s management of risk primarily through its Audit, Credit and Enterprise Risk Committees. Each of these committees regularly receives risk management updates on risk-related matters within the committee’s responsibilities and reports to our Board. In addition, our Compensation and Benefits Committee oversees our compensation policies and practices so that they do not encourage unnecessary and excessive risk-taking by our employees. See “Board Oversight of Risk” on page 13 for additional information.

Stockholder Rights. We provide the following stockholder rights:

›	There are no supermajority amendment provisions in our Certificate of Incorporation or our bylaws.

›	Our directors are elected annually by a majority voting standard in uncontested elections.

›	Our Corporate Governance Committee has a process in place for the consideration of director candidates recommended by stockholders.

›	Stockholders holding at least 10% of the outstanding shares of our common stock may convene a special meeting subject to certain requirements contained in our bylaws.

›	We do not have a “poison pill” in effect.

ii    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

Stock Ownership and Retention Requirements. Our executive officers and non-management directors are subject to stock ownership and retention requirements.

Compensation Highlights

Pay-for-Performance Compensation. Our compensation philosophy ties our executive officer pay to the performance of our company, lines of business and each individual over both the short- and long-term. We believe our compensation program properly aligns the interests of our executive officers with our stockholders, while taking into account the manner in which results are achieved through adherence to our risk and compliance policies. In addition, a majority of total variable compensation to named executive officers is in the form of deferred equity-based awards, further encouraging long-term focus on generating sustainable results for our stockholders.

Compensation Risk Management. Our executive compensation program also supports our enterprise risk management goals through these checks and balances:

›	Balanced mix of fixed and variable pay;

›	Balanced use of financial and nonfinancial measures in evaluating executive performance;

›	Pay-for-performance process that allocates individual awards based on results and how results were achieved;

›	Process for feedback from independent control functions (risk, audit, legal, human resources, finance and compliance);

›	Majority of variable pay in the form of deferred equity-based awards to encourage retention and long-term alignment with stockholder interests; and

›	Use of multiple clawback and cancellation features for equity-based awards to further encourage achievement of long-term, sustainable results in an appropriate manner.

Our Compensation Practices. For a list of “what we do” and “what we don’t do,” see page 27.

2013 Compensation Decisions for CEO. For performance year 2013, the Compensation and Benefits Committee and the independent directors of the Board determined the following compensation for our Chief Executive Officer, in recognition of his individual performance and the overall performance of our company:

›	Total compensation, inclusive of base salary and equity-based incentives, for performance year 2013 of $14 million;

›	Other than base salary, all of Mr. Moynihan’s compensation for 2013 in the form of equity-based awards; and

›

Half of Mr. Moynihan’s total incentive compensation for 2013 in the form of performance restricted stock units that are earned by achieving specific performance goals over a three-year performance period (2014-2016).

Prior Say on Pay Votes. At last year’s annual meeting of stockholders, over 93% of the votes cast approved the compensation of our named executive officers for 2012 as described in the 2013 proxy statement. The Compensation and Benefits Committee believes these results affirmed our stockholders’ support of our company’s executive compensation program; and, as a result, we did not materially change our overall approach in setting executive compensation for 2013. We will continue to consider the outcome of our company’s advisory say on pay votes when making future compensation decisions for our named executive officers.

We encourage you to read the more detailed information in “Compensation Discussion and Analysis” on page 24 before voting on Proposal 2: An Advisory (Non-Binding) Resolution to Approve Executive Compensation (Say on Pay).

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    iii

Proxy Statement

We are providing or making available this proxy statement starting on or about March [—], 2014 for the purpose of soliciting your proxy to vote on the matters to be presented at our annual meeting. Our Board of Directors requests that you submit your proxy by the Internet, telephone or mail so that your shares will be represented and voted at our annual meeting.

Internet Availability of Proxy Materials

We mailed or e-mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you are a registered stockholder and would like to change the method of delivery of your proxy materials, please contact our transfer agent, Computershare Trust Company, N.A., P.O. Box 43078, Providence, Rhode Island 02940-3078; Toll free: 800-642-9855; or www.computershare.com/bac. You may do the same as a beneficial stockholder by calling the bank, broker or other nominee where your shares are held.

Proposal 1: Election of Directors

Our Board is presenting 15 nominees for election as directors at our annual meeting. All nominees currently serve as directors on our Board; 13 were elected to the Board by you at our 2013 annual meeting and two were appointed as directors by the Board after our 2013 annual meeting and are standing for election by you for the first time at our annual meeting. Each director elected at the meeting will serve a term of office until our 2015 annual meeting or until a successor is duly elected and qualified. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to stand for election for any reason, the shares represented at our annual meeting may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size.

Name	Age	Director Since	Independent	Principal Occupation	Number of Other Public Company Boards	Audit Committee	Corporate Governance Committee	Compensation and Benefits Committee	Credit Committee	Enterprise Risk Committee
Sharon L. Allen	62	2012	Yes	Former Chairman, Deloitte LLP	1	C	M
Susan S. Bies	67	2009	Yes	Former Member, Board of Governors of the Federal Reserve System	None	M				M
Jack O. Bovender, Jr.	68	2012	Yes	Former Chairman and CEO, HCA, Inc.	None				M	M
Frank P. Bramble, Sr.	65	2006	Yes	Former Executive Officer, MBNA Corporation	None		M			C
Pierre J. P. de Weck	63	2013	Yes	Former Chairman and Global Head of Private Wealth Management, Deutsche Bank AG	None	M		M
Arnold W. Donald	59	2013	Yes	President and CEO, Carnival Corporation and Carnival plc (subsidiary)	2			M	M
Charles K. Gifford	71	2004	No	Former Chairman, Bank of America Corporation	2				C
Charles O. Holliday, Jr.	66	2009	Yes	Former Chairman and CEO, E.I. DuPont de Nemours and Company	3
Linda P. Hudson	63	2012	Yes	CEO Emeritus and Former President and CEO, BAE Systems, Inc.	1			M	M
Monica C. Lozano	57	2006	Yes	Chairman and CEO, ImpreMedia, LLC	1			C	M
Thomas J. May	67	2004	Yes	Chairman, President and CEO, Northeast Utilities	1		C			M
Brian T. Moynihan	54	2010	No	President and CEO, Bank of America Corporation	None
Lionel L. Nowell, III	59	2013	Yes	Former SVP and Treasurer, PepsiCo, Inc.	2	M	M
Clayton S. Rose	55	2013	Yes	Professor of Management Practice, Harvard Business School	1		M			M
R. David Yost	66	2012	Yes	Former CEO, AmerisourceBergen Corporation	3	M		M
				Number of Meetings Held in 2013	Board - 16	15	13	11	9	13

C = Chair; M = Member

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    1

PROPOSAL 1: ELECTION OF DIRECTORS

Identifying and Evaluating Nominees for Director

Our Board believes our directors should possess backgrounds, qualifications, attributes and skills that, when taken together, provide our company with a broad range of experience in large, complex organizations; regulated industries; consumer, commercial and corporate businesses; and international organizations. Our directors also have experience in financial and regulatory oversight; strategic planning; risk management; and technology. See “The Nominees” on page 3 for the qualifications, attributes and skills our Board considers important for our nominees.

Our Corporate Governance Guidelines provide director nomination standards, including that director candidates:

•

be capable of working in a collegial manner with persons of diverse educational, business and cultural backgrounds and possess skills and expertise that complement the attributes of the existing directors;

•	represent a diversity of viewpoints, backgrounds, experiences and other demographics;
•	demonstrate notable or significant achievement and possess senior-level business, management or regulatory experience that would benefit our company;
•	be individuals of the highest character and integrity;
•	be free of conflicts of interest that would interfere with their ability to discharge their duties or that would violate any applicable laws or regulations;
•	be capable of devoting the necessary time to discharge their duties, taking into account memberships on other boards and other responsibilities; and
•	have the desire to represent the interests of all stockholders.

Our Corporate Governance Committee is responsible for recommending candidates to our Board for nomination. When considering potential director nominees, the Committee reviews available information regarding each potential candidate, including qualifications, experience, skills and integrity, as well as race, gender and ethnicity. Although we do not have a formal policy regarding diversity, our Board views diversity as a priority and seeks diverse representation among its members. Our Board, through the Corporate Governance Committee, assesses our Board’s diversity when identifying and evaluating director candidates to serve on our Board. Of our 15 nominees, nine have international experience, 10 have CEO experience, two are African-American and four are women, one of whom is Hispanic.

Our Corporate Governance Committee will consider director candidates proposed by Board members, management, third-party search firms and our stockholders. The Committee follows the same director selection process and the same criteria for evaluating candidates regardless of who proposed their candidacy. During 2013, the Corporate Governance Committee engaged a third-party search firm to identify and interview potential director candidates for the Committee’s consideration. Mr. de Weck and Dr. Rose were identified by the third-party search firm.

Any stockholder who wishes to recommend a candidate for consideration by the Corporate Governance Committee for nomination at an annual meeting must submit a written recommendation before October 15th of the preceding year to the Corporate Secretary, Bank of America Corporation, Hearst Tower, 214 North Tryon Street, NC1-027-20-05, Charlotte, North Carolina 28255. The recommendation must include the information set forth in our Corporate Governance Guidelines, which are published on our website at http://investor.bankofamerica.com.

2    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

The Nominees

Our Board selected the 15 nominees based on their experience, qualifications, attributes and skills and the belief that each can make unique and substantial contributions to our company. All of our nominees are seasoned leaders, and the majority are serving or have served as chief executive officers. Together, our nominees bring to our Board a vast array of public company, financial services, private company, public sector, academic, nonprofit and other domestic and international business experience. Our nominees have held leadership positions in complex financial services organizations and with our primary regulator, and management roles in the areas of risk, operations, finance, technology and global human resources. In addition, our nominees represent diverse viewpoints and bring a blend of historical and new perspectives about our company as a result of their varied lengths of tenure as our directors. Our Board believes, in totality, this mix of attributes among the nominees enhances our Board’s independent leadership and effectiveness in light of our company’s businesses and organizational complexities, our industry’s operating environment and our company’s long-term strategy.

Our Board recommends a vote “FOR” each of the nominees listed below for election as a director (Proposal 1).

Set forth below are each nominee’s name, age as of our annual meeting date, principal occupation, business experience and public company directorships held during the past five years. We also discuss the qualifications, attributes and skills that led our Board to decide that each nominee should be elected as a director of Bank of America.

Qualifications, Attributes and Skills:

Ms. Allen’s responsibility for audit and consulting services in various positions with Deloitte LLP (Deloitte) provide her with extensive audit, financial reporting and corporate governance experience. Her leadership positions with Deloitte give her broad management experience of large, complex businesses and an international perspective on risk management and strategic planning.

Professional Highlights:

•     From 2003 until her retirement in May 2011, Ms. Allen served as Chairman of Deloitte, a firm that provides audit, consulting, financial advisory, risk management and tax services as the U.S. member firm of Deloitte Touche Tohmatsu Limited.

•     She worked at Deloitte for nearly 40 years in various leadership roles at the firm, including partner and regional managing partner, and was previously responsible for audit and consulting services for a number of Fortune 500 and large private companies.

•     Ms. Allen was also a member of the Global Board of Directors, Chair of the Global Risk Committee and U.S. Representative on the Global Governance Committee of Deloitte Touche Tohmatsu Limited from 2003 to May 2011.

Other Leadership Experience and Service:

•     Ms. Allen serves as Chair of the National Board of Directors of the YMCA of the USA, a leading nonprofit organization for youth development, healthy living and social responsibility.

•     She served as Chair of the Audit Committee and as a board member of Catalyst Inc. (Catalyst), a leading nonprofit organization dedicated to expanding opportunities for women and business.

•     Ms. Allen was appointed by President George W. Bush to the President’s Export Council.

Sharon L. Allen
Age 62 Director since August 2012
Former Chairman, Deloitte Other Public Company Directorships Current: First Solar, Inc.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    3

PROPOSAL 1: ELECTION OF DIRECTORS

Qualifications, Attributes and Skills:

Ms. Bies’ role as a Federal Reserve System Governor and her tenure with First Tennessee National Corporation (First Tennessee) provide her with broad expertise in consumer banking, financial regulation and risk management. In particular, Ms. Bies focused on enterprise financial and risk management during her career with First Tennessee and further expanded her regulatory expertise by serving on the Financial Accounting Standards Board’s (FASB) Emerging Issues Task Force. Her experience with a primary regulator of our company, along with her other regulatory and public policy experience, give her a unique and valuable perspective relevant to our company’s business, financial performance and risk oversight.

Professional Highlights:

•     Ms. Bies has served as a Senior Advisory Board Member to Oliver Wyman Group, a management consulting subsidiary of Marsh & McLennan Companies, Inc., since February 2009.

•     She is a former member of the Board of Governors of the Federal Reserve System, serving in that capacity from 2001 to 2007.

Susan S. Bies

•     Ms. Bies served as a member of the FASB Emerging Issues Task Force from 1996 to 2001.

•     Ms. Bies previously held various leadership roles, including Executive Vice President of risk management, Auditor and Chief Financial Officer, at First Tennessee, a regional bank holding company, where she was employed from 1979 to 2001. At First Tennessee, she also served as Chair of the Asset Liability Management Committee and Executive Risk Management Committee.

•     Ms. Bies currently serves as a director of Zurich Insurance Group Ltd.

•     She began her career as a regional and banking structure economist at the Federal Reserve Bank of St. Louis.

Age 67 Director since June 2009
Former Member, Board of Governors of the Federal Reserve System

Qualifications, Attributes and Skills:

As a Chairman, Chief Executive Officer, President and Chief Operating Officer of HCA, Inc. (HCA), Mr. Bovender has extensive experience leading a large, regulated, complex business. Mr. Bovender’s experience with HCA and service on the Board of Trustees of Duke University and its Audit Committee provide him with insight into risk management, operational risk and strategic planning and valuable perspective on corporate governance issues.

Professional Highlights:

•     Mr. Bovender served as Chairman of HCA, one of the largest for-profit U.S. hospital operators, from January 2002 to December 2009 and was Chief Executive Officer from January 2001 to January 2009. During his tenure at HCA, he also served as President and Chief Operating Officer.

•     Mr. Bovender began his career in hospital administration in the U.S. Navy.

Other Leadership Experience and Service:
• Mr. Bovender is Vice Chair of the Duke University Board of Trustees and chairs its Audit Committee. • He also serves on the Duke University Healthcare System’s Board of Directors.
Jack O. Bovender, Jr.
Age 68 Director since August 2012
Former Chairman and Chief Executive Officer, HCA, Inc. Other Public Company Directorships Past Five Years: HCA, Inc.

4    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Qualifications, Attributes and Skills:

Mr. Bramble brings broad ranging financial services expertise and historical insight to our Board, having held leadership positions at two financial service companies acquired by our company (MBNA Corporation, acquired in 2006, and MNC Financial Inc., acquired in 1993). As a former executive officer of one of the largest credit card issuers in the U.S. and a major regional bank, he has dealt with a wide range of issues of importance to our company, including credit cycles; sales and marketing of consumers; audit and financial reporting; and risk management.

Professional Highlights:

•     Mr. Bramble has served as Interim President of Calvert Hall College High School (Baltimore, MD) since July 2013.

•     Mr. Bramble served as Vice Chairman, from July 2002 to April 2005, and advisor to the Executive Committee, from April 2005 to December 2005, of MBNA Corporation, a financial services company acquired by Bank of America in January 2006.

•     He previously served as the Chairman and Chief Executive Officer at Allfirst Financial, Inc. and held executive leadership positions at MNC Financial Inc., Maryland National Bank, American Security Bank and Virginia Federal Savings Bank.

•     Mr. Bramble also served as a director, from April 1994 to May 2002, and Chairman, from December 1999 to May 2002 of Allfirst Financial, Inc. and Allfirst Bank, U.S. subsidiaries of Allied Irish Banks, plc.

•      He began his career as an audit clerk at the First National Bank of Maryland.

Other Leadership Experience and Service:

•     He is an emeritus member of the Board of Visitors of Towson University, where he was also a lecturer from 2006 to 2008.

Frank P. Bramble, Sr.
Age 65 Director since January 2006

Former Executive Officer, MBNA Corporation

Qualifications, Attributes and Skills:

Mr. de Weck’s experience as an executive with UBS AG (UBS) and Deutsche Bank AG (Deutsche Bank) provides him with extensive knowledge of the financial services industry. As a former Chairman and Global Head of Private Wealth Management and member of the Executive Committee of Deutsche Bank, Mr. de Weck has broad experience in risk management and strategic planning that brings valuable international perspective to our company’s business activities. Mr. de Weck’s experience as Chief Credit Officer of UBS provides him with further risk management expertise.

Professional Highlights:

•     Mr. de Weck served as the Chairman and Global Head of Private Wealth Management and member of the Group Executive Committee of Deutsche Bank from 2002 to May 2012.

•     Prior to joining Deutsche Bank, Mr. de Weck served on the Management Board of UBS from 1994 to 2001, as Head of Institutional Banking from 1994 to 1997, as Chief Credit Officer and Head of Private Equity from 1998 to 1999 and as Head of Private Equity from 2000 to 2001.

•     He also held various senior management positions at Union Bank of Switzerland from 1985 to 1994.

Pierre J. P. de Weck
Age 63 Director since July 2013
Former Chairman and Global Head of Private Wealth Management, Deutsche Bank AG

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    5

PROPOSAL 1: ELECTION OF DIRECTORS

Qualifications, Attributes and Skills:

As President and Chief Executive Officer of Carnival Corporation and Carnival plc (Carnival), a former senior executive at Monsanto Company (Monsanto) and the former Chairman and Chief Executive Officer of Merisant Company (Merisant), Mr. Donald has extensive experience in strategic planning and operations in consumer, retail and distribution businesses. In addition, his board service with public companies gives him experience with risk management, global operations and regulated businesses. His experience heading The Executive Leadership Council and the Juvenile Diabetes Research Foundation International gives him a unique perspective on governance matters, social responsibility and diversity.

Professional Highlights:
• Mr. Donald has been President and Chief Executive Officer of Carnival, a cruise and vacation company, since July 2013.

•     Mr. Donald previously served as President and Chief Executive Officer from November 2010 to June 2012 of The Executive Leadership Council, a nonprofit organization providing a professional network and business forum to African-American executives at major U.S. companies.

•     Mr. Donald was President and Chief Executive Officer of the Juvenile Diabetes Research Foundation International from January 2006 to February 2008.

•     From 2000 to 2003, Mr. Donald served as Chairman and Chief Executive Officer of Merisant, a privately held global manufacturer of tabletop sweeteners, and he remained Chairman until 2005.

•     He joined Monsanto in 1977, where over his 20-year tenure he held several senior leadership positions with global responsibilities including President of its Agricultural Group and President of its Nutrition and Consumer Sector.

Other Leadership Experience and Service:

•     Mr. Donald was appointed by President Clinton and re-appointed by President George W. Bush to the President’s Export Council.

Arnold W. Donald
Age 59 Director since January 2013
President and Chief Executive
Officer, Carnival

Other Public Company
Directorships

Current: Carnival, Crown
Holdings, Inc.

Past Five Years: Oil-Dri
Corporation of America,
The Laclede Group, Inc., The
Scotts Miracle-Gro Company

Qualifications, Attributes and Skills:

Mr. Gifford’s banking career with our company and predecessor companies, including First National Bank of Boston (Bank of Boston) and FleetBoston Financial Corporation (FleetBoston), brings in-depth knowledge of the financial services industry and significant financial expertise relevant to all activities of our company. Under his stewardship, Mr. Gifford transformed the strategic direction of a regional bank during a recessionary period to create one of the country’s major financial services companies. His historical perspective and managerial and leadership experience through past economic cycles provide valuable insight on the issues facing our company’s businesses.

Professional Highlights:
• Mr. Gifford served as Chairman of Bank of America Corporation from April 2004 until his retirement in January 2005.
• He became President and Chief Executive Officer of FleetBoston in 2001 and served as Chairman and Chief Executive Officer from 2002 to April 2004, when FleetBoston was acquired by our company.

•     Prior to Mr. Gifford’s service as President and Chief Executive Officer of FleetBoston, he served as Chief Executive Officer of Bank of Boston and then President of FleetBoston.

•     Mr. Gifford began his career in financial services at the Bank of Boston in 1966.

Charles K. Gifford
Age 71 Director since April 2004
Former Chairman, Bank of America Corporation Other Public Company Directorships Current: CBS Corporation, Northeast Utilities Past Five Years: NSTAR

6    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Qualifications, Attributes and Skills:

Through his tenure with E.I. DuPont de Nemours and Company (DuPont), Mr. Holliday gained extensive experience leading large, complex, multi-national operations, managing risk and strategic planning and marketing to a varied customer base. His continued service as Chairman of DuPont’s board following his retirement as Chief Executive Officer offers him a perspective relevant to his current role as our independent Board Chairman. Mr. Holliday’s service as Chairman of the World Business Council for Sustainable Development, an organization that brings the international business community together to create a sustainable future for business, society and the environment, gives him a unique perspective on sustainability issues impacting our company. In addition, his service as Chairman Emeritus of the U.S. Council on Competitiveness, a non-partisan, non-governmental organization working to ensure U.S. prosperity, provides him with unique insight into our company’s long-term competitive challenges.

Professional Highlights:

•     Mr. Holliday served as Chief Executive Officer of DuPont, a global chemical and life sciences company, from 1998 until December 2008 and as Chairman from 1999 to December 2009. He joined DuPont in 1970 and held various positions during his tenure at the company.

Other Leadership Experience and Service:

•     Mr. Holliday serves as: Chair of the Executive Committee of Sustainable Energy for All, an initiative sponsored by the United Nations and The World Bank to bring energy access, efficiency and renewable resources to the world; and Chairman of the National Academy of Engineering, an honorary organization established by Congress whose members include over 2,000 of the most outstanding engineers in the U.S.

•     He also is a former Chairman of the World Business Council for Sustainable Development and serves as Chairman Emeritus of the U.S. Council on Competitiveness and Chairman Emeritus of Catalyst, a leading nonprofit organization dedicated to expanding opportunities for women and business.

Charles O. Holliday, Jr.
Age 66 Chairman of the Board since April 2010 and Director since September 2009
Former Chairman and Chief Executive Officer, DuPont Other Public Company Directorships Current: CH2M HILL Companies, Ltd. (employee owned), Deere and Company, Royal Dutch Shell plc Past Five Years: DuPont

Qualifications, Attributes and Skills:

As a former President and Chief Executive Officer of BAE Systems, Inc. (BAE), Ms. Hudson has broad experience in strategic planning and risk management. Together with her service as an executive director of BAE Systems plc (BAE Systems), Ms. Hudson’s experience provides her with a unique international perspective and skill as a leader of a large, international, highly-regulated, complex business. Ms. Hudson’s career in the defense and aerospace industry gives her knowledge of technology risks such as cyber security risk.

Professional Highlights:

•     Ms. Hudson served as President and Chief Executive Officer of BAE, a U.S.-based subsidiary of BAE Systems, a global defense, aerospace and security company headquartered in London, from October 2009 until January 2014.

•     Ms. Hudson served as President of BAE Systems’ Land and Armaments operating group, the world’s largest military vehicle and equipment business, from October 2006 to October 2009.

•     Prior to joining BAE, Ms. Hudson worked at General Dynamics Corporation and was President of its Armament and Technical Products business. During her career, she has held various positions in engineering, production operations, program management and business development for defense and aerospace companies.

•     She served as a member of the Executive Committee and as an executive director of BAE Systems from 2009 until January 2014. She has also been a member of the Board of Directors of BAE since 2009.

Other Leadership Experience and Service:

•     Ms. Hudson is a member of the Board of Directors of the University of Florida Foundation, Inc. and the University of Florida Engineering Leadership Institute.

•     She also is a member of the Board of Directors of the Center for a New American Security, a non-partisan research institute that develops national security and defense policies.

Linda P. Hudson
Age 63 Director since August 2012
CEO Emeritus and Former President and Chief Executive Officer, BAE Systems, Inc. Other Public Company Directorships Current: The Southern Company

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    7

PROPOSAL 1: ELECTION OF DIRECTORS

Qualifications, Attributes and Skills:

Ms. Lozano is the Chairman and Chief Executive Officer of a leading Hispanic news and information company. In this role, she has provided broad leadership management over areas such as operations, marketing and strategic planning. Ms. Lozano has a deep understanding of issues that are important to Hispanics, a growing U.S. demographic. Her public company board service for The Walt Disney Company and her role with the University of Southern California give her board-level experience overseeing large organizations with diversified operations on matters such as governance, risk management and financial reporting. Ms. Lozano’s experience as a member of President Obama’s Council on Jobs and Competitiveness also gives her valuable perspective on important public policy, societal and economic issues relevant to our company.

Professional Highlights:

•     Ms. Lozano has served as Chairman since July 2012 and Chief Executive Officer since May 2010 of ImpreMedia, LLC (ImpreMedia), a leading Hispanic news and information company. She also was Senior Vice President of ImpreMedia from January 2004 to May 2010.

•     She also serves as a member of the Board of Directors of ImpreMedia.

•     Ms. Lozano has served as Publisher of La Opinion, a subsidiary of ImpreMedia, since 2004 and was Chief Executive Officer from 2004 to July 2012.

Other Leadership Experience and Service:

•     She served as a member of President Obama’s Council on Jobs and Competitiveness from 2011 to 2012 and President Obama’s Economic Recovery Advisory Board from 2009 to 2011.

•     Ms. Lozano serves as a member of the Board of Trustees of the University of Southern California, and was a member of the Board of Regents of the University of California and the State of California Commission on the 21st Century Economy.

Monica C. Lozano
Age 57 Director since April 2006
Chairman and Chief Executive Officer, ImpreMedia, LLC Other Public Company Directorships Current: The Walt Disney Company

Qualifications, Attributes and Skills:

As Chairman, President and Chief Executive Officer of Northeast Utilities, and the former Chairman, Chief Executive Officer, President, Chief Financial Officer and Chief Operating Officer of Northeast Utilities’ predecessor companies, Mr. May has experience with regulated businesses, operations, risk management, business development, strategic planning and corporate governance matters, which gives him unique insights into the current issues facing our company’s businesses. In addition, having experience as a Certified Public Accountant, Mr. May brings strong accounting and financial skills, and a professional perspective on financial reporting and enterprise and operational risk management.

Professional Highlights:

•     Mr. May became President and Chief Executive Officer of Northeast Utilities, one of the nation’s largest utilities serving 3.6 million customers in three states, in April 2012, and has been Chairman since October 2013.

•     He was the Chairman and Chief Executive Officer of NSTAR, a Northeast Utilities predecessor, from 1999 to April 2012 and President from 2002 to April 2012. He also served as Chief Financial Officer and Chief Operating Officer during his tenure at Northeast Utilities’ predecessor companies.

•     Mr. May currently serves as a director of Liberty Mutual Holding Company, Inc.

Thomas J. May
Age 67 Director since April 2004
Chairman, President and Chief Executive Officer, Northeast Utilities Other Public Company Directorships Current: Northeast Utilities Past Five Years: NSTAR

8    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Qualifications, Attributes and Skills:

Mr. Moynihan has many years of broad international and domestic financial services experience, including wholesale and retail businesses. As our Chief Executive Officer, he has a deep understanding of all aspects of our company’s business. In 2009, he led the integration of Merrill Lynch & Co., Inc. He has also led our consumer banking, commercial banking, investment banking and wealth management businesses, and our sales and trading operations and our legal department. These experiences have given him a valuable perspective on our company.

Professional Highlights:

•     Mr. Moynihan was appointed President and Chief Executive Officer of Bank of America in January 2010. During his tenure at our company, Mr. Moynihan has served in various executive leadership positions including President of Consumer and Small Business Banking from August 2009 to December 2009, President of Global Banking and Global Wealth Management from January 2009 to August 2009, General Counsel from December 2008 to January 2009, President of Global Corporate and Investment Banking from October 2007 to December 2008, and President of Global Wealth and Investment Management from April 2004 to October 2007.

•     Prior to Bank of America’s acquisition of FleetBoston in 2004, Mr. Moynihan served as Executive Vice President of FleetBoston with responsibility for Brokerage and Wealth Management. He also previously led Regional Commercial Financial Services and Investment Management at FleetBoston.

Brian T. Moynihan
Age 54 Director since January 2010
President and Chief Executive
Officer, Bank of America
Corporation

Other Public Company
Directorships

Past Five Years: BlackRock, Inc.,

Merrill Lynch & Co., Inc. (former
subsidiary of our company,
merged into Bank of America
Corporation)

Qualifications, Attributes and Skills:

Mr. Nowell’s role as Treasurer of PepsiCo, Inc. (Pepsi) provides him with extensive experience in risk management and strategic planning, as well as strong financial skills. His public company board service gives him experience in financial reporting and accounting with large international and regulated businesses. Mr. Nowell’s experience on the advisory board at a large, public university provides him with further expertise with large, complex organizations.

Professional Highlights:

•     Mr. Nowell served as Senior Vice President and Treasurer of Pepsi, a leading global food, snack and beverage company, from 2001 to May 2009. He previously served as Chief Financial Officer of The Pepsi Bottling Group and as Controller of Pepsi.

•     Prior to joining Pepsi, Mr. Nowell served as Senior Vice President, Strategy and Business Development at RJR Nabisco, Inc. from 1998 to 1999.

•     He held various senior financial roles at the Pillsbury division of Diageo Plc, including Chief Financial Officer of its Pillsbury North America, Pillsbury Foodservice and Haagen-Dazs divisions, and also served as Controller and Vice President of internal audit of the Pillsbury Company.

Other Leadership Experience and Service:

•     Mr. Nowell serves on the Dean’s Advisory Board at The Ohio State University Fisher College of Business.

Lionel L. Nowell, III
Age 59 Director since January 2013
Former Senior Vice President and Treasurer, Pepsi Other Public Company Directorships Current: American Electric Power Company, Inc., Reynolds American Inc.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    9

PROPOSAL 1: ELECTION OF DIRECTORS

Qualifications, Attributes and Skills:

Dr. Rose brings experience relevant to our company’s businesses through his service as a senior executive at JPMorgan Chase & Co. and predecessor company J.P. Morgan & Co. (collectively, JPMorgan Chase), including leadership positions in investment banking, equities, securities, derivatives and corporate finance businesses. Dr. Rose has broad experience in risk management and strategy with a financial services company. Dr. Rose’s experience as a professor at Harvard Business School, Columbia University (Columbia) and New York University (NYU) has provided him with opportunities to research and analyze current issues in the financial services industry, giving him a valuable and unique perspective on our company’s businesses.

Professional Highlights:
• Dr. Rose has been a Professor of Management Practice at Harvard Business School since 2007.

•     Prior to joining the Harvard Business School, Dr. Rose taught strategy at the Graduate School of Business at Columbia and the Stern School of Business at NYU.

•     During his approximately 20 years of service at JPMorgan Chase, Dr. Rose served as Vice Chairman, headed two lines of business – Global Investment Banking and Global Equities – and was a member of JPMorgan Chase’s senior management team.

Other Leadership Experience and Service:

•     Dr. Rose serves on the Board of Trustees for the Howard Hughes Medical Institute and chairs its Audit and Compensation Committee.

Clayton S. Rose
Age 55 Director since July 2013
Professor of Management Practice, Harvard Business School Other Public Company Directorships Current: XL Group, plc Past Five Years: Federal Home Loan Mortgage Corporation

Qualifications, Attributes and Skills:

As the former Chief Executive Officer of AmerisourceBergen Corporation (AmerisourceBergen) and its predecessor company, Mr. Yost has broad experience in strategic planning, risk management and operational risk. Mr. Yost has experience leading a large, complex business. And, through his experience on public company boards, he has board-level experience overseeing large, complex public companies in various industries, which provides him with valuable insights on corporate governance and risk management.

Professional Highlights:

•     Mr. Yost served as Chief Executive Officer of AmerisourceBergen, a pharmaceutical services company providing drug distribution and related services to healthcare providers and pharmaceutical manufacturers, from 2001 until his retirement in July 2011 and as President from 2001 to 2002 and again from September 2007 to November 2010.

•     He has held various positions at AmerisourceBergen and predecessor companies, including Chief Executive Officer of Amerisource Health Corporation, during a nearly 40-year career.

R. David Yost
Age 66 Director since August 2012
Former Chief Executive Officer, AmerisourceBergen Other Public Company Directorships Current: Exelis Inc., Marsh & McLennan Companies, Inc., Tyco International Ltd. Past Five Years: AmerisourceBergen

10    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

Corporate Governance

Our Board of Directors

Our Board is responsible for the oversight of the management of our company. Key responsibilities of our Board and its committees include oversight of:

•

management’s identification of, management of and planning for our company’s material risks, including operational, credit, market, interest rate, liquidity, reputational, capital management, liquidity planning and legal and regulatory compliance risks;

•	our company’s maintenance of high ethical standards and effective policies and practices to protect our reputation, assets and business;
•	management’s development and implementation of an annual financial plan and strategic business plans for our company and monitoring of our company’s progress against the financial and strategic plans;
•	our corporate audit functions, our registered independent public accounting firm and the integrity of our company’s consolidated financial statements; and
•	our company’s establishment, maintenance and administration of appropriately designed compensation programs and employee benefits plans.

Our Board is also responsible for:

•	reviewing, monitoring and approving the succession plan for our Chief Executive Officer and other key executives to promote continuity in senior management;
•	conducting an annual performance evaluation of our Board and its committees;
•	identifying and evaluating director nominees and nominating qualified individuals for election to serve on our Board; and
•	reviewing the performance of our Chief Executive Officer and approving the total annual compensation for our Chief Executive Officer and our other executive officers.

Director Independence

The New York Stock Exchange (NYSE) listing standards require a majority of our directors and each member of the Audit, Compensation and Benefits, and Corporate Governance Committees to be independent. In addition, our Corporate Governance Guidelines provide that a substantial majority of our directors be independent. To assist in determining each director’s independence status, our Board has also adopted Director Independence Categorical Standards. These Categorical Standards are published on our website at http://investor.bankofamerica.com. A director is considered “independent” if he or she meets the criteria for independence in both the NYSE listing standards and our Categorical Standards.

Our Board, in coordination with our Corporate Governance Committee, has evaluated the relevant relationships between each current director (and his or her immediate family members and affiliates) and Bank of America and its subsidiaries and has affirmatively determined that 13 of our 15 directors are independent. Specifically, the following current non-management directors are independent under the NYSE listing standards and our Categorical Standards: Ms. Allen, Ms. Bies, Mr. Bovender, Mr. Bramble, Mr. de Weck, Mr. Donald, Mr. Holliday, Ms. Hudson, Ms. Lozano, Mr. May, Mr. Nowell, Dr. Rose and Mr. Yost. In addition, our Board affirmatively determined that Mukesh D. Ambani, Virgis W. Colbert, Donald E. Powell, Charles O. Rossotti and Robert W. Scully (who served as directors until our 2013 annual meeting) were independent directors under the NYSE listing standards and our Categorical Standards.

In making its independence determinations, our Board considered the following ordinary course, non-preferential relationships that existed during the preceding three years with our company and determined that none of the relationships constituted a material relationship between the director and our company:

•

Our company or its subsidiaries provided ordinary course financial products and services to all of our directors. Our company or its subsidiaries also provided ordinary course financial products and services to some of their immediate family members and entities affiliated with some of our directors or their immediate family members (Mr. Bramble, Mr. Donald, Ms. Hudson, Mr. May and Dr. Rose, and former directors Mr. Ambani and Mr. Rossotti). In each case, the

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    11

CORPORATE GOVERNANCE

fees we received for these products and services were below the thresholds of the NYSE listing standards and our Categorical Standards, and were less than 2% of the consolidated gross annual revenues of both our company and the other entity.

•

Our company or its subsidiaries purchased products or services in the ordinary course from entities where some of our directors or their immediate family members serve or served as executive officers (Ms. Hudson, Ms. Lozano, Mr. May and Dr. Rose, and former directors Mr. Ambani and Mr. Rossotti). In each case, the fees paid to each of these entities were below the thresholds of the NYSE listing standards and our Categorical Standards, and were less than 2% of the consolidated gross annual revenues of both our company and the other entity.

Mr. Gifford and Mr. Moynihan are not independent directors. Mr. Gifford, former Chairman of Bank of America, receives office space and secretarial support from the company that has an aggregate incremental cost that exceeds the thresholds set forth in the NYSE listing standards and our Categorical Standards. Mr. Moynihan is not independent due to his service as our Chief Executive Officer.

Board Leadership

Our Board’s current leadership structure includes an independent Chairman of the Board and Audit, Compensation and Benefits, Corporate Governance and Enterprise Risk Committees that are each chaired by and comprised solely of independent directors. The Chairman of the Board, Mr. Holliday, presides over meetings of our Board and acts as liaison between the Board and our Chief Executive Officer, Mr. Moynihan, who is responsible for the day-to-day management of the company. The Board does not have a Lead Independent Director because Mr. Holliday is independent.

Our Board believes that the leadership structure described above is appropriate at this time given Bank of America’s specific characteristics and circumstances, including the Board’s commitment to strong, independent Board and Committee leadership and a belief that objective oversight of management is a critical aspect of effective Board leadership. At least annually, our Board deliberates on and discusses its appropriate leadership structure and the role and responsibilities of our Board’s committees based on the needs of our company.

Board Meetings, Committee Membership and Attendance

Directors are expected to attend our annual meetings of stockholders and the regular and special meetings of our Board and the committees on which they serve. Each of our current directors attended at least 75% of the aggregate meetings of our Board and the committees on which they served during 2013 and during the period in which they served as a director. In addition, 11 of the 13 directors serving on our Board at the time of our 2013 annual meeting attended the meeting.

Our non-management directors meet in executive session at each regularly scheduled Board meeting. Separately, our independent directors meet in executive session at least once a year. Our independent Chairman of the Board leads all Board executive sessions.

Our Board has six committees, including Audit, Compensation and Benefits, Corporate Governance, Credit and Enterprise Risk. Our Board’s sixth committee, Corporate Development, was formed by our Board in 2013 as the result of a litigation settlement; it has not yet conducted any business or held any meetings. In addition, the Board had an Executive Committee that was eliminated in 2013 without holding any meetings. The duties of each of these standing committees are summarized below. Charters describing the responsibilities of each of the Audit, Compensation and Benefits, Corporate Governance, Credit and Enterprise Risk Committees can be found at http://investor.bankofamerica.com. Our Board, taking into consideration the recommendations of the Corporate Governance Committee, reviews committee membership at least annually. Information about the membership of these committees is set forth above under the heading “Proposal 1: Election of Directors.”

Our committees may act under delegated authority or make recommendations to the Board as appropriate and regularly report on their activities to the entire Board. Each committee may obtain advice from internal or external financial, legal, accounting or other advisors as needed.

12    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

CORPORATE GOVERNANCE

Audit Committee. Our Audit Committee assists our Board in the oversight of the qualifications, performance and independence of our company’s registered independent public accounting firm; the performance of our company’s internal audit function; the integrity of our company’s consolidated financial statements; and our compliance with legal and regulatory requirements. Our Board has determined that all Committee members are independent under the NYSE listing standards, our Categorical Standards and heightened independence requirements applicable to audit committee members under SEC rules. Our Board has also determined that all Committee members are financially literate in accordance with the NYSE listing standards and qualify as audit committee financial experts under SEC rules.

Compensation and Benefits Committee. Our Compensation and Benefits Committee oversees the establishment, maintenance and administration of our compensation programs and employee benefit plans, including approving and recommending our Chief Executive Officer’s compensation to our Board for further approval by all independent directors, and reviewing and approving all of our executive officers’ compensation. In addition, the Committee recommends director compensation for Board approval. All Committee members are independent under the NYSE listing standards, our Categorical Standards, new independence requirements applicable to compensation committee members under NYSE rules and the heightened Committee independence requirements we adopted in 2010, which are the same as the heightened independence requirements audit committee members are subject to under SEC rules.

Corporate Governance Committee. Our Corporate Governance Committee oversees our Board’s governance processes; identifies and reviews the qualifications of individuals to become Board members; recommends nominees for election to the Board; recommends committee appointments for Board approval; reviews and reports to our Board on senior management talent planning and succession (see “Chief Executive Officer and Senior Management Succession Planning” on page 16); and leads the Board and its committees in their annual performance assessments. All Committee members are independent under the NYSE listing standards and our Categorical Standards.

Credit Committee. Our Credit Committee oversees senior management’s identification and management of credit exposures on an enterprise-wide basis and our company’s responses to trends affecting those exposures. The Committee also oversees senior management’s actions relating to the adequacy of the allowance for credit losses and administration of credit-related policies, and approves key policies and metrics for managing credit risk across the company. All Committee members are non-management directors.

Enterprise Risk Committee. Our Enterprise Risk Committee oversees management’s responsibilities to identify, manage and plan for our company’s material risks, including market risk (which includes interest rate risk), liquidity risk, operational risk and reputational risk, as well as capital management. All Committee members are independent under the NYSE listing standards and our Categorical Standards.

Corporate Development Committee. Our Corporate Development Committee’s purpose is to assist our Board in overseeing our company’s consideration of potential mergers and acquisitions valued at greater than $2 billion. The Committee did not meet in 2013. All Committee members are independent under the NYSE listing standards and our Categorical Standards. Mr. Bovender is the chair of the Committee and Mr. Nowell and Mr.  Yost are members.

Board Oversight of Risk

Risk is inherent in every material business activity that we undertake. Our business exposes us to strategic, credit, market, liquidity, compliance, operational and reputational risks. To support our corporate goals and objectives, risk appetite and business and risk strategies, we maintain a governance structure that delineates the responsibilities for risk management activities, and the governance and oversight of those activities, by management and our Board. The Board is committed to strong, independent oversight of management and risk through a governance structure that includes Board committees. As part of its annual review, the Board approves a Risk Framework and Risk Appetite Statement. The Risk Framework defines the accountability of our company and our employees and the Risk Appetite Statement defines the parameters under which we will take risk. The Risk Framework is designed to be used by our employees to understand risk management activities, including their individual roles and accountabilities. It also defines how risk management is integrated into our core business processes, and it defines the risk management governance structure. Our Chief Risk Officer, who leads senior management in managing risk,

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    13

CORPORATE GOVERNANCE

reports to the Chief Executive Officer and participates in meetings of the Board and its committees on risk oversight. The governance structure is designed to align the interests of the Board and management with those of our stockholders and to foster integrity over risk management throughout the company. (Details of our company’s risk management policies and practices are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2013 annual report.)

Executive management develops for Board approval our Risk Framework, which defines the accountability of our company and its employees in managing risk; our Risk Appetite Statement, which defines the parameters under which we will take risk; and our capital, strategic and financial operating plans. Management monitors, and our Board oversees directly and through its committees, our financial performance, execution against the capital, strategic and financial operating plans, compliance with the risk appetite parameters and the adequacy of internal controls.

Our Audit, Credit and Enterprise Risk Committees have the principal responsibility for assisting our Board with enterprise-wide oversight of our company’s management and handling of risk.

•

Our Audit Committee assists our Board in the oversight of, among other things, the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements and the overall effectiveness of our system of internal controls. Our Audit Committee also discusses with management our guidelines and policies to govern the process by which risk assessment and risk management are undertaken, including the assessment of our financial risk exposures and steps management is taking to monitor and control these exposures.

•

Our Credit Committee oversees, among other things, the identification and management of our credit exposures on an enterprise-wide basis, our responses to trends affecting those exposures, the adequacy of the allowance for credit losses and our credit related policies. Our Credit Committee also approves key policies and metrics for managing credit risk across the company.

•

Our Enterprise Risk Committee oversees, among other things, our identification of, management of and planning for material risks on an enterprise-wide basis, including market risk (which includes interest rate risk), liquidity risk, operational risk and reputational risk, as well as capital management.

Each of these committees regularly receives risk management updates on risk-related matters within the committee’s responsibilities and reports on these updates to our Board to provide our Board with integrated, thorough insight about management of our enterprise risks. We believe this holistic Board and Committee risk oversight process complements our Board’s commitment to maintaining a strong independent Board and Committee leadership structure. In addition, our Compensation and Benefits Committee oversees, among other things, our compensation policies and practices so that they do not encourage unnecessary and excessive risk-taking by our employees. See “Compensation Governance and Risk Management” on page 14.

Compensation Governance and Risk Management

Compensation Governance. Our Compensation and Benefits Committee follows procedures intended to promote excellence in the governance of our pay-for-performance philosophy. The Committee regularly reviews: (i) company performance; (ii) executive compensation strategy, approach, trends and regulatory developments; and (iii) other related topics as appropriate. Each year, the Committee uses, and makes available to the Board, an executive compensation statement, or “tally sheet,” for each executive officer. The tally sheets include each executive officer’s total compensation package, including base salary, cash and equity-based incentive awards, accumulated realized and unrealized stock option gains and the value of prior restricted stock awards (including the status of achieving any performance goals), qualified and nonqualified retirement and deferred compensation benefit accruals, and the incremental cost to our company of all perquisites. The Committee uses this information to evaluate all elements of executive officer compensation and benefits when making compensation decisions. Annually, the Committee reviews with our Board its compensation decisions (including cash and equity-based awards) for executive officers and other senior executives who report directly to the Chief Executive Officer.

Generally, our executive officers do not engage directly with the Committee in setting the amount or form of executive officer or director compensation. As part of the annual performance reviews for our named executive officers (other than the Chief Executive Officer), the Compensation and Benefits Committee sets the compensation for our named executive officers after

14    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

CORPORATE GOVERNANCE

considering the perspectives and recommendations of our Chief Executive Officer for each individual’s performance and incentive awards. In addition, the Committee considers the performance of our various lines of business, business segments and functions, as well as performance feedback from our Global Head of Human Resources and our independent control functions (risk, audit, legal, human resources, finance and compliance).

The Committee has the sole authority and responsibility under its charter to approve the engagement of any compensation consultant it uses and the fees for those services. The Committee retained Farient Advisors LLC (Farient) as its independent compensation consultant for 2013. Farient’s business is limited to providing independent executive and director compensation consulting services to its clients. Farient does not provide any other services to our company. For 2013, Farient assisted the Committee by providing external market and performance comparisons, advising the Committee on senior executive, Chief Executive Officer and director compensation and assisting with other executive and director compensation-related matters from time to time. In performing these services, Farient met regularly with the Committee outside the presence of management and alone with the Committee chair. Frederic W. Cook & Company, the compensation consultant retained by the Committee for the 2012 performance year executive compensation program, assisted the Committee during early 2013 in reviewing base salary levels and finalizing equity-based incentive awards granted in early 2013 for 2012 performance for our named executive officers, as included in 2013 compensation in the Summary Compensation Table on page 38.

In addition, the Committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of benefit plans. Significant delegations made by the Committee to management include delegation of authority to (i) the Management Compensation Committee to direct the compensation for all of our employees except for our Chief Executive Officer and the Chief Executive Officer’s direct reports and (ii) the Corporate Benefits Committee to oversee substantially all of our employee benefit plans.

The Committee also reviews the form and amount of compensation paid to our non-management directors and recommends any changes to director compensation to our Board for approval.

Compensation Risk Management Policies and Practices. We believe that our company applies prudent risk management practices to its incentive compensation programs across the enterprise. Our Compensation and Benefits Committee is committed to a compensation governance structure that effectively contributes to our company’s broader risk management policies.

The Committee has adopted and reviews at least annually our Compensation Governance Policy that governs our incentive compensation decisions and define the framework for design oversight of incentive compensation programs across our company. The Compensation Governance Policy is designed to be consistent with global regulatory initiatives so that our incentive compensation plans do not encourage excessive risk-taking. It specifically addresses:

•	The definition and process for identifying “risk-taking” employees;
•	The process and policies for incentive compensation plan design and governance to appropriately balance risks with compensation outcomes, including:
›	funding of incentive compensation pools,
›	determination of individual incentive compensation awards, and
›	use of discretion as part of those processes;
•

Policies on the effectiveness of incentive compensation plans through testing and monitoring at the right level to confirm the plans appropriately balance risks with compensation outcomes, including the development of processes to administer clawback features of incentive compensation awards; and

•	Policies that provide for the independence of our company’s independent control functions and their appropriate input to the Committee.

Our compensation governance structure allocates oversight, review and responsibility to the appropriate level within our company so that the most relevant level of management or our Board, as applicable, makes compensation decisions, with documented input from the independent control functions. We have the following four levels of governance, each with identified roles and responsibilities in our compensation decisions: (i) our Board, (ii) our Compensation and Benefits Committee, (iii) our Management Compensation Committee and (iv) our Lines of Business Compensation Committees.

Consistent with our Compensation Governance Policy, we conduct annually a comprehensive review, analysis and discussion of incentive design and operation through our incentive plan certification and review process. In support of this process, each of

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    15

CORPORATE GOVERNANCE

the Chief Executive Officer’s direct reports, along with their management teams and independent control functions (including their respective risk officers), meet throughout the year to discuss business strategy, performance and risk with respect to compensation. These participants certify that their respective incentive programs (i) are aligned with the applicable line of business’ and our company’s business strategy and performance objectives, (ii) do not encourage excessive risk-taking beyond our company’s ability to effectively identify and manage risk and (iii) are compatible with effective controls and risk management. These management certifications are reviewed by Farient and the Committee. The Committee also meets with our Chief Risk Officer to review and assess any risks posed by our incentive compensation programs so that the programs appropriately balance risks and rewards in a manner that does not encourage excessive risk-taking.

All of the Corporation’s incentive plans are reviewed by Corporate Audit in accordance with a three-year cycle, using a risk-based approach. These audits include a review of governance, payment and processing against each incentive plan’s design, and validation of incentive plan design and operation against regulatory requirements. Since 2010 all incentive plans have been reviewed by Corporate Audit at least once, and incentive plans with higher risk-rankings have been reviewed more frequently.

For performance year 2013, in addition to its review of the individual incentive compensation awards for executive officers and other senior executives who report directly to the Chief Executive Officer, the Committee also reviewed the individual incentive compensation awards for certain highly compensated employees and the aggregate awards for other groups of employees. The Committee met with the heads of each of our independent control functions and our Co-Chief Operating Officers before making its 2013 incentive compensation decisions.

As a result of these reviews and processes, and in combination with the risk management and clawback features of our compensation programs, we believe that our compensation policies and practices appropriately balance risks and rewards in a way that does not encourage excessive risk-taking or create risks that are reasonably likely to have a material adverse effect on our company.

Chief Executive Officer and Senior Management Succession Planning

Our Board, in coordination with our Corporate Governance Committee, oversees Chief Executive Officer and senior management succession planning and reviews succession planning at least annually. As part of the Chief Executive Officer continuity and succession planning, our Chief Executive Officer, in coordination with our Global Head of Human Resources, provides the Corporate Governance Committee with recommendations on and evaluations of potential successors, including a review of the development plans recommended for these potential successors. Our Board and our Corporate Governance Committee review potential internal candidates with our Chief Executive Officer and our Global Head of Human Resources, and other members of senior management as our Board considers appropriate, which review includes development needs, creation of development programs and developmental progress with respect to specific individuals. Directors engage with potential internal candidates at Board and committee meetings and periodically in less formal settings to allow for personal assessment of candidates. Further, our Board periodically reviews the overall composition of our senior management’s qualifications, tenure and experience.

Our Board, in coordination with the Corporate Governance Committee, also establishes appropriate steps to address emergency Chief Executive Officer and executive officer succession planning in extraordinary circumstances. Our emergency Chief Executive Officer succession planning is intended to enable our company to respond to an unexpected vacancy in the applicable position while continuing our company’s safe and sound operation and minimizing potential disruption or loss of continuity to our company’s business and operations, including in the case of a major catastrophe.

Board Evaluation and Education

Each year, our Board and our Audit, Compensation and Benefits, Corporate Governance, Credit and Enterprise Risk Committees evaluate their own effectiveness. Our Board views self-evaluation as an ongoing process designed to achieve high levels of Board and committee effectiveness, performance and engagement. Our Board also encourages directors to participate in continuing director education programs and our company reimburses directors for the expenses of this participation. During 2013, our Audit Committee held several Audit Committee continuing education sessions that focused on key financial processes, general audit topics and certain company-specific matters. All new directors also participate in our director orientation program in their first six months as a director.

16    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

CORPORATE GOVERNANCE

Political Contributions and Legislative Lobbying

We are committed to participation in the political process through our political action committee (PAC) program in a manner that is consistent with solid corporate governance practices and in compliance with legal requirements. We do not make corporate contributions to candidates for public office. In appropriate circumstances, we may make contributions to state or local ballot measures, non-candidate organizations and presidential inaugural committees to the extent permitted by applicable law.

We encourage informed participation in governmental, regulatory and elective processes and we respect the rights of our employees to support issues and candidates of their choosing. In accordance with our Code of Conduct and applicable law, our employees may elect to make personal political contributions either directly or through our PAC program. As permitted by federal law, we underwrite the costs of administering our PAC program but we are prohibited from directly contributing to the PACs. The PAC program is funded through our employees’ voluntary personal contributions, which are reported to relevant federal, state and local campaign finance agencies as required by law. We also belong to a number of trade associations representing the interests of both the financial services industry and the broader business community. A representative sampling of our significant memberships and affiliations is included in our annual Corporate Social Responsibility Report, available on our website at http://about.bankofamerica.com. More information regarding our policy on political contributions and activities can be found under the Corporate Governance section of our website under the heading “PAC & Related Activities” at http://investor.bankofamerica.com.

Communications with Our Board

Stockholders and other parties may communicate with our Board, any director (including our Chairman of the Board), non-management members of our Board as a group or any committee. Communications should be addressed to: Attention: Corporate Secretary, Bank of America Corporation, Hearst Tower, 214 North Tryon Street, NC1-027-20-05, Charlotte, North Carolina 28255. Depending on the nature of the communication, the correspondence either will be forwarded to the director(s) named or the matter will be presented periodically to our Board. The Corporate Secretary may determine not to forward or report items that are not from stockholders or are unrelated to a director’s duties and responsibilities as a Board member. For further information, refer to the “Contact the Board of Directors” section on our website at http://investor.bankofamerica.com.

Additional Corporate Governance Information Available

More information about our corporate governance can be found on our website at http://investor.bankofamerica.com under the heading “Corporate Governance,” including our: (i) Certificate of Incorporation; (ii) bylaws; (iii) Corporate Governance Guidelines (including our Related Person Transactions Policy); (iv) Code of Conduct and related materials; (v) composition of each of our Audit, Compensation and Benefits, Corporate Governance, Credit and Enterprise Risk Committees, including the committee charters; and (vi) Categorical Standards for Director Independence, and in other materials found on our website. This information is also available in print, free of charge, upon written request addressed to: Attention: Corporate Secretary, Bank of America Corporation, Hearst Tower, 214 North Tryon Street, NC1-027-20-05, Charlotte, North Carolina 28255.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    17

Related Person and Certain Other Transactions

Our written Related Person Transactions Policy in our Corporate Governance Guidelines sets forth our policies and procedures for the review, approval or ratification of any transaction with related persons (directors, director nominees, executive officers, stockholders holding 5% or more of our voting securities or any of their immediate family members). Our policy covers any transactions where the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, our company is a participant and a related person has or will have a direct or indirect material interest.

Under our Related Person Transaction Policy, our Corporate Governance Committee must approve or ratify any related person transactions, and when doing so, considers the nature of the related person’s interest in the transaction; whether the transaction involves arm’s-length bids or market prices and terms; the materiality of the transaction to each party; the availability of the product or services through other sources; whether our company’s Code of Conduct could be violated or our company’s reputation put at risk; whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our company; the acceptability of the transaction to our company’s regulators; and in the case of a non-management director, whether the transaction would impair his or her independence or status as an “outside” or “non-management” director.

Our Board has determined that certain types of transactions do not create or involve a direct or indirect material interest on the part of the related person and therefore do not require review or approval under the policy. These include transactions involving financial services, including loans and brokerage, banking, insurance and investment advisory or asset management services, and other financial services provided by our company to any related person, so long as the services are provided in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates and in compliance with applicable law, including the Sarbanes-Oxley Act of 2002 and Federal Reserve Board Regulation O.

A number of our directors and executive officers, their family members and certain business organizations associated with them are or have been customers of our banking subsidiaries. All extensions of credit to these persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with persons not related to our company and did not involve more than the normal risk of collectability.

Our company and Mr. Moynihan are parties to an aircraft time-sharing agreement, as disclosed in prior proxy statements and approved by our Corporate Governance Committee in December 2010.

Based on information contained in a Schedule 13G filed with the SEC, BlackRock, Inc. (BlackRock), through certain of its subsidiaries, believed it beneficially owned 5% or more of the outstanding shares of Bank of America common stock as of December 31, 2013 (see “Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners” on page 19).

Before BlackRock became a beneficial owner of 5% or more of our outstanding common stock, it entered into a global distribution agreement on September 29, 2006 with our former subsidiary, Merrill Lynch & Co., Inc. (which merged into Bank of America Corporation on October 1, 2013) in connection with its purchase of Merrill’s investment management business. The agreement provides a framework under which our company distributes BlackRock’s investment advisory products and includes certain pricing, sales incentive restriction and product availability provisions that offer economic terms to each party that are at least as favorable as those offered to its competitors. It was negotiated at arm’s length and was amended and restated on July 16, 2008 and again on November 15, 2010. The agreement’s initial term expired on January 1, 2014, was renewed pursuant to its terms for one additional three-year term and may be renewed thereafter for such annual or other periods as the parties may agree. In accordance with our Related Person Transactions Policy, the agreement, as amended and restated, was reviewed and ratified by our Corporate Governance Committee in March 2013.

During 2013, payment from BlackRock to our company relating to our distribution and servicing of products covered by the global distribution agreement was approximately $201.6 million and payment from our company to BlackRock for certain products pursuant to the agreement was approximately $1.2 million.

In addition, during 2013, our subsidiaries provided ordinary course financial advisory, sales and trading, treasury and other financial or administrative services to BlackRock, its affiliates and its clients. These transactions were entered into on an arm’s-length basis and contain customary terms and conditions. We and our subsidiaries may also, in the ordinary course, invest in BlackRock funds or other products or buy or sell assets to or from BlackRock funds and separate accounts.

18    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

Stock Ownership of Directors, Executive Officers and Certain Beneficial Owners

Our voting securities are our common stock, Series B Preferred Stock and Series 1-5 Preferred Stock. The following table shows the number of shares of our common stock beneficially owned as of March 12, 2014 by (i) each director, (ii) each named executive officer, (iii) all directors and executive officers as a group and (iv) beneficial owners of more than 5% of any class of our voting securities (as determined under SEC rules). As of that date, none of our directors and executive officers owned any shares of any class of our voting securities, other than as reported in the table below. Each director, each named executive officer and all directors and executive officers as a group beneficially owned less than 1% of our outstanding common stock. Unless otherwise noted, all shares of our common stock are subject to the sole voting and investment power of the directors and executive officers.

	Beneficial Ownership			Stock Units(1)(2)	Total
Name	Shares and Restricted Shares	Options/ Warrants Exercisable within 60 days of 3/12/2014	Total Beneficial Ownership
Directors and Executive Officers
Sharon L. Allen(3)	27,441	—	27,441	—	27,441
Susan S. Bies	116,029	—	116,029	—	116,029
Jack O. Bovender, Jr.	33,441	—	33,441	—	33,441
Frank P. Bramble, Sr.	111,680	—	111,680	86,587	198,267
David C. Darnell	242,495	393,750	636,245	1,446,041	2,082,286
Pierre J. P. de Weck	8,415	—	8,415	—	8,415
Arnold W. Donald	16,218	—	16,218	—	16,218
Charles K. Gifford(4)	232,907	—	232,907	96,094	329,001
Charles O. Holliday, Jr.	150,487	—	150,487	—	150,487
Linda P. Hudson	19,507	—	19,507	—	19,507
Monica C. Lozano	3,000	—	3,000	87,145	90,145
Gary G. Lynch	228,926	—	228,926	1,015,778	1,244,704
Thomas J. May(5)	33,105	—	33,105	155,232	188,337
Thomas K. Montag(6)	1,670,543	2,102,216	3,772,759	2,639,782	6,412,541
Brian T. Moynihan	599,877	746,667	1,346,544	2,242,955	3,589,499
Lionel L. Nowell, III	3,930	—	3,930	12,315	16,245
Clayton S. Rose(7)	25,515	—	25,515	—	25,515
Bruce R. Thompson	688,383	142,957	831,340	1,818,423	2,649,763
R. David Yost	64,153	—	64,153	18,472	82,625
All directors and executive officers as a group (20 persons)(8)	4,628,337	3,385,590	8,013,927	10,694,822	18,708,749

	Beneficial Ownership			Total	Percentage of Class
Name	Shares and Restricted Shares	Options/ Warrants Exercisable within 60 days of 3/12/2014	Total Beneficial Ownership
Certain Beneficial Owners
Warren E. Buffett /Berkshire Hathaway Inc.(9)	—	700,000,000	700,000,000	700,000,000	6.5%
BlackRock, Inc.(10)	566,949,493	—	566,949,493	566,949,493	5.3%

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    19

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

(1)	For non-management directors, includes stock units credited to their accounts pursuant to deferrals made under the terms of the Director Deferral Plan. These stock units do not have voting rights and are not considered beneficially owned under SEC rules. Each unit has a value equal to the fair market value of a share of our common stock. These units, which are held in individual accounts in each director’s name, will be paid in cash upon the director’s retirement if vested at that time.
(2)	Includes the following stock units, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of March 12, 2014 and/or the stock units will be paid in cash:

Name	Time-Vested Restricted Stock Units	Cash-Settled Restricted Stock Units	Performance Restricted Stock Units	Total Stock Units
David C. Darnell	307,273	—	1,138,768	1,446,041
Gary G. Lynch	714,189	—	301,589	1,015,778
Thomas K. Montag	413,976	—	2,225,806	2,639,782
Brian T. Moynihan	273,740	225,361	1,743,854	2,242,955
Bruce R. Thompson	371,182	—	1,447,241	1,818,423
All executive officers as a group	2,478,679	225,361	7,534,937	10,238,977

Each stock unit has a value equal to the fair market value of a share of our common stock, but does not confer voting rights. Time-vested restricted stock units (RSUs) include the right to receive dividend equivalents and will be paid in shares of our common stock at vesting or, in certain circumstances, after termination of employment. Cash-settled restricted stock units (CRSUs) do not include the right to receive dividend equivalents and will be paid in cash as described in “Compensation Discussion and Analysis” on page 24. Performance restricted stock units (PRSUs) include the right to receive dividend equivalents and vest subject to the attainment of pre-established performance goals. To the extent earned, (i) PRSUs granted in February 2011 will be settled 40% in cash and 60% in shares of our common stock, (ii) PRSUs granted in February 2012 will be settled 100% in shares of our common stock, (iii) PRSUs granted in February 2013 will be settled 100% in cash and (iv) PRSUs granted in February 2014 will be settled 100% in cash. The stock units shown include the number of PRSUs granted in February 2014 assuming 100% of the target award will be earned; however, the actual number of stock units earned may vary from 0% to 125% of the target depending upon achievement of performance goals. Because they are economically comparable to owning shares of our common stock, certain of these stock units currently qualify for purposes of compliance with our stock ownership and retention requirements, except for PRSUs, which qualify only when earned.
(3)	Includes 1,000 shares of our common stock for which Ms. Allen shares investment power with her spouse.
(4)	Includes (i) 1,090 shares of our common stock held by Mr. Gifford as a custodian for two of his children, and (ii) 89,026 shares of our common stock held in trust, for which Mr. Gifford shares investment power with our company, which is trustee. The table does not include 580,734 shares of common stock Mr. Gifford transferred to a family trust for estate planning purposes in June 2013.
(5)	Includes 22,392 stock units held under the FleetBoston Director Stock Unit Plan, 3,109 stock units held under the Bank Boston Director Retirement Benefits Exchange Program, and 5,461 stock units held under the Bank Boston Director Stock Award Plan.
(6)	Includes 7,556 shares of our common stock held by Mr. Montag in a family trust for which Mr. Montag shares investment power with his spouse, who is trustee.
(7)	Includes 17,100 shares of our common stock for which Dr. Rose shares investment power with his spouse.
(8)	Such persons have sole voting and investment power over 7,617,360 shares of our common stock and shared voting or investment power over 396,567 shares of our common stock.
(9)	Consists of warrants exercisable within 60 days for 700,000,000 shares of our common stock, held indirectly by Warren E. Buffett, 3555 Farnam Street, Omaha, NE 68131 and Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131, including through the following entities, which are deemed to share beneficial ownership of greater than 5% of a class of our voting securities (as determined under SEC rules): OBH LLC, 3555 Farnam Street, Omaha, NE 68131 (666,960,000 of the warrants); and National Indemnity Company, 3024 Harney Street, Omaha, NE 68131 (621,040,000 of the warrants). The foregoing information is based on a Schedule 13G filed with the SEC on September 12, 2011. According to the Schedule 13G, Mr. Buffett and Berkshire Hathaway Inc. had shared voting and investment power with respect to all 700,000,000 shares. Information about other entities deemed to share beneficial ownership of the shares, including their voting and investment power, is disclosed in the Schedule 13G.
(10)	Consists of 566,949,493 shares of our common stock, which are deemed to have beneficial ownership of greater than 5% of a class of our voting securities (as determined under SEC rules) held by BlackRock, Inc., 40 East 52nd Street, New York, NY 10022. The foregoing information is based on a Schedule 13G filed with the SEC on January 30, 2014. According to the Schedule 13G, BlackRock, Inc. had sole voting power with respect to 467,810,724 shares, sole investment power with respect to 566,793,789 shares and shared voting power and shared investment power with respect to 155,704 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and anyone holding 10% or more of a registered class of our equity securities (reporting persons) to file reports with the SEC showing their holdings of, and transactions in, these securities. Based solely on a review of copies of such reports, and written representations from each reporting person that no other reports are required, we believe that during 2013 all reporting persons filed the required reports on a timely basis under Section 16(a).

20    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

Director Compensation

Our director compensation program is designed to appropriately compensate our non-management directors for the time and effort required to serve as a director of a large, complex and highly regulated global company and to align our directors’ interests with the long-term interests of our stockholders.

The primary elements of annual compensation for our non-management directors are:

•	cash award of $80,000 ($167,000 for the independent Chairman of the Board);
•	restricted stock award of $160,000 ($333,000 for the independent Chairman of the Board); and
•	cash retainer of $30,000 for the chair of the Audit Committee and $20,000 for the chair of each of the Compensation and Benefits, Corporate Governance, Credit and Enterprise Risk Committees.

The annual payments are made after the non-management directors are elected by stockholders. Non-management directors who begin their Board or committee chair service other than at the annual meeting of stockholders receive a pro-rated amount of annual compensation.

The annual restricted stock award is made pursuant to the Bank of America Corporation Directors’ Stock Plan. The number of restricted shares awarded is equal to the dollar value of the award divided by the closing price of our common stock on the NYSE on the grant date, rounded down to the next whole share, with cash paid for any fractional share. Dividends are paid on the award when they are paid on shares of our common stock. The award is subject to a one-year vesting requirement. If a director retires before the one-year vesting date, a pro-rated amount of the award vests based on the number of days the director served during the vesting period before retirement. Any unvested amount of the award is forfeited.

Non-management directors may elect to defer all or a portion of their annual restricted stock or cash compensation through the Bank of America Corporation Director Deferral Plan. When directors elect to defer their restricted stock award, their “stock account” is credited with a number of whole and fractional “stock units” that are equal in value to the restricted stock award and subject to the one-year vesting requirement applicable to restricted stock awards under the Directors’ Stock Plan. Each stock unit is equal in value to a share of our common stock but because it is not an actual share of our common stock, it does not have any voting rights. When directors elect to defer their cash award or any committee chair retainers, they may choose to defer into either a stock account or a “cash account.” Deferrals into a stock account are credited with dividend equivalents in the form of additional stock units and deferrals into the cash account are credited with interest at a long-term bond rate. Following retirement from our Board, a non-management director may, at such director’s prior election, receive the stock account balance (to the extent vested) and cash account balance in a single lump sum cash payment or in five or 10 annual cash installments.

Stock Ownership and Retention Requirements for Non-management Directors. We have formal stock ownership requirements that apply to our non-management directors. Under these requirements, each non-management director is required to hold and cannot sell the restricted stock they receive as compensation (except as necessary to pay taxes upon vesting) until termination of their service. All non-management directors are in compliance with these requirements.

Prohibition Against Speculative Hedging. Our Code of Conduct prohibits our directors from engaging in speculative trading of company securities. This generally prohibits short sales and trading in puts, calls and other options or derivatives with respect to such securities, unless such transactions are for legitimate, non-speculative purposes.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    21

DIRECTOR COMPENSATION

During 2013, Mr. Moynihan was our sole management director. As a management director, he received no compensation for his services as a director. The following table shows the compensation our non-management directors earned for their services in 2013:

2013 Director Compensation

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Sharon L. Allen	110,000	160,000	5,000	275,000
Mukesh D. Ambani (retired)	0	0	0	0
Susan S. Bies	80,000	160,000	123,031	363,031
Jack O. Bovender, Jr.	80,000	160,000	0	240,000
Frank P. Bramble, Sr.	100,000	160,000	0	260,000
Virgis W. Colbert (retired)	0	0	0	0
Pierre J. P. de Weck(4)	62,908	125,804	0	188,712
Arnold W. Donald(4)	103,028	206,020	0	309,048
Charles K. Gifford	100,000	160,000	263,811	523,811
Charles O. Holliday, Jr.	167,000	333,000	0	500,000
Linda P. Hudson	80,000	160,000	0	240,000
Monica C. Lozano	100,000	160,000	0	260,000
Thomas J. May	100,000	160,000	0	260,000
Lionel L. Nowell, III(4)	103,028	206,020	0	309,048
Donald E. Powell (retired)	0	0	0	0
Clayton S. Rose(4)	62,908	125,804	0	188,712
Charles O. Rossotti (retired)	0	0	5,000	5,000
Robert W. Scully (retired)	0	0	0	0
R. David Yost	80,000	160,000	5,000	245,000

(1)	The amounts in this column represent the annual cash award plus any committee chair cash retainers paid in 2013, including amounts deferred under the Director Deferral Plan. For 2013 cash awards deferred under the Director Deferral Plan, Mr. May was credited 7,680.49 stock units with a grant date fair value of $100,000 and Mr. Yost was credited 6,144.39 stock units with a grant date fair value of $80,000. The grant date fair value is based on the closing price of our common stock on the NYSE on the date of deferral.

(2)	The amounts in this column represent the aggregate grant date fair value of restricted stock awards granted during 2013, whether or not those awards were deferred under the Director Deferral Plan. The grant date fair value is based on the closing price of our common stock on the NYSE on the grant date. As of December 31, 2013, our non-management directors held the following number of unvested shares of restricted stock or, if deferred, unvested stock units:

Director	Unvested Shares of Restricted Stock or Stock Units (#)	Director	Unvested Shares of Restricted Stock or Stock Units (#)
Sharon L. Allen	12,288	Linda P. Hudson	12,288
Mukesh D. Ambani (retired)	0	Monica C. Lozano	12,288
Susan S. Bies	12,288	Thomas J. May	12,288
Jack O. Bovender, Jr.	12,288	Lionel L. Nowell, III	12,288
Frank P. Bramble, Sr.	12,288	Donald E. Powell (retired)	0
Virgis W. Colbert (retired)	0	Clayton S. Rose	8,415
Pierre J. P. de Weck	8,415	Charles O. Rossotti (retired)	0
Arnold W. Donald	12,288	Robert W. Scully (retired)	0
Charles K. Gifford	12,288	R. David Yost	12,288
Charles O. Holliday, Jr.	25,576

22    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

DIRECTOR COMPENSATION

(3)	Our directors are eligible to participate in our matching gifts program, under which our charitable foundation matches up to $5,000 in donations made by our employees and active directors to approved charitable organizations. This program is also available to all U.S.-based, benefits eligible employees. The values above reflect that $5,000 was donated to charities on behalf of Ms. Allen, Mr. Gifford, Mr. Rossotti and Mr. Yost, respectively, under the matching gifts program.

In connection with our company’s annual strategic planning meeting in November 2013, spouses of directors were invited. Pursuant to SEC rules, which do not require disclosure of perquisites for any director that in the aggregate are less than $10,000, the value of the spouse business-related travel expenses, including ground transportation, commercial or third-party vendor aircraft travel (if any), meals and meeting-related activities, is not included in the table above, except in the case of Mr. Gifford.

Ms. Bies serves as a non-management director of Merrill Lynch International (MLI), a United Kingdom subsidiary of Bank of America. For her services as a non-management director of MLI, Ms. Bies received an annual cash retainer in the amount of £75,000 for 2013, which is reported in the table above based on an exchange rate of 0.61 pounds sterling to one dollar.

Mr. Gifford receives office space and secretarial support, which for 2013 had an aggregate incremental cost to our company of $257,212; we expect that he will continue to receive such office space and secretarial support in the future.

(4)	Mr. Donald and Mr. Nowell became directors in January 2013, and Mr. de Weck and Dr. Rose became directors in July 2013. The amounts for each director include pro-rated awards for their period of service for 2013.

Proposal 2: An Advisory (Non-Binding) Resolution to Approve Executive Compensation (Say on Pay)

Pursuant to SEC rules, we provide our stockholders with an advisory resolution to approve our executive compensation (say on pay). At our 2011 annual meeting of stockholders, a majority of stockholders voted in favor of having a say on pay vote each year, consistent with the recommendation of our Board. In consideration of those results, and litigation settlement agreements we have entered into, our Board determined to hold advisory resolutions on executive compensation annually. As a result, unless the Board determines otherwise and until our satisfaction of the terms of the settlement agreements, the next advisory resolution to approve executive compensation will be held at our 2015 annual meeting.

Although the say on pay resolution is advisory and is not binding on our Board, the Compensation and Benefits Committee will take into consideration the outcome of the vote when making future executive compensation decisions.

For 2013, the Compensation and Benefits Committee applied our pay-for-performance philosophy in deciding to make year-end compensation awards to our named executive officers. Our Board believes that our current executive compensation program appropriately links compensation realized by our executive officers to our performance and properly aligns the interests of our executive officers with those of our stockholders.

•

Our Chief Executive Officer, Mr. Moynihan, received total compensation of $14 million for performance year 2013. Other than base salary, all of his compensation was in the form of equity-based awards. Half of Mr. Moynihan’s 2013 total incentive compensation was awarded in the form of performance restricted stock units (PRSUs) that are earned by achieving specific performance goals over a three-year performance period.

•	Half of the performance year 2013 equity-based incentives for our other named executive officers were awarded in PRSUs with the same performance goals as those for Mr. Moynihan.
•

We have responsible stock ownership and retention requirements that apply to our executive officers. Beginning with awards granted in 2013, our Chief Executive Officer must retain 50% of net after-tax shares received from equity compensation awards until one year after retirement, and our other named executive officers must retain 50% of net after-tax shares received from equity compensation awards until retirement.

•	The equity-based awards granted to our named executive officers are subject to multiple clawback and cancellation requirements. For more details, see the summary on page 29:
•	We do not have any agreements with our executive officers that provide for cash severance payments upon termination of employment or in connection with a change in control.
•	Our equity-based awards do not permit single-trigger vesting upon a change in control.
•

Our policy limiting future severance agreements prohibits future employment or severance agreements with executive officers that provide severance benefits (as defined under our policy limiting future severance agreements) exceeding two times base salary and bonus unless approved by our stockholders.

•	Our executive officers do not accrue additional retirement benefits under any SERP.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    23

PROPOSAL 2: AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

See pages 24 to 51 for more information on our named executive officers’ compensation.

For these reasons, our Board recommends that our stockholders vote in favor of the following resolution:

“Resolved, that our stockholders approve, on an advisory basis, the compensation of our company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement.”

Our Board recommends a vote “FOR” approval of this resolution (Proposal 2).

Compensation and Benefits Committee Report

The Compensation and Benefits Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report. Based on this review and discussion, the Compensation and Benefits Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2013.

Submitted by the Compensation and Benefits Committee of the Board:

Monica C. Lozano, Chair

Pierre J. P. de Weck

Arnold W. Donald

Linda P. Hudson

R. David Yost

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes the key features of our executive compensation program and the Compensation and Benefits Committee’s approach in deciding 2013 compensation for our named executive officers:

Name	Title
Brian T. Moynihan	Chief Executive Officer
Bruce R. Thompson	Chief Financial Officer
David C. Darnell	Co-Chief Operating Officer
Gary G. Lynch	Global General Counsel and Head of Compliance and Regulatory Relations
Thomas K. Montag	Co-Chief Operating Officer

Executive Summary

Compensation Philosophy. Our compensation philosophy ties pay for our executive officers to the performance of our company, its lines of business and each individual executive officer over the short- and long-term. In addition, consistent with our pay-for-performance philosophy, our executive compensation program provides a mix of salary, incentives and benefits paid over time that we believe properly aligns the interests of our executive officers with the interests of our stockholders. We also take into account how results are achieved, including an evaluation of adherence to risk and compliance policies and other core company values. We continually evaluate our compensation policies and practices in light of ongoing developments and best practices in incentive compensation.

24    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

PROPOSAL 2: AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

Our Compensation and Benefits Committee reviews performance primarily on a year-over-year basis in making its compensation decisions, also taking into account relative peer performance and other market compensation practices. For 2013, the Compensation and Benefits Committee considered our company’s overall financial results and the contributions of our named executive officers to our overall company performance with a continued focus on accountability for risk management. The Compensation and Benefits Committee also focused on the individual performance of named executive officers against both financial and non-financial performance goals, and then applied its discretion and informed judgment to make appropriate compensation decisions for our named executive officers for 2013. Pursuant to our compensation philosophy, the compensation awards to our named executive officers for 2013 include vesting and clawback requirements intended to focus our named executive officers on creating sustainable results consistent with our risk management policies and strategic plan for the long-term benefit of our stockholders.

2013 Business Performance. We continued to improve our core business performance during 2013, reflecting our ongoing efforts to stabilize revenue, decrease costs, strengthen the balance sheet and manage risk.

•	We reported net income of $11.4 billion, or $0.90 per diluted share in 2013, compared with a net income of $4.2 billion, or $0.25 per diluted share in 2012.
›	Total revenue, net of interest expense, increased 6.7% in 2013 to $88.9 billion.
›	We delivered strong net income of $3.0 billion for our Global Wealth & Investment Management business with total client balances of nearly $2.4 trillion at the end of 2013.
›	Our Investment Bank maintained its No. 2 global ranking in net investment banking fees in 2013 as reported by Dealogic.
›	Net income in our Consumer and Business Banking segment increased 18.8% from 2012, to $6.59 billion.
•	Our noninterest expense decreased by $2.9 billion in 2013 to $69.2 billion.
•

Cost savings from Project New BAC, since inception of the project, are on track to reach $8 billion on an annualized basis, or $2 billion per quarter, by mid-2015. In addition, expectations for cost savings from initiatives in Legacy Assets & Servicing remain on track.

•	We closed 2013 with a strong balance sheet reflecting improved levels of capital and liquidity.
›	Tier 1 common capital increased $11.8 billion to $145.2 billion.
›	Global Excess Liquidity Sources totaled $376 billion at December 31, 2013, and time-to-required funding was 38 months.
•	We repurchased $3.2 billion of common stock in 2013.
•	We continued to make significant progress on our legacy issues, including resolving a number of key litigation matters and settling significant mortgage-related matters.
›	Provision for credit losses for 2013 was $3.56 billion, down from $8.17 billion in 2012.
›	Net charge-offs decreased 47% in 2013.

Changes to Executive Compensation Program for 2013. The Compensation and Benefits Committee continues to place an emphasis on awards of performance restricted stock units (PRSUs) that become earned based on sustainable performance over time and encourage steady growth of earnings. In prior years, the maximum amount of PRSUs that could be earned was capped at 100% of the target award. For 2013, the Compensation and Benefits Committee awarded PRSUs that include an opportunity to earn up to 125% of the target award based on higher levels of performance. The added opportunity is meant to align the PRSUs that may be earned with the achievement of superior performance over time. The settlement date of any PRSUs earned above 100% of the target award will be deferred an additional two years.

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PROPOSAL 2: AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

Highlights of 2013 Incentive Compensation Decisions. Based on its evaluation of 2013 performance and consistent with our pay-for-performance philosophy, the Compensation and Benefits Committee made the following 2013 compensation decisions for our named executive officers using a balanced mix of award types:

•	For Mr. Moynihan, our Chief Executive Officer, the Compensation and Benefits Committee determined compensation in recognition of his individual performance and the overall performance of our company.
›	Total base salary and incentive compensation for 2013 of $14 million. Other than base salary, all of Mr. Moynihan’s compensation for 2013 was in the form of equity-based awards.
›	As illustrated by the accompanying pie chart, Mr. Moynihan’s 2013 variable incentive compensation was paid in PRSUs and other forms of restricted stock units:
O

50% was awarded in PRSUs that are earned by achieving specific return on assets (ROA) and growth in adjusted tangible book value (TBV) performance goals over a three-year performance period (2014-2016);

O

The remaining 50% was awarded in a combination of monthly cash-settled RSUs (CRSUs) which vest and pay monthly over a 12-month period and time-vested RSUs which vest and pay in equal installments over three years.

•

For our other named executive officers, the Compensation and Benefits Committee’s compensation decisions for 2013 varied based on its evaluation of individual performance, which in each case met or exceeded expectations, and in light of overall company and line of business performance.

›

Each of our other named executive officers received an annual cash incentive award equal to 40% of their total incentive pay and an equity-based incentive award equal to 60% of their total incentive pay.

›

Half of 2013 equity-based incentives for our other named executive officers was awarded in PRSUs with the same performance goals as the PRSUs awarded to Mr. Moynihan; the remaining half was awarded in time-vested RSUs which vest and pay in equal installments over three years.

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PROPOSAL 2: AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

Key Features and Practices of Our Executive Compensation Program

Our Compensation Practices. Below we highlight key features of our executive compensation program, including the compensation practices we have implemented to drive sustainable results, encourage executive retention and align executive and stockholder interests. We also identify certain compensation practices we have not implemented because we do not believe they would serve our stockholders’ long-term interests.

What We Do	What We Don’t Do

✓    Pay-for-performance process that allocates individual awards based on both results and how those results were achieved

✓    Balanced mix of fixed and variable pay

✓    Balanced use of performance measures that are risk-adjusted where appropriate and combined with management judgment

✓    Deferral of a significant portion of variable pay, in equity-based awards where appropriate, to encourage retention and alignment with stockholder interests

•  Stock-settled awards vesting solely over time generally cannot vest more quickly than in three equal annual installments under our 2003 Key Associate Stock Plan (Stock Plan)

•  Our Stock Plan requires a one-year minimum performance period for awards that vest based on performance

✓    Meaningful stock ownership and retention requirements that further align the interests of our named executive officers with the long-term interests of our stockholders

✓   Use of clawback and cancellation features for all recipients of equity-based awards to further encourage achievement of long-term, sustainable results in an appropriate manner

X   No current agreements providing executive officers cash severance payments upon termination of employment or change in control

X   No future employment or severance agreements with our executive officers that provide severance benefits (as defined under our policy limiting future severance agreements) exceeding two times base salary and bonus, without stockholder approval

X    No accrual of additional retirement benefits for our current executive officers under any supplemental executive retirement plans (SERPs)

X    No excise tax gross-ups upon change in control

X   No discounted stock options, reload stock options or stock option re-pricing without stockholder approval under our Stock Plan

X   No single-trigger vesting of equity-based awards upon change in control

X   No speculative trading, hedging or derivative transactions permitted

Pay Components. Annually, the Compensation and Benefits Committee decides each named executive officer’s base salary and incentive compensation awards based on a year-over-year review of performance and without pre-set target levels of total compensation. The primary compensation element for our named executive officers is an incentive opportunity that is designed to balance both near-term and longer-term results. In addition, the Committee believes that stock ownership and retention requirements are the most effective way to align the interests of our named executive officers with those of our stockholders and focus our executive team on delivering sustainable returns to our stockholders over time. Therefore, the Committee uses a balanced mix of fixed and variable compensation with the majority of total variable compensation delivered in the form of equity-based awards.

•

Approximately 70% of the total incentive opportunity for our Chief Executive Officer and 60% of the total incentive opportunity for our other named executive officers is in the form of long-term equity-based awards.

•	Equity-based awards may include any combination of time-vested restricted stock, performance-based restricted stock, stock options or other equity-based compensation.
•	The Compensation and Benefits Committee establishes vesting and other conditions for equity-based awards to encourage a long-term focus on generating sustainable results.

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PROPOSAL 2: AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

The following chart provides an overview of 2013 fixed and variable compensation components for our named executive officers:

Overview of 2013 Fixed and Variable Compensation Components for Named Executive Officers

Type	Pay Element	How it is Determined/ Linked to Performance	What it Does
Fixed	Base Salary	• Part of a competitive total compensation package • Job scope and experience, market comparable positions, internal leadership structure	• Provides a level of predictable income for the executive intended to remain competitive through business cycles
Variable	Annual Cash Incentive Award (all named executive officers other than CEO received a cash incentive award for 2013)

•  Variable compensation is determined based on overall performance assessment of financial and non-financial measures, including:

›  Company, line of business and individual performance

›  Quality and sustainability of earnings

›  Successful implementation of strategic initiatives

›  Adherence to risk and compliance policies and other core company values

• Opportunity to earn a cash-based annual incentive award • Aligned to company, line of business and individual performance
Equity-Based Incentive Awards
	• Cash-Settled Restricted Stock Units or CRSUs (CEO only)	• CRSUs tie the actual amount received to our stock price performance and the executive’s continued employment over 12 months

•  Equity-based awards align the interests of our executive officers with those of our stockholders by providing a balanced mix of fixed and variable compensation tied to company, line of business and individual performance

	• Time-Vested Restricted Stock Units or RSUs (all named executive officers)	• RSUs align awards with stock price performance and encourage executive retention

•  Combined with our vesting, stock ownership and stock retention requirements, as well as our significant clawback and cancellation features, equity-based awards encourage sustainable results over time and reward those results with appropriate levels of actual compensation

	• Performance Restricted Stock Units or PRSUs (all named executive officers)	• PRSUs tie a substantial portion of 2013 total compensation to our company’s future achievement of specific financial performance goals over a three-year performance period (2014-2016)

•  With 50% of equity-based incentive awards granted to executive officers tied to our future achievement of specific financial performance goals, PRSUs are designed to encourage performance and steady growth of earnings during the performance period

Compensation Risk Management. The Compensation and Benefits Committee believes that the design and governance of our executive compensation program encourages executive performance consistent with the highest standards of risk management. The design of our executive compensation program supports our enterprise risk management goals through various checks and balances, including:

•	Balanced mix of fixed and variable pay;
•	Balanced use of financial and non-financial measures that are risk-adjusted where appropriate and combined with management judgment in evaluating executive performance;

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PROPOSAL 2: AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

•	Pay-for-performance process that allocates individual awards based on both results and how those results were achieved;
•	Process for feedback from independent control functions (risk, audit, legal, human resources, finance and compliance);
•	Deferral of a significant portion of variable pay, in equity-based awards where appropriate, to encourage retention and alignment with stockholder interests; and
•	Use of multiple clawback and cancellation features for all recipients of equity-based awards to further encourage achievement of long-term, sustainable results in an appropriate manner.

“Compensation Governance and Risk Management” on page 14 contains more information about our Compensation Governance Policy, and our compensation risk management practices, including our Chief Risk Officer’s review and assessment of any risks posed by our incentive compensation programs and the Corporate General Auditor’s risk-based review of our incentive plans. This section also describes the extent to which our Chief Executive Officer participates in determining executive officer compensation, and the role of Farient Advisors LLC, the Compensation and Benefit Committee’s independent compensation consultant.

Clawback and Cancellation Features. Equity-based awards to our executive officers are subject to multiple separate and distinct “clawback” requirements that can result in the awards being canceled or prior payments being recouped. These clawback requirements work together so that rewards realized by the executive officers over time appropriately reflect the time horizon of the risks taken and encourage appropriate risk and reward decisions.

Multiple Clawback and Cancellation Features of Our Equity-based Awards

Detrimental Conduct Clawback

WHO: Approximately 22,000 employees, including the named executive officers, who received equity-based awards as part of their 2013 compensation are subject to our detrimental conduct clawback requirement.

WHAT: Under the detrimental conduct clawback, if an employee engages in certain “detrimental conduct” the equity award will be canceled to the extent not yet vested and, depending on the conduct, any previously vested award also may be recouped. “Detrimental conduct” generally refers to serious misconduct in the performance of an employee’s duties.

Performance-Based Clawback

WHO: Approximately 4,600 employees, including the named executive officers, who received equity-based awards as part of their 2013 compensation and who are deemed to be “risk takers” (per banking regulations and company policies) are also subject to our performance-based clawback requirement.

WHAT: To encourage sustainable profitability, under the performance-based clawback cancellation provision, if during the vesting period our company, a line of business, a business unit or an individual employee experiences a loss, the Compensation and Benefits Committee (or its designee) will assess the accountability for the loss.

›  This assessment will take into account factors such as the magnitude of the loss, the employee’s decisions that may have led to the loss, the employee’s overall performance and other factors.

›  Based on this assessment, the Compensation and Benefits Committee (or its designee) may determine to cancel all or part of the next vesting tranche of the award.

Incentive Compensation Recoupment Policy

WHO: Covers all of our executive officers.

WHAT: The Board can require reimbursement of any incentive compensation paid to an executive officer whose fraud or intentional misconduct causes our company to restate its financial statements.

›  The Board or an appropriate Board committee may take, in its sole discretion, action it determines necessary under the policy to remedy the misconduct and prevent its recurrence.

›  The Board or an appropriate Board committee may recover the amount of compensation paid or awarded that exceeds any lower amount that would have been paid or awarded based on the restated financial results, including through reimbursement of any bonus or incentive compensation awarded or cancellation of any unvested restricted stock or outstanding stock option awards.

›  The policy goes beyond the clawback requirements under the Sarbanes-Oxley Act that are limited to our Chief Executive Officer and Chief Financial Officer.

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PROPOSAL 2: AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

In addition to the clawback features described above, beginning in 2011, all of our equity-based awards provide that they are subject to the compensation clawback requirements addressed in the Dodd-Frank Wall Street Reform and Consumer Protection Act (Financial Reform Act), and the policies our company adopts to implement those requirements. We intend to adopt an appropriate policy under this provision once final rules and regulations implementing the Financial Reform Act clawback requirements are approved.

Consideration of Stockholder Say on Pay Votes. Our company provides its stockholders with the opportunity to cast an annual advisory say on pay vote to approve executive compensation. At our 2013 annual meeting of stockholders, over 93% of the votes cast on our say on pay proposal were in favor of the proposal. The Compensation and Benefits Committee believes that the advisory vote results affirmed our stockholders’ support of our company’s executive compensation program, including our pay-for-performance philosophy. The Committee did not materially change its overall approach in setting 2013 compensation for our named executive officers. The Committee will continue to consider the outcome of the advisory say on pay votes when making future compensation decisions for our named executive officers.

Compensation and Benefits Committee’s Review of 2013 Performance

During 2013 and through early February 2014, the Compensation and Benefits Committee evaluated the 2013 performance of our company, lines of business and each of our named executive officers. The Committee considered the following as key factors in its compensation decisions:

•

Company and Line of Business Performance. The Committee evaluated our company’s 2013 performance on a year-over-year basis taking into account our financial performance, non-financial measures and other factors, which the Committee believes collectively best indicate successful management of our business. In general, the Committee noted that our capital, liquidity and time-to-required funding positions were strengthened in 2013, net charge-offs decreased 47% from the prior year, core businesses performed well in an uncertain economic environment, our cost savings initiatives remained on track and contributed to expense reductions, and we continued to make progress addressing legacy issues. The Committee also reviewed our total stockholder return both on an absolute basis and relative to our primary competitors (described below) over the past one- and three-year periods. The following highlights the other key financial measures considered by the Committee:

›	We earned $11.4 billion in net income for 2013, an increase of $7.2 billion over 2012, driven by both increases in revenue and reduction in expenses, including a $4.6 billion pre-tax reduction in the provision for credit losses.
›	Our diluted earnings per share was $0.90 for 2013, compared to $0.25 for 2012.
›	Our return on average assets was 0.53% for 2013, compared to 0.19% for 2012.
›	We repurchased $3.2 billion of common stock in 2013.
›	We continued to simplify our enterprise, including reducing long-term debt by over $25 billion.

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PROPOSAL 2: AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

The Committee also considered the financial performance of each line of business. The following lists key highlights from that review:

Line of Business	2013 Results
Consumer & Business Banking › Deposits › Consumer Lending

•  Net income increased $1.0 billion in 2013, to $6.6 billion, primarily driven by lower noninterest expense and provision for credit losses largely as a result of improvements in credit quality

•  Noninterest expense decreased by $638 million, driven by lower operating, personnel and FDIC expenses

•  Deposits at strong levels

Consumer Real Estate Services › Home Loans › Legacy Assets & Servicing

•  Net loss decreased by $1.3 billion in 2013, to $5.2 billion

•  Although mortgage banking income was down, the decrease was partially offset by lower noninterest expense and lower provision for credit losses

•  60+ day delinquent loans serviced declined to 325,000 from 773,000 at the end of 2012

Global Wealth & Investment Management (GWIM) › Merrill Lynch Global Wealth Management (MLGWM) › U.S. Trust, Bank of America Private Wealth Management (US Trust)	• Strong revenue, pre-tax margin and net income in 2013 • Net income increased $729 million, to $3.0 billion • Revenue was up 8% for MLGWM and 9% for US Trust
Global Banking › Global Corporate Banking › Global Commercial Banking

•  Net income decreased $370 million in 2013, to $5.0 billion, primarily driven by an increase in the provision for credit losses, partially offset by higher revenue

•  Provision for credit losses increased by $1.4 billion from 2012 primarily due to increased reserves as a result of commercial loan growth

•  #2 in Global Investment Banking Fees with increased market share

Global Markets › Sales and trading services to institutional clients	• Net income increased $334 million in 2013, to $1.6 billion • Average earning assets increased $20.0 billion • Ranked #1 Global Research firm by Institutional Investor (2011-2013)

Together, the Committee believes these results represent demonstrable progress towards our longer term goals and reflect management’s ongoing efforts to implement our strategic plan by stabilizing revenue, decreasing costs, strengthening the balance sheet and improving credit quality.

•

Individual Performance.  For the 2013 performance year, the Compensation and Benefits Committee, and also the Board for our Chief Executive Officer, assessed the leadership performance of our named executive officers in order to evaluate the manner in which financial results are achieved, including an evaluation of adherence to risk and compliance policies and other core values of our company. The Committee considered the accountability of our named executive officers for driving our strong risk management culture, as well as our company’s year-over-year performance relative to risk metrics established for 2013 consistent with our risk appetite and risk framework. In addition, the Committee considered the performance feedback from our company’s independent control functions (i.e., audit, finance, human resources, compliance, legal and risk) in assessing line of business and each named executive officer’s individual performance.

›

CEO Performance. As part of the annual performance review for our Chief Executive Officer, the Compensation and Benefits Committee and the Board considered the following key performance and leadership achievements:

O

Strengthened Balance Sheet. Under Mr. Moynihan’s leadership and direction, our company continued to strengthen its balance sheet in 2013. We ended the year with improved capital levels. We further reduced long-term debt in 2013 by over $25 billion, improved liquidity and time-to-required funding levels. As a result of these and other efforts, at year-end we exceeded all existing, and expect to exceed all proposed, regulatory capital requirements.

O

Improved Stockholder Returns. In 2013, our net income was over $11.4 billion, an increase of $7.2 billion over 2012. We achieved a 34% year-over-year common share price appreciation, outperforming key competitors, and repurchased $3.2 billion of common stock.

O

Reduced Expenses and Simplified Operating Platform. Mr. Moynihan’s focus on rightsizing our expense base resulted in achievement of significant progress against our long-term cost savings goals. Further efficiencies also were realized by simplifying our operating platform, while maintaining strong and stable core platform availability.

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O

Deepened Customer Relationships and Delivered Consistent Earnings. Under Mr. Moynihan’s leadership, the company deepened relationships and activity across our customer and client groups. Specifically, deposits reached strong levels each quarter. Our GWIM business recorded the best year in our history for wealth management results, increasing total client balances to nearly $2.4 trillion. Our global banking business also showed a strong year in improved fees overall and grew its market share year-over-year.

O

Continued Strong Risk Management Culture. In 2013, Mr. Moynihan led further improvements in managing our company’s overall risk profile, resulting in significantly reduced net charge-offs and our lowest net loss rates since 2005. He also made significant progress in executing our Operational Risk program, as evidenced by reduced operational losses year-over-year. In 2013, the company also improved its risk and compliance training for employees and key vendors and Mr. Moynihan continued to make strong progress institutionalizing a culture of global risk management accountability across our businesses.

O	Focused Executive Leadership. Mr. Moynihan’s continued sponsorship of the company’s management programs also has led to enhanced leadership depth across core businesses and key control functions.

›

Other Named Executive Officer Performance. As part of the annual performance reviews for our other named executive officers, the Compensation and Benefits Committee set the compensation for our named executive officers after considering the perspectives and recommendations of our Chief Executive Officer for each individual’s performance and incentive awards. In addition, the Committee considered the performance of our various lines of business, business segments and functions, as well as performance feedback for the other named executive officers from our Global Head of Human Resources and our independent control functions. In particular, the Committee considered the following key performance and leadership achievements:

Executive	2013 Individual Performance
Mr. Thompson, Chief Financial Officer

•  Achieved strong capital ratios well in excess of regulatory minimums and maintained strong liquidity and time-to-required funding positions, both metrics exceeding year-end expectations.

•  Led multiple enterprise and legacy projects, including legal entity restructuring, our strategic planning process, divestitures of legacy investments and our successful 2013 Comprehensive Capital Analysis and Review submission.

•  Effectively managed interest rate and liquidity risks, including implementing plans to mitigate the impact of major external events, such as the federal government shutdown and European financial crisis.

•  Acted as primary spokesman for our company to investors and analysts through quarterly earnings calls, conference presentations and individual interactions with investors.

Mr. Darnell, Co-Chief Operating Officer

•  Launched successful initiatives to improve customer satisfaction and strengthen mobile banking adoption and utilization, as well as driving an increase in consumer deposits and the highest levels of new consumer credit card sales since 2008.

•  Increased specialized sales force investments in 2013, achieving year-over-year increases in total investment referrals and small business new-funded loan originations.

•  Delivered strong net income of $3.0 billion for our GWIM business.

•  Managed credit and operational risks effectively in 2013.

Mr. Lynch, Global General Counsel and Head of Compliance and Regulatory Relations

•  Settled or otherwise resolved critical mortgage-related litigation and regulatory issues and other legal disputes, effectively addressing a number of legacy issues.

•  Provided leadership to line of business regulatory reform efforts and legal entity strategies.

•  Improved global compliance framework training for executives across the enterprise.

Mr. Montag, Co-Chief Operating Officer

•  Increased revenues for our Global Banking and Markets (GBAM) businesses, while successfully restructuring and repositioning GBAM businesses to improve efficiencies.

•  Improved GBAM funded loans and leasing growth in 2013, while improving absolute and relative credit quality.

•  Maintained all GBAM risk appetite measures within their limits for 2013.

•  Maintained our #2 global ranking in net Investment Banking fees as reported by Dealogic for 2013, as well as our “Top Global Research Firm of 2013” ranking for Bank of America Merrill Lynch by Institutional Investor.

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PROPOSAL 2: AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

2013 Compensation Decisions

Determining 2013 Total Compensation. For 2013, similar to its approach in 2012, the Compensation and Benefits Committee determined 2013 year-end incentive compensation in February 2014 after its review of the 2013 performance of our company, lines of business and each of our named executive officers on a year-over-year basis, as described above; while also taking into consideration the Chief Executive Officer’s recommendations regarding his direct reports, relative peer performance and other market compensation practices. While the Committee considered financial and nonfinancial performance measures, the Committee decided to award the following compensation for 2013 without assigning any targets or weighting to particular performance metrics. Certain components of the incentive compensation awarded for 2013 are linked to the future performance of our company as discussed below.

2013 Compensation Decisions for Our Named Executive Officers. The following table summarizes the compensation decisions the Compensation and Benefits Committee made for the named executive officers for the 2013 performance year:

2013 Compensation Decisions

Name	Base Salary ($)	Annual Cash Incentive ($)	Cash-Settled Restricted Stock Units ($)	Performance Restricted Stock Units ($)	Time-Vested Restricted Stock Units ($)	Total ($)
Brian T. Moynihan	1,500,000	0	3,750,000	6,250,000	2,500,000	14,000,000
Bruce R. Thompson	850,000	4,460,000	0	3,345,000	3,345,000	12,000,000
David C. Darnell	1,000,000	3,600,000	0	2,700,000	2,700,000	10,000,000
Gary G. Lynch	850,000	3,260,000	0	2,445,000	2,445,000	9,000,000
Thomas K. Montag	1,000,000	5,800,000	0	4,350,000	4,350,000	15,500,000

Due to reporting requirements, some of the above-listed 2013 compensation decisions are not reflected in the Summary Compensation Table on page 38. The table above differs from the Summary Compensation Table in two ways. First, we determine equity compensation awards after the performance year, while SEC rules require that the Summary Compensation Table include equity compensation in the year granted. Therefore, equity incentive compensation granted in 2013 for 2012 performance is shown in the Summary Compensation Table as 2013 compensation. The equity compensation amounts shown in the table above will be included in the Summary Compensation Table in next year’s proxy statement as 2014 compensation, assuming our named executive officers remain the same. Second, the Summary Compensation Table includes changes in pension value, certain nonqualified deferred compensation earnings and other elements of compensation (such as 401(k) matching contributions and perquisites) as part of total compensation. Those amounts are not shown in the table above. In addition, the amounts reflected in the “Performance Restricted Stock Units” column represent the “target” amount of the PRSU award; the actual award upon vesting may range between 0% and 125% of the target, depending upon satisfaction of the performance goals.

Base Salaries. Effective February 1, 2013 (as previously reported in our 2013 proxy statement), annual base salary was increased to $1,500,000 from $950,000 for Mr. Moynihan and to $1,000,000 from $850,000 for each of Mr. Darnell and Mr. Montag, our Co-Chief Operating Officers. The Committee believes that these increases reflect market trends, our improved financial performance, resolution of several legacy issues and the additional responsibilities that Mr. Darnell and Mr. Montag assumed over 18 months before this change. The Committee did not change the base salaries for the other named executive officers for 2013.

2013 Performance Year Incentive Awards. The Compensation and Benefits Committee determined that incentive compensation for 2013 should be delivered in a balanced mix of award types with an emphasis on long-term equity-based awards. The long-term incentive awards reflected in the table above were intended to incentivize our named executive officers to focus on our future sustainable performance and execution against our strategic plan, customer-driven strategy and Project New BAC initiatives.

The Committee’s approach on the forms of incentive compensation awards for 2013 generally follows the approach used for 2012, but with an adjustment to the PRSU awards. The PRSU awards granted for 2012 included a maximum award opportunity of

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100% of target. The PRSU awards for 2013 include an additional, higher level of goal attainment with a maximum award opportunity of 125% of target at this higher performance level. Additionally, the settlement date of any PRSUs earned above 100% of target will be deferred by an additional two years.

The following provides additional information about the types of year-end incentive awards the Committee decided to grant for the performance year based in part on the level of net income achieved for 2013, consistent with the terms of the Executive Incentive Compensation (EIC) Plan:

•	Annual Cash Incentive Awards. The named executive officers other than Mr. Moynihan received a portion of their total incentive award for 2013 in the form of an annual cash incentive award.
•

CRSU Award for our CEO. In light of Mr. Moynihan’s strong 2013 performance and in order to encourage continued focus on stock price performance over the next year, Mr. Moynihan was awarded CRSUs that vest and pay monthly over a 12-month period through February 2015.

•

Time-Vested RSU Awards. Each of the named executive officers received time-vested RSUs that settle in stock and vest in equal installments over three years, beginning on the first anniversary of the grant date.

•

PRSU Awards. Fifty percent of equity-based incentive awards to each named executive officer were made as PRSUs. The PRSUs are earned based on our company’s future achievement of specific ROA and growth in adjusted TBV goals over a three-year performance period from January 1, 2014 through December 31, 2016. To the extent earned at the end of the three-year performance period, awards will be settled in cash. The Committee believes that these awards will encourage performance leading to steady growth of earnings during the performance period. The following highlights key aspects of the PRSU awards:

›

“Three-year Average ROA” for these awards means the average for the three years in the performance period of “return on assets” for each year. For this purpose, “return on assets” means Bank of America’s return on average assets as reported in our Form 10-K for the applicable year, determined in accordance with generally accepted accounting principles in effect as of January 1, 2014.

›

“Three-year Average Growth in Adjusted TBV” means the average for the three years in the performance period of the year-over-year percentage change in “adjusted tangible book value” measured as of December 31 each year. For this purpose, “adjusted tangible book value” will equal our total common stockholders’ equity less the impact of any capital actions approved by the Federal Reserve Board and our company’s Board and taken by our company during 2014, 2015 and 2016, and less the sum of the carrying value of (a) goodwill and (b) intangible assets excluding mortgage servicing rights, adjusted for (c) deferred tax liabilities directly related to (a) and (b). These amounts are to be measured using the ending balance as of December 31 each year and determined based on generally accepted accounting principles in effect as of January 1, 2014.

›

The awards are equally weighted with 50% based on ROA goals and 50% based on adjusted TBV growth goals. The portion of the PRSUs earned for the performance period depends on the level of our average ROA and adjusted TBV growth. No PRSUs will be earned if results are below the minimum goal achievement levels. Results between the 33 1/3% and 66 2/3% levels, the 66 2/3% and 100% levels or the 100% and 125% levels will be interpolated on a straight-line basis:

Three-year Average ROA (50% Weighting)		Three-year Average Growth in Adjusted TBV (50% Weighting)
Goal Achievement	% Earned Based on Goal Achievement	Goal Achievement	% Earned Based on Goal Achievement
Less than 50bps	0%	Less than 5.25%	0%
50bps	33 1/3%	5.25%	33 1/3%
65bps	66 2/3%	7.00%	66 2/3%
80bps	100%	8.50%	100%
100bps	125%	11.50%	125%

34    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

PROPOSAL 2: AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

›

The Committee added an opportunity to earn up to 125% of the target award for higher levels of performance. The added opportunity is meant to align the PRSUs that may be earned with the achievement of superior performance over time. The settlement date of any PRSUs earned above 100% of target will be deferred an additional two years to further align interests with long-term stockholders.

›

The Committee believes that the use of ROA and adjusted TBV growth as performance metrics focuses our named executive officers on the creation of net income in an efficient manner for the long-term benefit of our stockholders.

The actual amounts realized by the named executive officers from all of these equity-based awards will depend on the future performance of our company and our stock price growth.

Performance Results for 2011 and 2012 PRSU Awards

During 2013, our named executive officers had two outstanding PRSU awards, granted in February 2011 and 2012 with performance periods ending during 2013. The key features of these two awards and any amount already earned to date based on our company’s performance are shown below:

Performance Period	Performance Measure	Performance Measure Threshold, Target and Maximum Levels	Amount Earned based on Actual Performance

2011 PRSUs (granted in February 2011 for performance year 2010)

Each performance period is comprised of four calendar quarters and occurs on a rolling quarterly basis over five years.

The first performance period is the four calendar quarters ending December 31, 2011 and the last performance period is the four calendar quarters ending December 31, 2015.

	Return on Assets	Performance for the period: Less than 50 bps: 0% 50 bps: 33 1/3% 65 bps: 66 2/3% 80 bps: 100% (each period’s payout is reduced by units earned in prior periods)

40% in aggregate was earned during 2012 and 2013, composed of: 5% based on ROA performance of 53 bps for the performance period ending December 31, 2013 and 35% based on ROA performance of 51 bps for the performance periods in 2012

2012 PRSUs (granted in February 2012 for performance year 2011)

Each performance period is comprised of four calendar quarters and occurs on a rolling quarterly basis over five years.

The first performance period is the four calendar quarters ending December 31, 2012 and the last performance period is the four calendar quarters ending December 31, 2016.

	Return on Assets	Performance for the period: Less than 50 bps: 0% 50 bps: 33 1/3% 65 bps: 66 2/3% 80 bps: 100% (each period’s payout is reduced by units earned in prior periods)	40% was earned during 2013 based on ROA performance of 53 bps for the performance period ending December 31, 2013 No portion was earned for performance periods in 2012

The named executive officers had an additional PRSU award granted in February 2013 that has a three-year performance period ending December 31, 2015. For more detail, see “Grants of Plan-Based Awards Table” on page 40.

Our Stock Ownership and Retention Requirements

We promote long-term stock ownership by our executive officers with award features such as deferred settlement of performance-based awards and the retention requirements described below. The value our named executive officers realize from equity-based compensation awards is dependent on the future sustainable performance of our company.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    35

PROPOSAL 2: AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

Our Corporate Governance Guidelines include stock ownership and retention requirements for our executive officers designed to align the interests of our company’s executive officers with those of our company’s stockholders. Beginning with awards granted for 2012, the Corporate Governance Guidelines require:

	Minimum Shares of Common Stock Owned*	Retention
Chief Executive Officer	500,000 shares	50% of net after-tax shares received from equity-based compensation awards retained until one year after retirement
Other Executive Officers	300,000 shares	50% of net after-tax shares received from equity-based compensation awards retained until retirement

*	New executive officers have up to five years to meet this requirement. For purposes of this requirement: all full value shares and units awarded and deemed beneficially owned by the executive are included in the calculation; share-settled PRSUs are included in the calculation when earned; and stock options are not included until exercised.

Prohibition Against Speculative Hedging

Our Code of Conduct prohibits our executive officers from engaging in speculative trading of company securities. This generally prohibits short sales and trading in puts, calls and other options or derivatives with respect to such securities, unless such transactions are for legitimate, non-speculative purposes.

Other Elements of Compensation

The other elements of our executive compensation program are as follows:

Retirement Benefits. Our named executive officers participate in our various employee benefit plans designed to provide retirement income. Our qualified and nonqualified pension plans provide a retirement income base, and our qualified and nonqualified 401(k) plans permit additional retirement savings. To encourage retirement savings under the qualified and nonqualified 401(k) plans, we provide an employer matching contribution. Our pension plans were frozen during 2012 and have been replaced with additional employer contributions under our qualified 401(k) plans.

We limit eligible compensation for employer contributions under the qualified and nonqualified 401(k) plans to the first $250,000 in annual cash compensation for our named executive officers. As a result, the Compensation and Benefits Committee’s decisions to grant annual incentive awards (whether cash or equity-based) do not create any additional retirement benefits under these plans for our named executive officers.

We believe that our named executive officers should be able to provide for their retirement needs from the compensation they earn based on our performance. At the request of Mr. Moynihan, his participation in the FleetBoston Financial Corporation Supplemental Executive Retirement Plan (Fleet SERP) was frozen effective December 31, 2005. Therefore, he does not earn further benefits under that plan for compensation or periods of service after 2005. In addition, effective December 31, 2002, we froze benefits under the Bank of America Corporation and Designated Subsidiaries Supplemental Executive Retirement Plan for Senior Management Employees (Bank of America SERP). As a participant in the Bank of America SERP, Mr. Darnell does not earn any additional benefits under that plan for compensation or service after 2002.

For more information about these plans, see “Pension Benefits Table” and “Nonqualified Deferred Compensation Table” on pages 44 and 47, respectively.

Perquisites and Other Fringe Benefits. Our named executive officers receive health and welfare benefits, such as group medical, group life and long-term disability coverage, under plans generally available to all other U.S.-based salaried employees. Consistent with our pay-for-performance philosophy, we provide limited executive fringe benefits. Because we have internal expertise on benefits, tax and financial advisory matters, we make those services available at no cost to our named executive officers for their personal needs. We also may provide certain named executive officers with secured parking and, in limited circumstances, spouses may accompany an executive traveling for a business-related purpose. Our Excessive or Luxury Expenditures Policy (Expenditures Policy) provides for the use of corporate aircraft by senior management for conducting business on behalf of our company, including use related to reasonable business development and approved emergency travel. In

36    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

PROPOSAL 2: AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (SAY ON PAY)

February 2011, the Board amended this Expenditures Policy to allow our Chief Executive Officer limited personal use of our aircraft, provided that he reimburses us for the incremental operating costs.

Competitor Groups

The Compensation and Benefits Committee uses a group of five leading U.S. financial services companies as the primary competitor group for periodic review of compensation levels and relative performance. We use these banks as our primary competitor group because we are in direct competition with them for customers, employees and investors. Also, these banks follow similar economic cycles to our own, making relative performance measurements more meaningful.

In addition, given our global scope, the Compensation and Benefits Committee periodically reviews executive compensation for a group of leading international financial institutions for a general perspective on compensation practices across the global financial services industry.

From time to time, the Committee also reviews executive compensation for a leading group of global companies headquartered in the U.S. spanning all industries to get a general perspective on compensation practices for companies of similar size and global scope.

The Committee uses these competitor groups (shown below for 2013) periodically to gain perspective on market trends in executive compensation and evaluate relative performance, but without any formulaic benchmarking.

Primary Competitor Group: Leading U.S. Financial Institutions	Leading International Financial Institutions	Leading Group of Global Companies Headquartered in the U.S. Spanning all Industries
Citigroup	Banco Santander	Abbott Laboratories	IBM
Goldman Sachs	Barclays	AT&T	Intel
JPMorgan Chase	BNP Paribas	Chevron	Johnson & Johnson
Morgan Stanley	Credit Suisse	Cisco	PepsiCo
Wells Fargo	Deutsche Bank	Coca-Cola	Pfizer
	HSBC	ConocoPhillips	Philip Morris International
	Royal Bank of Scotland	Exxon Mobil	Procter & Gamble
	UBS	General Electric	Verizon
		Hewlett-Packard	Wal-Mart

Timing of Equity-based Grants

Equity-based awards to executive officers and other eligible key employees are made on a regular award date each year shortly after the end of the applicable performance year. This is the same date that we pay cash incentive awards for the performance year, and is scheduled to give us and the Compensation and Benefits Committee sufficient time to complete all performance reviews and obtain all necessary approvals. For the past several years, the award date has been February 15, or the immediately preceding business day if February 15 is not a business day.

We occasionally make equity-based awards other than on the regular annual award date, usually in connection with hiring a new key employee or awards granted under annual performance plans that follow a different timing cycle. We generally make these awards on the first day of the calendar month following approval, which for newly hired employees is on or after their actual hire date.

Formal approval for awards is obtained prior to the grant dates. We do not coordinate the timing of our awards with the release of material non-public information. The exercise price for stock options equals the closing price of our common stock on the grant date.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers in excess of $1,000,000, but excludes “performance-based compensation” from this limit.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    37

EXECUTIVE COMPENSATION

Annual incentive awards may be provided under the stockholder-approved EIC Plan, which provides for awards that may qualify as “performance-based compensation” under Section 162(m). Under the EIC Plan’s compensation formula, participating executive officers may receive the maximum deductible incentive compensation for a year up to 0.20% of our net income for that year. Under the EIC Plan, the Compensation and Benefits Committee can determine to make all or any portion of the annual incentive award in cash or one or more restricted stock awards under our Stock Plan. For performance year 2013, the Committee made a mix of cash incentive awards and awards of CRSUs, PRSUs and time-vested RSUs for our named executive officers under the EIC Plan.

Under our Stock Plan, awards in the form of performance restricted stock units or stock options may be made which are intended to qualify as “performance-based compensation” under Section 162(m). Compensation realized by our executive officers through the exercise of stock options awarded in prior years also is designed to be deductible to us as “performance-based compensation” under Section 162(m).

Some compensation received by our named executive officers may exceed the applicable Section 162(m) deduction limit and not otherwise qualify as “performance-based compensation.” While the Committee retains discretion to make compensation decisions in light of a variety of considerations, all compensation decisions for our executive officers are made after consideration of the Section 162(m) implications.

Executive Compensation

Summary Compensation Table

The following table shows compensation paid, accrued or awarded with respect to our named executive officers during the years indicated:

2013 Summary Compensation Table(1)

Name and Principal Position(2)	Year	Salary ($)(3)	Bonus ($)(3)(4)	Stock Awards ($) (5)	Non Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($) (8)	Total ($)
Brian T. Moynihan	2013	1,454,167	0	11,142,643	0	44,796	497,751	13,139,357
Chief Executive Officer	2012	950,000	0	5,920,635	0	930,152	520,513	8,321,300
	2011	950,000	0	6,111,959	0	604,698	420,524	8,087,181
Bruce R. Thompson	2013	850,000	4,460,000	6,141,050	0	19,599	52,497	11,523,146
Chief Financial Officer	2012	850,000	4,060,000	6,165,292	268,024	32,590	47,920	11,423,826
	2011	850,000	4,350,000	5,841,816	268,022	34,810	37,420	11,382,068
David C. Darnell	2013	987,500	3,600,000	5,233,508	0	538,883	53,384	10,413,275
Co-Chief Operating Officer	2012	850,000	3,460,000	4,208,054	0	363,433	42,937	8,924,424
	2011	850,000	2,850,000	4,491,114	0	204,879	37,420	8,433,413
Gary G. Lynch	2013	850,000	3,260,000	3,720,952	1,346,840	0	48,366	9,226,158
Global General Counsel and Head of	2012	850,000	2,460,000	3,611,095	1,750,854	0	34,656	8,706,605
Compliance and Regulatory Relations	2011	405,930	2,610,000	4,238,865	0	0	22,410	7,277,205
Thomas K. Montag	2013	987,500	5,800,000	8,258,655	0	0	20,146	15,066,301
Co-Chief Operating Officer	2012	850,000	5,460,000	8,122,522	0	0	10,148	14,442,670
	2011	850,000	2,850,000	10,569,294	0	0	29,310	14,298,604

(1)	SEC rules require the Summary Compensation Table to include in each year’s amount the aggregate grant date fair value of stock awards granted during the year. Typically, we grant stock awards early in the year as part of total year-end compensation awarded for prior year performance. As a result, the amounts for stock awards generally appear in the Summary Compensation Table for the year after the performance year upon which they were based, and therefore the Summary Compensation Table does not fully reflect the Compensation and Benefits Committee’s view of its pay-for-performance executive compensation program for a particular performance year. For example, amounts shown as 2013 compensation in the “Stock Awards” column reflect stock awards granted in February 2013 for 2012 performance. See “Compensation Discussion and Analysis” on page 24 for a discussion about how the Committee viewed its 2013 compensation decisions for the named executive officers.

38    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

(2)	The listed positions are those held as of December 31, 2013.
(3)	Includes any amounts deferred under our qualified and nonqualified 401(k) plans. See “Nonqualified Deferred Compensation Table” on page 47.
(4)	For 2013 and 2012, amounts reflect annual cash incentive awards received by the named executive officers for performance in the applicable year. For 2011, amounts reflect annual cash incentive awards received by the named executive officers for 2011 performance, and additionally include (i) a cash retention payment of $1,500,000 for Mr. Thompson under his Retention Award Letter Agreement dated January 26, 2009, and (ii) a signing bonus of $150,000 for Mr. Lynch under his offer letter dated April 14, 2011.
(5)	Amounts shown are the aggregate grant date fair value of CRSUs, PRSUs and time-vested RSUs granted in the year indicated. Grants of restricted stock (including PRSUs but not CRSUs) include the right to receive cash dividends only if and when the underlying award becomes vested. The grant date fair value is based on the closing price of our common stock on the applicable grant date. For the PRSUs granted in 2013, we have assumed that 100% of the PRSUs granted would vest as the probable outcome for purposes of determining the grant date fair value, which is the maximum performance result for the award. The actual number of PRSUs earned will depend on our company’s future achievement of specific ROA and growth in adjusted TBV goals over a three-year performance period ending December 31, 2015. See “Grants of Plan-Based Awards Table” on page 40 for a description of the CRSUs, PRSUs and time-vested RSUs granted in 2013.
(6)	For Mr. Thompson, the amounts for 2011 and 2012 include the portion of a 2009 long-term cash award that was paid upon vesting. For Mr. Lynch, the amounts for 2012 and 2013 include the portion of a long-term cash award that was paid upon vesting. This long-term cash award was granted to Mr. Lynch, under the terms of his offer letter dated April 14, 2011, as part of a buy-out of the equity and other incentive awards from his prior employer that he forfeited in order to take an important leadership role in our company.
(7)	The following table shows the change in pension value and the amount of any above-market earnings on nonqualified deferred compensation for the named executive officers:

Name	Change in Pension Value ($)	Above-Market Earnings on Nonqualified Deferred Compensation ($)
Brian T. Moynihan	(138,191)	44,796
Bruce R. Thompson	19,599	0
David C. Darnell	538,883	0
Gary G. Lynch	0	0
Thomas K. Montag	0	0

The “Change in Pension Value” equals the change in the actuarial present value of all pension benefits from December 31, 2012 to December 31, 2013. For this purpose, in accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See “Pension Benefits Table” on page 44.

Effective June 30, 2012, Bank of America froze pension plan accruals under all of its U.S. pension plans for all employees, and instead has begun to make additional employer contributions to its tax-qualified 401(k) plans. As a result, the named executive officers are not accruing any additional pension benefits with respect to any compensation or service after June 30, 2012.

For Mr. Moynihan and Mr. Darnell, the amounts reported above under “Change in Pension Value” result primarily because those two named executive officers have frozen annuity benefits under prior SERPs. These frozen benefits are an annual annuity payment beginning at age 60. The amount of this annuity payment has been unchanged for each of these two named executive officers since the applicable freeze date. However, the lump sum value of the frozen annuity amount will increase each year based on the passage of time (i.e., the time value of money) because the named executive officer is one year closer to his retirement age when payment of the annuity is scheduled to commence. For 2013, the amount reported above for Mr. Moynihan is negative, however, due to a year-over-year change in the interest rates for valuing his SERP benefits for accounting purposes. These interest rate changes did not impact the amount reported for Mr. Darnell because the value of his benefits are not subject to a discount rate since his age exceeds the applicable normal retirement age.

The above-market earnings on nonqualified deferred compensation result from Mr. Moynihan’s participation in a legacy FleetBoston deferred compensation plan that includes a 12% annual interest crediting rate for certain prior year deferrals. See “Nonqualified Deferred Compensation Table” on page 47.

(8)	The following table shows all amounts included in the “All Other Compensation” column for each named executive officer in 2013:

2013 All Other Compensation Table

Name	Benefit, Tax and Financial Advisory Services ($)	Use of Corporate Aircraft ($)	Matching & Other Employer Contributions ($)	Secured Parking, Entertainment & Spousal Travel for Business Related Purpose ($)	Total ($)
Brian T. Moynihan	28,134	448,251	20,000	1,366	497,751
Bruce R. Thompson	28,134	0	20,000	4,363	52,497
David C. Darnell	28,134	0	20,000	5,250	53,384
Gary G. Lynch	28,134	0	17,500	2,732	48,366
Thomas K. Montag	0	0	17,500	2,646	20,146

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    39

EXECUTIVE COMPENSATION

For certain of the amounts reported in this table, the incremental cost to us in providing the benefits differs from the out-of- pocket cost and is determined as follows:

Benefit	Determination of Incremental Cost
Benefit, Tax & Financial Advisory Services	Determined using a method that takes into account our actual direct expenses (such as rent, compensation and benefits and travel) paid with respect to our employees who provide benefit, tax and financial advisory services to our executive officers and other eligible executives.
Use of Corporate Aircraft	For corporate-owned or leased aircraft, determined using a method that takes into account all variable costs such as landing fees, aircraft fuel expense and plane repositioning costs. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries and the acquisition costs of corporate-owned or leased aircraft. For aircraft provided by a third-party vendor, determined using a method that takes into account the contracted per-hour costs, fuel charges, segment fees and taxes, as well as a proportional share of the monthly management fee and insurance costs. Aggregate incremental cost, if any, of travel by the executive officer’s spouse or guest when accompanying the executive officer for business-related purposes also is included.
Secured Parking	Determined based upon the monthly rental that we would charge to third parties for comparable parking in the same corporate-owned parking structure.

All use of our corporate aircraft by our named executive officers in 2013 was consistent with our Expenditures Policy. The amount shown for Mr. Moynihan for use of corporate aircraft reflects the aggregate incremental cost to our company for elements of business and/or business development related flights. While we generally do not consider such amounts as compensation to Mr. Moynihan, SEC rules require that we include in the Summary Compensation Table the value of certain flights or portions of certain flights as a perquisite. Under his aircraft time-sharing agreement, during 2013 Mr. Moynihan reimbursed our company for the incremental cost of certain other flights on our corporate aircraft.

In addition, in connection with our company’s annual strategic planning meeting in November 2013, spouses and guests of named executive officers were invited. The table includes the incremental cost to us, if any, of such spouse or guest business-related travel expenses, including the actual incremental cost of ground transportation (if any), aircraft travel (if any), meals and meeting-related activities.

The table does not include any amounts for personal benefits provided to our named executive officers for which we believe there is no aggregate incremental cost to us, including use of corporate-owned or leased apartments and vehicles, and travel by spouses or guests on corporate or third-party vendor aircraft and the use of ground transportation and shared lodging when accompanying an executive for a business-related purpose.

Grants of Plan-Based Awards Table

The following table shows additional information regarding CRSUs, PRSUs and time-vested RSUs granted to our named executive officers in February 2013 that were awarded for 2012 performance. “Compensation Discussion and Analysis” includes information about equity-based awards granted to our named executive officers in February 2014 for performance during 2013.

Grants of Plan-Based Awards in 2013

				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(1)
Name	Award Type	Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)
Brian T. Moynihan	CRSU	2/15/2013	1/22/2013	—	—	—	277,871	3,342,788
	PRSU	2/15/2013	1/22/2013	154,373	308,746	463,119	—	5,571,322
	RSU	2/15/2013	1/22/2013	—	—	—	185,248	2,228,533
Bruce R. Thompson	PRSU	2/15/2013	1/22/2013	85,079	170,160	255,239	—	3,070,525
	RSU	2/15/2013	1/22/2013	—	—	—	255,239	3,070,525
David C. Darnell	PRSU	2/15/2013	1/22/2013	72,506	145,013	217,519	—	2,616,754
	RSU	2/15/2013	1/22/2013	—	—	—	217,519	2,616,754
Gary G. Lynch	PRSU	2/15/2013	1/22/2013	51,551	103,102	154,653	—	1,860,476
	RSU	2/15/2013	1/22/2013	—	—	—	154,653	1,860,476
Thomas K. Montag	PRSU	2/15/2013	1/22/2013	152,556	305,114	457,670	—	5,505,770
	RSU	2/15/2013	1/22/2013	—	—	—	228,835	2,752,885

(1)	The number of CRSUs, PRSUs and time-vested RSUs granted in 2013 was calculated by dividing the original award value determined by the Compensation and Benefits Committee by the average closing price of our common stock for the 10-day period ending on, and including, the grant date. Because the grant date fair value is based on the closing price of our common stock on the grant date, the dollar amount of the grant date fair value will differ slightly from the original award value determined by the Compensation and Benefits Committee. For additional information about the applicable assumptions for determining the grant date fair value of restricted stock awards, see footnote 5 to the Summary Compensation Table.

40    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

EIC Plan Awards. The Compensation and Benefits Committee delivers annual incentive awards to selected executive officers under the terms of the stockholder-approved EIC Plan. Under this plan, our stockholders have authorized an award of up to 0.20% of our net income each year for each named executive officer that has been selected for participation in the plan by the Committee during the first quarter of the performance year. This award may be delivered in any combination of cash, restricted stock, or restricted stock units as the Committee determines. This stockholder-approved formula provides for a maximum amount of deductible annual incentive compensation that can be delivered to the covered named executive officers. Under the EIC Plan, the Committee can determine to award any amount below the maximum. For 2013 performance, amounts awarded under the EIC Plan were in the form of cash incentive awards (for the named executive officers other than Mr. Moynihan), as shown in the “Bonus” column in the Summary Compensation Table, and CRSUs (for Mr. Moynihan only), PRSUs, and time-vested RSUs granted in February 2014 as described in “Compensation Discussion and Analysis.” Because the CRSUs, PRSUs, and time-vested RSUs were granted in 2014, under SEC rules they will appear in the “Stock Awards” column in next year’s Summary Compensation Table, assuming our named executive officers are the same.

Equity-based Awards Granted in 2013 for Performance in 2012. The following describes the material terms of the CRSUs, PRSUs and time-vested RSUs granted to our named executive officers in February 2013 for their performance in 2012:

CRSUs to Mr. Moynihan

•

This CRSU award granted in February 2013 vests and pays monthly in cash over 12 months from March 2013 through February 2014, based on the closing price of our common stock as of the 15th day of each month.

•

Any unpaid portion of the award is vested in full and immediately paid in case of termination of employment due to death or disability, and is forfeited for any other termination of employment during the vesting period.

•

Payment during the vesting period is also conditioned on compliance with covenants related to detrimental conduct and compliance with anti-hedging/derivative transactions policies. Awards also are subject to recoupment (i) under our Incentive Compensation Recoupment Policy, (ii) in case of violation of covenants regarding detrimental conduct and anti-hedging/derivative transactions policies and (iii) under Section 954 of the Financial Reform Act and the policies we will adopt to implement those requirements.

PRSUs to all of the Named Executive Officers

•

The PRSUs granted in February 2013 are earned based on our company’s future achievement of specific return on assets (ROA) and growth in adjusted tangible book value (TBV) goals over a three-year performance period from January 1, 2013 through December 31, 2015. To the extent earned, awards will be settled in cash. The following highlights the performance metrics of the PRSU awards:

›

“Three-year Average ROA” for these awards means the average for the three years in the performance period of “return on assets” for each year. For this purpose, “return on assets” means Bank of America’s return on average assets as reported in our Form 10-K for the applicable year determined in accordance with generally accepted accounting principles in effect as of January 1, 2013.

›

“Three-year Average Growth in Adjusted TBV” for these awards means the average for the three years in the performance period of the year-over-year percentage change in “adjusted tangible book value” measured as of December 31 each year. For this purpose, “adjusted tangible book value” will equal our total common shareholders’ equity less the impact of any capital actions approved by the Federal Reserve Board and our company’s Board and taken by our company during 2013, 2014 and 2015, and less the sum of the carrying value of (a) goodwill and (b) intangible assets excluding mortgage servicing rights, adjusted for (c) deferred tax liabilities directly related to (a) and (b). These amounts are to be measured using the ending balance as of December 31 each year and determined based on generally accepted accounting principles in effect as of January 1, 2013.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    41

EXECUTIVE COMPENSATION

›

The awards are equally weighted with 50% based on ROA goals and 50% based on adjusted TBV growth goals. The portion of the PRSUs earned for the performance period depends on the level of our average ROA and adjusted TBV growth, as follows (results between the 33 1/3% and 66 2/3% levels, or between the 66 2/3% and 100% levels, will be interpolated on a straight-line basis):

Three-year Average ROA (50% Weighting)		Three-year Average Growth in Adjusted TBV (50% Weighting)
Goal Achievement	% Earned Based on Goal Achievement	Goal Achievement	% Earned Based on Goal Achievement
Less than 50bps	0%	Less than 5.25%	0%
50bps	33 1/3%	5.25%	33 1/3%
65bps	66 2/3%	7.00%	66 2/3%
80bps	100%	8.50%	100%

•	Any PRSUs earned for the performance period will be settled on March 1, 2016 in cash based on the closing price of our common stock on the settlement date.
•	Cash dividend equivalents are accrued and paid only if and when the underlying units become vested and payable.
•

In order to encourage sustainable, long-term performance, PRSUs are subject to a performance-based clawback. Under the performance-based clawback, payment on a settlement date is specifically conditioned on our company or the applicable lines of business remaining profitable over the performance period. If a loss is determined to have occurred, the Compensation and Benefits Committee, together with key control functions, will review losses and the executive officer’s accountability. The Committee will then make a final determination to either take no action or to cancel all or a portion of the part of the executive officer’s award otherwise payable as of the applicable settlement date. All such determinations will be final and binding.

•

Further, under our Incentive Compensation Recoupment Policy, the Board can require reimbursement of any incentive compensation, including PRSUs, paid to an executive officer whose fraud or intentional misconduct causes our company to restate its financial statements.

•	The following chart shows the impact on vesting of the PRSUs in the event of termination of employment:

Reason for Termination	Impact on Vesting and Payment Date
Death	Full vesting at the 100% level; immediate payment
Disability	Continue to earn and pay per schedule, subject to return on assets and adjusted TBV performance, covenants(1) and performance-based clawback
Involuntary for cause(2)	Canceled
Involuntary without cause or voluntary	Canceled, unless eligible for Qualifying Termination
Qualifying Termination(3)	Continue to earn and pay per schedule, provided the executive officer does not subsequently work for a competitive business and annually provides a written certification of compliance and subject to return on assets and adjusted TBV performance, covenants(1) and performance-based clawback

(1)	Covenants for vesting purposes are non-solicitation, detrimental conduct and compliance with anti-hedging/derivative transactions policies. Awards also are subject to recoupment (i) under our Incentive Compensation Recoupment Policy, (ii) in case of violation of covenants regarding detrimental conduct and anti-hedging/derivative transactions policies and (iii) the policies we will adopt to implement the requirements under Section 954 of the Financial Reform Act.
(2)	For purposes of these awards, cause is generally defined as a termination of an employee’s employment if it occurs in conjunction with a determination that the employee has (i) committed an act of fraud or dishonesty in the course of his employment; (ii) been convicted of (or pleaded no contest with respect to) a crime constituting a felony; (iii) failure to perform job function(s), which Bank of America views as being material to their position and the overall business of Bank of America and its subsidiaries under circumstances where such failure is detrimental to Bank of America or any subsidiary; (iv) materially breached any written policy applicable to employees of Bank of America and its subsidiaries including, but not limited to, the Bank of America Corporation Code of Conduct and General Policy on Insider Trading; or (v) made an unauthorized disclosure of any confidential or proprietary information of Bank of America or its subsidiaries or has committed any other material violation of Bank of America’s written policy regarding Confidential and Proprietary Information.
(3)	A Qualifying Termination means any voluntary or involuntary termination (other than for death, disability or cause) after the executive has met certain specified age and/or service requirements. For most of the named executives officers, the executive must have at least 10 years of service and his or her age and years of service must add up to at least 60. Mr. Lynch and Mr. Montag have special eligibility standards set forth in their applicable offer letters. Currently, each of the named executive officers meets the applicable requirements for a Qualifying Termination.

42    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

Time-Vested RSUs to all of the Named Executive Officers

•	The time-vested RSU awards granted in February 2013 vest ratably over three years and are payable, net of applicable taxes, in shares of our common stock.
•	Cash dividend equivalents are accrued and paid only if and when the underlying units become vested and payable.
•	Treatment upon termination of employment before vesting is substantially the same as for the PRSUs noted above.
•

The time-vested RSUs are subject to substantially the same covenants and clawback provisions as applicable to the PRSUs noted above, including a performance-based clawback in case of losses during the vesting period.

Year-End Equity Values and Equity Exercised or Vested Table

The following table shows certain information about unexercised options and unvested restricted stock awards at December 31, 2013:

Outstanding Equity Awards as of December 31, 2013

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares/Units of Stock That Have Not Vested (#)		Market Value of Shares/ Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares/Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares/Units of Stock That Have Not Vested ($)(1)
Brian T. Moynihan	200,000	—	46.68	2/1/2015	161,386	(2)	2,512,780	165,524	(3)	2,577,209
	180,000	—	44.36	2/15/2016	213,082	(4)	3,317,687	142,055	(5)	2,211,796
	200,000	—	53.85	2/15/2017	185,248	(6)	2,884,311	463,119	(7)	7,210,763
	166,667	—	42.70	2/15/2018	46,312	(8)	721,078	—		—
Bruce R. Thompson	15,557	—	46.68	2/1/2015	130,179	(2)	2,026,887	133,516	(3)	2,078,844
	21,000	—	44.36	2/15/2016	276,226	(4)	4,300,839	184,152	(5)	2,867,247
	24,500	—	53.85	2/15/2017	255,239	(6)	3,974,071	255,239	(7)	3,974,071
	81,900	—	42.70	2/15/2018	—		—	—		—
David C. Darnell	120,000	—	40.78	2/2/2014	94,513	(2)	1,471,567	96,937	(3)	1,509,309
	105,000	—	46.68	2/1/2015	216,352	(4)	3,368,601	144,236	(5)	2,245,755
	105,000	—	44.36	2/15/2016	217,519	(6)	3,386,771	217,519	(7)	3,386,771
	105,000	—	53.85	2/15/2017	—		—	—		—
	78,750	—	42.70	2/15/2018	—		—	—		—
Gary G. Lynch	—	—	—	—	154,653	(6)	2,407,947	154,653	(7)	2,407,947
	—	—	—	—	79,075	(9)	1,231,198	—		—
	—	—	—	—	464,151	(10)	7,226,831	—		—
Thomas K. Montag	2,102,216	—	30.71	8/4/2018	255,007	(2)	3,970,459	261,545	(3)	4,072,256
	—	—	—	—	367,295	(4)	5,718,783	244,865	(5)	3,812,548
	—	—	—	—	228,835	(6)	3,562,961	457,670	(7)	7,125,922

(1)	Value is based on the closing market value of our common stock on December 31, 2013, which was $15.57 per share.
(2)	2011 PRSUs (Performance Achieved). Represents restricted stock units issued pursuant to PRSUs granted in 2011 upon satisfaction of performance above the threshold performance measure for those awards and that were outstanding as of December 31, 2013. These restricted stock units were vested and paid on March 1, 2014. See the description of our company’s performance and satisfaction of the performance measure for the 2011 PRSUs in “Compensation Discussion and Analysis” on page 24 and footnote 3 below.
(3)	2011 PRSUs (Performance Not Yet Achieved). These PRSUs granted in 2011 vest based on the attainment of pre-established performance goals over multiple performance periods, with the last performance period ending December 31, 2015. The number of PRSUs shown in the table above is based on achievement of target performance. See the description of the 2011 PRSUs and vesting terms in “Compensation Discussion and Analysis” on page 24.
(4)	2012 PRSUs (Performance Achieved). Represents restricted stock units issued pursuant to PRSUs granted in 2012 upon satisfaction of performance above the threshold performance measure for those awards and that were outstanding as of December 31, 2013. These restricted stock units are scheduled to vest and be paid on March 1, 2015. See the description of our company’s performance and satisfaction of the performance measure for the 2012 PRSUs in “Compensation Discussion and Analysis” on page 24 and footnote 5 below.

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EXECUTIVE COMPENSATION

(5)	2012 PRSUs (Performance Not Yet Achieved). These PRSUs granted in 2012 vest based on the attainment of pre-established performance goals over multiple performance periods, with the last performance period ending December 31, 2016. The number of PRSUs shown in the table above is based on achievement of target performance. See the description of the 2012 PRSUs and vesting terms in “Compensation Discussion and Analysis” on page 24.
(6)	2013 Time-vested RSUs. One-third of the award vested and was paid on February 15, 2014, one-third is scheduled to vest and be paid on February 15, 2015 and one-third is scheduled to vest and be paid on February 15, 2016.
(7)	2013 PRSUs (Performance Not Yet Achieved). These PRSUs granted in 2013 vest based on our company’s achievement of specific ROA and growth in adjusted TBV goals over a three-year performance period ending December 31, 2015. The number of PRSUs shown in the table above is based on achievement of maximum performance. See the description of the PRSUs and vesting terms following “Grants of Plan-Based Awards Table” on page 40.
(8)	2013 CRSUs. Half of these remaining CRSUs vested and were paid on each of January 15 and February 15, 2014.
(9)	2011 Buyout Award. Mr. Lynch’s restricted stock units vested on February 1, 2014.
(10)	2012 RSUs. Mr. Lynch’s RSU award is scheduled to vest February 15, 2015.

The following table shows information regarding the value of options exercised and restricted stock vested during 2013:

Options Exercised and Stock Vested in 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Brian T. Moynihan	0	0	356,509	4,631,656
Bruce R. Thompson	0	0	696,256	8,454,492
David C. Darnell	0	0	50,891	577,104
Gary G. Lynch	0	0	166,988	1,955,429
Thomas K. Montag	0	0	158,276	1,804,284

(1)	In addition to shares acquired on vesting, this column includes the following number of CRSUs which were settled and paid in cash during 2013: Mr. Moynihan, 269,610; Mr. Thompson, 16,982; and Mr. Montag, 20,965.
(2)	Value represents the number of shares or units that vested multiplied by the closing market value of our common stock on the applicable vesting date.

Pension Benefits Table

The following table provides information regarding the actuarial present value of each named executive officer’s accumulated benefits under the pension plans in which the named executive officer participates. For this purpose, in accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See Note – Employee Benefit Plans to the Consolidated Financial Statements for the 2013 fiscal year included in our 2013 annual report on Form 10-K.

Pension Benefits in 2013(1)

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Brian T. Moynihan	Fleet Legacy Pension Plan(2)	19.25		276,004	0
	Fleet Retirement Income Assurance Plan	19.25		185,218	0
	Fleet SERP	12.75	(3)	7,098,620	0
Bruce R. Thompson	Bank of America Pension Plan	15.92		205,236	0
	Pension Restoration Plan	15.92		693,207	0
David C. Darnell	Bank of America Pension Plan	33.00		475,308	0
	Pension Restoration Plan	33.00		946,113	0
	Bank of America SERP	15.00	(3)	4,973,007	0
Gary G. Lynch(4)	N/A	—		—	—
Thomas K. Montag(4)	N/A	—		—	—

(1)	As discussed below, all of the plans in this table have been frozen, meaning that benefits are no longer accrued for compensation or service after the applicable plan freeze date.

44    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

(2)	The Fleet Legacy Pension Plan merged into and became a component plan of the Bank of America Pension Plan effective August 31, 2013.
(3)	For Mr. Moynihan and Mr. Darnell, respectively, the named executive officer’s years of credited service under the Fleet SERP and the Bank of America SERP (as applicable) is lower than his years of credited service under the other pension plans and his actual service with us because the SERPs were frozen before the other pension plans were frozen. Mr. Moynihan requested that his participation in the Fleet SERP be frozen effective December 31, 2005; therefore, his years of credited service under the Fleet SERP reflect his service through December 31, 2005. Similarly, the Bank of America SERP was frozen effective December 31, 2002, and therefore, Mr. Darnell’s years of credited service under the Bank of America SERP reflect his service through December 31, 2002. In addition, the Bank of America SERP did not take into account more than 15 years of service in its benefit formula before it was frozen, and that limit is also reflected in the table.
(4)	Mr. Lynch and Mr. Montag do not participate in any tax-qualified pension plans or restoration or supplemental retirement plans.

The following describes the material features of the pension plans presented in the table.

Qualified Pension Plan. We sponsor a tax-qualified cash balance plan, with two component plans in which certain of the named executive officers participate: (1) the Bank of America Pension Plan and (2) the Fleet Legacy Pension Plan. Mr. Moynihan participates in the Fleet Legacy Pension Plan. Mr. Thompson and Mr. Darnell participate in the Bank of America Pension Plan. Mr. Lynch and Mr. Montag do not participate in a tax-qualified pension plan.

Both the Bank of America Pension Plan and the Fleet Legacy Pension Plan generally express benefits as a hypothetical cash balance account established in each participant’s name. A participant’s account receives two forms of credits: (i) “compensation credits” and (ii) “investment/interest credits” (for the Bank of America Pension Plan) or “interest credits” (for the Fleet Legacy Pension Plan).

Prior to the freeze of both plans effective June 30, 2012, compensation credits equaled a percentage of a participant’s compensation. “Compensation” for this purpose included both salary and bonus under the Bank of America Pension Plan and salary only for Mr. Moynihan under the Fleet Legacy Pension Plan. Compensation for this purpose was subject to the compensation limit applicable to tax-qualified plans. As a result of the plan freeze, effective June 30, 2012, participants have not received any further compensation credits under these plans for compensation earned after that date. Prior to the freeze, the applicable compensation credit percentage ranges between 4% and 6% under the Bank of America Pension Plan and between 3% and 7.5% (or between 6% and 15% for eligible compensation in excess of the Social Security wage base) under the Fleet Legacy Pension Plan, in each case determined by a schedule based on years of service and age measured at certain points in time. We froze both plans, however, effective June 30, 2012, and as a result, participants do not receive any further compensation credits under these plans for compensation earned after that date.

The amount of “investment/interest credits” under the Bank of America Pension Plan depends on when the related compensation credits were made. Compensation credits made before 2008 receive “investment credits” based on the performance of certain hypothetical investment measures selected by the participant from a menu of investment measures, which correspond to the investment funds available under the Bank of America 401(k) Plan. Compensation credits made after 2007 receive “interest credits” equal to the yield of the 10-year U.S. Treasury Note. All compensation credits made under the Fleet Legacy Pension Plan receive “interest credits,” based on the yield of the one-year Treasury Bill, subject to a minimum annual rate of 3.25%. Participants will continue to receive these investment or interest credits (as applicable) following the plan freeze that was effective June 30, 2012.

Under either plan, at termination of employment after having completed at least three years of service, a participant is eligible to receive the amount then credited to the participant’s cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married). The participant may also choose from other optional forms of benefit, including a lump sum payment in the amount of the cash balance account.

Both plans also include certain protected minimum benefits, some of which relate to pension formulas from prior pension plans that have merged into the plans and some of which relate to the conversion to a cash balance form of plan. One of these protected minimum benefits under the Bank of America Pension Plan guarantees that the cash balance account will not be less than the opening cash balance account at conversion plus subsequent compensation credits.

Nonqualified Pension Restoration Plans. We also sponsor two nonqualified pension plans in which certain of the named executive officers participate: (1) the Bank of America Pension Restoration Plan (Pension Restoration Plan) and (2) the Retirement Income Assurance Plan for Legacy Fleet (RIAP). Mr. Moynihan participates in the RIAP. Mr. Thompson and Mr. Darnell participate in the Pension Restoration Plan. Mr. Lynch and Mr. Montag do not participate in these plans.

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EXECUTIVE COMPENSATION

Both the Pension Restoration Plan and the RIAP are nonqualified deferred compensation plans that provide “make up” benefits for participants in the Bank of America Pension Plan or the Fleet Legacy Pension Plan (as applicable) whose plan benefits are reduced due to limits applicable to tax-qualified plans or due to participation in other nonqualified deferred compensation plans. However, since 2005, no benefits have accrued on a combined basis under the Bank of America Pension Plan and the Pension Restoration Plan, or under the Fleet Legacy Pension Plan and the RIAP, on any compensation for the year in excess of $250,000. In addition, as a result of the pension plan freeze effective June 30, 2012, no additional benefits accrue under either plan for compensation or service after that date.

Under either plan, at termination of employment after having completed at least three years of service, a participant is eligible to receive the amount then credited to the participant’s Pension Restoration Plan or RIAP account, as applicable. As part of a design change to satisfy new federal tax laws affecting nonqualified deferred compensation plans, participants in the Pension Restoration Plan were given a one-time opportunity during 2006 to elect the form of payment as either a lump sum or annual installments over a period of up to 10 years, and were also allowed to elect the timing of payment to be either the year following termination of employment or any later year, not to exceed the year in which the participant reaches age 75. Participants in the RIAP with a benefit earned or vested after December 31, 2004 also were given a similar one-time opportunity during 2006 to elect the form and timing of payment of RIAP benefits earned and vested after December 31, 2004. Participants may make a separate payment election for RIAP benefits earned and vested on or before December 31, 2004 based on the provisions of the RIAP in effect on December 31, 2004. Pension Restoration Plan and RIAP participants may change their payment elections in limited circumstances.

Frozen SERPs. At Mr. Moynihan’s request, we froze his participation in the Fleet SERP effective December 31, 2005. Mr. Darnell participates in the Bank of America SERP, which was frozen effective December 31, 2002. As a result, no further benefits accrue under either SERP for these named executive officers.

Prior to being frozen, each SERP provided a target retirement benefit expressed as a percentage of final average compensation, offset by benefits from the applicable tax-qualified pension plan and pension restoration plan and, in the case of the Bank of America SERP, offset by Social Security.

The frozen Fleet SERP benefits are expressed as an annual joint and 75% survivor annuity commencing at age 60, and the frozen Bank of America SERP benefits for Mr. Darnell are expressed as an annual joint and 66 2/3% survivor annuity commencing at age 60. The frozen annuity benefit is actuarially reduced for commencement prior to age 60 or actuarially increased for commencement after age 60. At the time his benefit was frozen, Mr. Moynihan elected to receive an actuarially equivalent lump sum payment of his plan benefits. Mr. Darnell may elect from actuarially equivalent lump sum and installment payment options in advance of his retirement in accordance with the terms of the Bank of America SERP. Actuarial equivalency under the Fleet SERP is based on the actuarial assumptions that were in effect under the Fleet Legacy Pension Plan for 2005, the year that SERP was frozen. Likewise, actuarial equivalency under the Bank of America SERP is based on the actuarial assumptions that were in effect under the Bank of America Pension Plan for 2002, the year that SERP was frozen.

46    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation Table

The following table shows information about the participation by each named executive officer in our nonqualified deferred compensation plans:

Nonqualified Deferred Compensation in 2013

Name	Plan Name	Executive Contributions in 2013 ($)(1)	Registrant Contributions in 2013 ($)	Aggregate Earnings in 2013 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2013 ($)(2)
Brian T. Moynihan	401(k) Restoration Plan	0	0	75,072	0	333,048
	Fleet Deferred Compensation Plan	0	0	121,893	0	1,137,666
	Fleet Executive Supplemental Plan	0	0	110,451	0	474,045
	Stock Salary Award	0	0	0	111,015	0
Bruce R. Thompson	401(k) Restoration Plan	0	0	60,203	0	2,731,945
David C. Darnell	401(k) Restoration Plan	0	0	63,636	0	6,710,741
	Stock Salary Award	0	0	0	89,618	0
Gary G. Lynch	401(k) Restoration Plan	0	0	0	0	0
Thomas K. Montag	401(k) Restoration Plan	0	0	0	0	0
	Stock Salary Award	0	0	0	193,608	0

(1)	Amounts in this column represent named executive officer elective deferrals credited during 2013 under the Bank of America 401(k) Restoration Plan (401(k) Restoration Plan), comprised of the deferred portion of base salary otherwise payable in 2013.
(2)	The following table identifies amounts that have already been reported as compensation in our Summary Compensation Table for the current or prior years:

Name	Amount of 2013 Contributions and Earnings Reported As Compensation in 2013 Summary Compensation Table ($)	Amounts in “Aggregate Balance at December 31, 2013” Column Reported As Compensation in Summary Compensation Tables for Prior Years ($)
Brian T. Moynihan	44,796	473,594
Bruce R. Thompson	0	250
David C. Darnell	0	0
Gary G. Lynch	0	0
Thomas K. Montag	0	0

The following describes the material features of our nonqualified deferred compensation plans in which the named executive officers participate.

401(k) Restoration Plan. The named executive officers, other than Mr. Montag, are eligible to participate in the 401(k) Restoration Plan. Mr. Lynch and Mr. Montag have not participated in the 401(k) Restoration Plan.

The 401(k) Restoration Plan is available to certain employees with annual salary or total cash compensation in excess of the compensation limit applicable to tax-qualified plans for the prior year (for participation in 2013, this was $250,000 the compensation limit applicable to tax-qualified plans in 2012). The 401(k) Restoration Plan is a nonqualified retirement savings plan that provides “make up” benefits for participants in The Bank of America 401(k) Plan (401(k) Plan) whose contributions are adversely affected due to limits applicable to tax-qualified plans.

Under the plan, participants may defer up to 50% of their base salary and up to 90% of commissions and most cash incentives. Participants who have completed at least 12 months of service are also eligible for a matching contribution. We match 100% of the first 5% of participant deferrals. However, no matching contributions are made on a combined basis under the 401(k) Plan

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    47

EXECUTIVE COMPENSATION

and the 401(k) Restoration Plan on any compensation for the year in excess of $250,000, resulting in a maximum matching contribution on a combined basis for the named executive officers of $12,500.

Accounts under the 401(k) Restoration Plan are adjusted for investment gains and losses based on the performance of certain hypothetical investment choices selected by the participant. These investment choices are the same investment choices available under the 401(k) Plan. Participants may change their investment elections at any time under the same rules that apply under the 401(k) Plan.

When participants make their deferral elections for a year, they also elect how those deferrals will ultimately be paid. Participants may elect a lump sum or installments of up to 10 years, and the timing may be the year following termination of employment or any other year, before or after termination of employment, as specified by the participant, but not beyond the year the participant turns age 75. As a result, planned in-service distributions are available. A separate distribution election is made for matching contributions, but payment for these amounts cannot begin before termination of employment. Changes to payment elections are permitted in limited circumstances. Participants may also request unplanned in-service distributions in limited emergency situations.

FleetBoston Financial Corporation Executive Deferred Compensation Plan No. 2. Mr. Moynihan also participates in the FleetBoston Financial Corporation Executive Deferred Compensation Plan No. 2 (Fleet Deferred Compensation Plan), which is a nonqualified retirement savings plan intended to provide eligible employees with the ability to defer receipt of certain types of compensation. Mr. Moynihan deferred incentive awards under this plan during the period from 1994 to 1997. No deferrals have been permitted under this plan since 2002.

Deferrals made under the plan before 1998 are credited with interest at an annual rate of 12%. Under the terms of the plan, as a result of the FleetBoston acquisition, we cannot amend the plan to change this rate. Deferrals made under the plan between 1998 and 2001 are credited with interest at an annual rate of 4% and deferrals made under the plan in 2002 receive interest based on the return for the one-year Treasury Bill.

Benefits are payable in a lump sum or annual installments of up to 15 years commencing in the year of employment termination or any later year as elected by the participant, but not beyond the year the participant turns age 65. Participants may change the time or form of payment with an election made at least 12 months before their employment ends. Participants were able to schedule an in-service payment at the time deferral elections were originally made. Participants may also request unplanned in-service distributions in limited emergency situations and in-service withdrawals in the absence of hardship also are permitted subject to a withdrawal penalty.

FleetBoston Financial Corporation Executive Supplemental Plan. Mr. Moynihan also participates in the FleetBoston Financial Corporation Executive Supplemental Plan (Fleet Executive Supplemental Plan). Similar to the 401(k) Restoration Plan, the Fleet Executive Supplemental Plan provided “make up” benefits for certain participants in the legacy FleetBoston 401(k) plan whose contributions were adversely affected due to limits applicable to tax-qualified plans. However, no contributions have been made to the Fleet Executive Supplemental Plan since December 31, 2004.

Accounts under the Fleet Executive Supplemental Plan are adjusted for investment gains and losses based on the performance of four hypothetical investment choices selected by the participant. Participants may change their investment elections at any time under the same rules that apply under the 401(k) Plan. Investment returns in 2013 for the following investment choices were: Columbia Core Bond Fund, 3.17%; Columbia Large Cap Growth Fund, 30.51%; Invesco Equity & Income Fund, 24.96%; and Stable Value Fund, 2.25%. Benefits are payable in a lump sum or annual installments of up to 15 years commencing in the year of employment termination or any later year as elected by the participant, but not beyond the year the participant turns age 65. However, participants younger than age 55 may not elect installments. Participants may change the time or form of payment with an election made at least 12 months before their employment ends. Participants may also request unplanned in-service distributions in limited emergency situations.

48    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

Stock Salary. Certain of the named executive officers received stock salary awards during 2009. These awards were granted in connection with our participation in the Troubled Asset Relief Program (TARP) during 2009 in accordance with Treasury Department regulations and determinations by the Office of the Special Master of TARP Executive Compensation. The material terms of the awards are as follows:

•	The awards were vested upon grant.
•

The awards originally were payable in 36 monthly installments beginning January 2011, but as a result of our repayment of all TARP financing in December 2009, the payment schedule was accelerated to 36 monthly installments beginning January 2010.

•	The awards do not receive any dividends or dividend equivalents.
•

Payments were made in cash based on the closing price of our common stock on the last business day of each month during the payment period. Filings with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) were made monthly upon settlement of these units in cash because the value of these stock salary awards is linked to the value of our common stock.

•

We retain the right to reduce or recover from the stock salary any losses if it is determined that a named executive officer engaged in certain detrimental conduct or engaged in certain hedging or derivative transactions involving our common stock. The awards also specifically provide that they are subject to the Incentive Compensation Recoupment Policy and the recoupment requirements under TARP.

Potential Payments Upon Termination or Change in Control Tables

We do not have any agreements with our executive officers that provide for cash severance payments upon termination of employment or in connection with a change in control. In addition, under our policy regarding executive severance agreements, we will not enter into employment or severance agreements with our executive officers that provide severance benefits (as defined under our policy) exceeding two times base salary and bonus, unless the agreement has been approved by our stockholders.

Our equity-based awards include standard provisions that result in the vesting or forfeiture of awards upon termination of employment, depending on the reason for termination. These provisions for awards granted in 2013 are described in more detail under “Grants of Plan-Based Awards Table,” and those details can be found for awards granted in prior years in our prior proxy statements. In general, our awards for performance year 2009 and later provide for continued vesting per the original schedule after certain types of termination of employment, subject to the following:

•

In case of a “Qualifying Termination” (sometimes referred to in prior years as “Rule of 60”) the award continues to vest if the executive complies with certain covenants, does not go to work for a competitive business during the original vesting period and annually provides us with a written certification that he or she is in compliance with this requirement. A Qualifying Termination means any voluntary or involuntary termination (other than for death, disability or cause) after the executive has met certain specified age and/or service requirements. For most of the named executives officers, the executive must have at least 10 years of service and his or her age and years of service must add up to at least 60. Mr. Lynch and Mr. Montag have special eligibility standards set forth in their applicable offer letters. Currently, each of the named executive officers meets the applicable requirements for a Qualifying Termination.

•

Awards remain subject to the performance-based clawback, and as a result may be canceled in whole or in part if losses occur during the vesting period. The awards also remain subject to cancellation or recovery if the executive is found to have engaged in detrimental conduct. Further, under our Incentive Compensation Recoupment Policy, the Board can require reimbursement of any incentive compensation paid to an executive officer whose fraud or intentional misconduct causes our company to restate its financial statements.

Under Mr. Montag’s 2008 offer letter with Merrill Lynch, his equity awards must continue to vest per the vesting schedule, subject to any conditions in the applicable award agreements (other than a non-compete) for any involuntary termination without cause or resignation for “good reason.” No additional cash severance payments are due under his offer letter. See the chart below for additional detail on the definition of “good reason” under his agreement.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    49

EXECUTIVE COMPENSATION

Awards under our Stock Plan are designed to either vest at 100% of the target award or continue to vest per schedule in the case of a termination of employment without cause or with good reason within two years after a change in control. This type of change in control treatment is often referred to as “double trigger” vesting, because vesting requires both (i) the occurrence of change in control and (ii) a subsequent involuntary termination (either by the company without cause or by the executive for good reason). Our Stock Plan does not provide for “single trigger” vesting upon the occurrence of a change in control.

The following tables show the value of equity awards that would have become vested or forfeited, or that could have continued to vest subject to the non-compete or compliance with covenants, as applicable, for a termination of employment and/or a change in control as of December 31, 2013. For this purpose, restricted stock was valued at our closing price as of December 31, 2013, which was $15.57 per share, and stock options were valued as the difference between our closing price as of that date and the applicable exercise price of the stock options. On this basis, as of December 31, 2013, all of the unvested stock options had a value of $0. Due to a number of factors that affect the nature and amount of any benefits provided upon termination of employment, any actual amounts paid or distributed may vary from the amounts listed below. Factors that could affect these amounts include the time during the year of any such event and the price of our common stock.

Potential Payments Upon Termination or Change in Control as of December 31, 2013

	For Cause	Death	Disability		Workforce Reduction / Divestiture
Name	Forfeit ($)	Immediate Vesting ($)	Immediate Vesting ($)	Vest per Schedule, Subject to Conditions ($)(1)	Immediate Vesting ($)	Vest per Schedule, Subject to Conditions ($)(1)	Forfeit ($)
Brian T. Moynihan	27,421,868	27,421,868	721,078	26,700,790	0	26,700,790	721,078
Bruce R. Thompson	25,404,573	25,404,573	0	25,404,573	0	25,404,573	0
David C. Darnell	20,062,568	20,062,568	0	20,062,568	0	20,062,568	0
Gary G. Lynch	13,776,737	13,776,737	0	13,776,737	0	13,776,737	0
Thomas K. Montag(2)	38,118,926	38,118,926	0	38,118,926	0	38,118,926	0

	Any Other Involuntary Termination Without Cause			Voluntary Termination		Upon Change in Control(3)
Name	Immediate Vesting ($)	Vest per Schedule, Subject to Conditions ($)(1)	Forfeit ($)	Vest per Schedule, Subject to Conditions ($)(1)	Forfeit ($)	Immediate Vesting – Single Trigger ($)	Immediate or Continued Vesting – Double Trigger ($)	No Impact, Vest per Schedule ($)
Brian T. Moynihan	0	26,700,790	721,078	26,700,790	721,078	0	26,700,790	721,078
Bruce R. Thompson	0	25,404,573	0	25,404,573	0	0	25,404,573	0
David C. Darnell	0	20,062,568	0	20,062,568	0	0	20,062,568	0
Gary G. Lynch	0	13,776,737	0	13,776,737	0	0	13,776,737	0
Thomas K. Montag(2)	0	38,118,926	0	38,118,926	0	0	38,118,926	0

(1)	The conditions to continued vesting include (i) compliance with covenants regarding non-solicitation, detrimental conduct and compliance with anti-hedging/derivative transactions policies and (ii) the performance-based clawback described above, and for “Any Other Involuntary Termination Without Cause” and “Voluntary Termination” also include the Qualifying Termination conditions described above. The table includes, where applicable, the value of PRSUs granted in 2011, 2012 and 2013 assuming the maximum number of units are earned, although actual payout is dependent upon the future achievement of specified performance goals (except in case of death or termination following double-trigger change in control).
(2)	Mr. Montag’s 2008 offer letter defines cause as (i) his engagement in (A) willful misconduct resulting in material harm to our company or (B) gross negligence in connection with the performance of his duties; or (ii) his conviction of, or plea of nolo contendere to, a felony or any other crime involving fraud, financial misconduct or misappropriation of company assets, or that would disqualify him from employment in the securities industry (other than a temporary disqualification). For Mr. Montag, “Any Other Involuntary Termination Without Cause” includes a resignation by him for “good reason” under his 2008 employment agreement, defined as a resignation following: (i) a meaningful and detrimental alteration in the nature of the executive’s responsibilities or authority, or (ii) a material reduction in the executive’s total annual compensation that is not experienced generally by similarly situated employees.

50    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

EXECUTIVE COMPENSATION

(3)	For awards with double-trigger vesting provisions, the award vests in connection with a change in control only if, within two years following the change in control, the executive’s employment is terminated by our company without “cause” or by the executive for “good reason.” The award may either vest immediately upon such termination of employment or continue to vest per schedule, depending on the terms of the applicable award agreement. PRSUs vest at 100% of the target award subject to a performance-based clawback. The definition of “cause” is described in more detail under “Grants of Plan-Based Awards Table.” The definition of “good reason” for this purpose means (i) a material diminution in the executive’s responsibility, authority or duty, (ii) a material reduction in the executive’s base salary (with certain exceptions) or (iii) a relocation greater than 50 miles. Certain notice and cure requirements apply in order to claim “good reason.” Awards also are subject to recoupment under our Incentive Compensation Recoupment Policy and under the policies we will adopt to implement the requirements of Section 954 of the Financial Reform Act.

Following termination of employment, our named executive officers receive payment of retirement benefits and non-qualified deferred compensation benefits under our various plans in which they participate to the extent vested. The value of those benefits as of December 31, 2013 is set forth in the sections above entitled “Pension Benefits Table” and “Nonqualified Deferred Compensation Table.” There are no special or enhanced benefits under those plans for our named executive officers, and all of our named executive officers are fully vested in the benefits discussed in those sections.

We make benefit, tax and financial advisory services available to our executive officers during their employment with us. This benefit continues through the end of the year in which they cease employment, including preparation of that year’s tax return. However, in the case of a termination for cause, the benefit stops immediately.

Bank of America employees who retire and meet the Rule of 60 have access to continued coverage under our group health plan, but the employee generally must pay for the full cost of that coverage on an after-tax basis without any employer subsidy. Under an agreement entered into with Merrill Lynch, Mr. Montag will be able to access non-subsidized retiree medical coverage if he retires before attaining the Rule of 60, so long as he does not work for or accept another position with a competitor.

An employee who is a former NationsBank employee and who was hired before January 1, 2000 is eligible for an annual supplement to help cover the cost of retiree medical benefits if he or she meets the “Rule of 75” at termination. The amount of this supplement equals $30 per year of service. An employee meets the Rule of 75 if he or she retires after age 50, with at least 15 years of vesting service under our pension plan, and with a combined age and years of service of 75 or more. As of the end of the last fiscal year, the only named executive officer eligible for these benefits is Mr. Darnell. The amount of the annual retiree medical benefit supplement for Mr. Darnell based on his years of service through December 31, 2013 is $1,020. This supplement continues at a 50% rate for the life of the surviving spouse.

Also, all eligible employees hired before January 1, 2006 who meet the Rule of 75 when they terminate receive $5,000 of retiree life insurance coverage. As of the end of the last fiscal year, Mr. Darnell was the only executive officer who would have qualified for this benefit.

Proposal 3: Ratification of the Appointment of Our Registered Independent Public Accounting Firm for 2014

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our registered independent public accounting firm. It engages in an annual evaluation of the independent public accounting firm’s qualifications, performance and independence, considers the advisability and potential impact of selecting a different independent public accounting firm, and is involved in the selection of the independent public accounting firm’s lead engagement partner. The Audit Committee believes that retaining PricewaterhouseCoopers LLP (PwC) is in the best interests of our company and has appointed PwC as our registered independent public accounting firm to audit the consolidated financial statements of Bank of America Corporation and its subsidiaries for the year ending December 31, 2014. Although it is not required to do so, our Board is submitting the appointment of PwC to our stockholders for ratification as a matter of good corporate governance. If our stockholders do not ratify the appointment of PwC, the Audit Committee will consider a change in our registered independent public accounting firm for 2015. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different registered independent public accounting firm at any time during the year if it determines that such a change would be appropriate.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    51

EXECUTIVE COMPENSATION

PwC has advised the Audit Committee that it is an independent accounting firm with respect to our company and its affiliates in accordance with the requirements of the SEC and the Public Company Accounting Oversight Board.

Representatives of PwC are expected to be present at our annual meeting, will have an opportunity to make a statement if they choose and are expected to be available to respond to appropriate stockholder questions.

PwC’s 2013 and 2012 Fees. PwC’s aggregate fees for professional services rendered in or provided for 2013 and 2012, as applicable, were:

	2013	2012
	($ in millions)
Audit Fees	86.5	90.9
Audit-Related Fees	7.4	13.5
Tax Fees	10.2	10.8
All Other Fees	0.1	0.1
Total Fees	104.2	115.3

Audit Fees. Audit fees relate to the audit of our consolidated financial statements, the audit of domestic and international statutory and subsidiary financial statements, the issuance of comfort letters and SEC consents and certain agreed upon procedures and other attestation reports. Audit fees are those billed or expected to be billed for audit services related to each fiscal year.

Audit-Related Fees. Audit-related fees cover other audit and attest services, financial accounting, reporting and compliance matters and risk and control reviews. Fees for audit-related services are those billed or expected to be billed for services rendered during each fiscal year.

Tax Fees. Tax fees cover tax compliance, advisory and planning services and are those billed or expected to be billed for services rendered during each fiscal year.

All Other Fees. All other fees consist primarily of amounts billed or expected to be billed by PwC for technical subscription services rendered during each fiscal year.

Audit Committee Pre-Approval Policies and Procedures

On an annual basis, the Audit Committee pre-approves a list of services and sets pre-approved fee levels that may be provided by PwC without obtaining engagement specific pre-approval from the Audit Committee. The pre-approved list of services consists of audit services, audit-related services, tax services and all other services. All requests or applications for PwC audit services, audit-related services, tax services or all other services must be submitted to members of our corporate audit function or tax function to determine if the services are included within the list of services that have received Audit Committee pre-approval. Any type of service that is not included on the pre-approved list of services must be specifically approved by the Audit Committee or its designee, the Audit Committee chair. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded also requires specific pre-approval by the Audit Committee or its designee, the Audit Committee chair. All pre-approvals by the Audit Committee’s designee must be presented to the full Audit Committee at its next meeting.

All of the services provided by, and the fees paid to, PwC in 2013 were pre-approved by the Audit Committee or its designee, and there were no services for which the de minimis exception permitted in certain circumstances under SEC rules was utilized.

Our Board recommends a vote “FOR” ratification of the appointment of our registered independent public accounting firm for 2014 (Proposal 3).

52    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF OUR REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2014

Audit Committee Report

The Audit Committee currently consists of five members of our Board and each member of the Audit Committee is an independent director under the NYSE listing standards, our Categorical Standards and applicable SEC rules and regulations. The charter sets forth the Audit Committee’s responsibilities and how the Audit Committee carries out those responsibilities.

Management is responsible for our company’s consolidated financial statements. PricewaterhouseCoopers LLP (PwC), our company’s registered independent public accounting firm, is responsible for planning and conducting an audit of our company’s consolidated financial statements. The Audit Committee evaluates annually the qualifications, performance and independence of PwC. The Audit Committee also oversees the performance of the corporate audit function, which is managed by our company’s Corporate General Auditor.

The Audit Committee has reviewed and discussed with management and with PwC our company’s audited financial statements for the year ended December 31, 2013, along with management’s assessment of the effectiveness of our company’s internal control over financial reporting and PwC’s evaluation of our company’s internal control over financial reporting. In addition, the Audit Committee has discussed with PwC the matters that registered independent public accounting firms must communicate to audit committees under applicable standards of the Public Company Accounting Oversight Board (PCAOB).

The Audit Committee has retained independent disclosure counsel, and engaged our independent auditor, PwC, to assess and issue an attestation report on the effectiveness of our company’s disclosure controls and procedures for the year ended December 31, 2013.

The Audit Committee also has discussed and confirmed with PwC their independence from our company and received all required written disclosures and correspondence required by PCAOB Ethics and Independence requirements.

The Audit Committee has evaluated and concluded the non-audit services provided by PwC to our company do not impair PwC’s independence from our company.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2013 and related footnotes be included in our company’s annual report on Form 10-K for the year ended December 31, 2013.

Submitted by the Audit Committee of the Board:

Sharon L. Allen, Chair

Susan S. Bies

Pierre J. P. de Weck

Lionel L. Nowell, III

R. David Yost

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    53

Proposal 4: Approval of Amendment to the Series T Preferred Stock

Our Board is presenting to stockholders for their approval an amendment (the Amendment) to the certificate of designations for our 6% Cumulative Perpetual Preferred Stock, Series T (the Series T Preferred Stock). In September 2011, we sold 50,000 shares of Series T Preferred Stock to Berkshire Hathaway Inc. and certain of its affiliates. In connection with that sale, we filed a certificate of designations with the Delaware Secretary of State that established the terms of the Series T Preferred Stock (the Certificate of Designations).

As a financial services holding company, we are subject to risk-based capital rules issued by our federal banking regulators. One of the key measures of capital adequacy is our amount of Tier 1 capital. The principal components of Tier 1 capital are common stockholders’ equity and non-cumulative perpetual preferred stock. The Series T Preferred Stock currently does not qualify as Tier 1 capital. If stockholders approve the Amendment at the annual meeting (and it becomes effective as described below), our Tier 1 capital will increase by approximately $2.9 billion, which will benefit our Tier 1 capital and leverage ratios, each of which is an important measure of our regulatory capital adequacy. In the event the Amendment is not approved by stockholders, the current terms of the Series T Preferred Stock will remain in effect and the Series T Preferred Stock will continue to not qualify as Tier 1 capital. In addition, if the Amendment is not approved by stockholders, the inability to treat the Series T Preferred Stock as Tier 1 capital is one factor we would consider in evaluating whether to issue additional series of preferred stock, which may be dilutive to earnings per share of our common stock.

After careful consideration, our Board has unanimously adopted resolutions approving the Amendment, declaring that the Amendment is advisable and directing that it be submitted to our stockholders for approval. The material changes to the Series T Preferred Stock pursuant to the Amendment are:

Existing terms of Series T Preferred Stock	Proposed terms of Series T Preferred Stock
• Cumulative dividends – dividends continue to accrue even if not declared by the Board	• Non-cumulative dividends – dividends will no longer accrue and will be paid only when, as and if declared by the Board
• Dividend rate is 6% per annum, but increases to 8% per annum if dividends are not declared and paid when due	• Dividend rate fixed at 6% (no possibility of increase)
• We may redeem the Series T Preferred Stock at any time for 105% of issuing price	• We may redeem the Series T Preferred Stock only after the fifth anniversary of the effective date of the Amendment for 105% of issuing price

This general description of the Amendment is qualified in its entirety by reference to the text of the Certificate of Amendment to the Certificate of Designations for the Series T Preferred Stock, which is attached as Exhibit A to these proxy materials. Additions to the existing Certificate of Designations contemplated by the Amendment are indicated by underlining, and deletions to the existing Certificate of Designations contemplated by the Amendment are indicated by strike-outs.

Pursuant to the Certificate of Designations, the Amendment must be approved by the holders of at least 66 2/3% of the shares of Series T Preferred Stock outstanding, voting as a separate class. Additionally, pursuant to Section 242(b) of the Delaware General Corporation Law (DGCL), the Amendment must be approved by a majority of the voting power of the outstanding shares of common stock, Series B Preferred Stock and Series 1 to 5 Preferred Stock, voting together as a class. On December 31, 2013, we entered into a support agreement with Berkshire Hathaway Inc. and its affiliates that are the holders of 100% of the outstanding shares of Series T Preferred Stock, where they agreed to vote, and have granted us an irrevocable proxy to vote, their shares of Series T Preferred Stock in favor of the Amendment. We did not make a payment to or receive a payment from the holders of the Series T Preferred Stock for the support agreement or irrevocable proxy. As a result of the support agreement and this irrevocable proxy, we expect to satisfy the requirement that the Amendment be approved by the holders of at least 66 2/3% of the shares of Series T Preferred Stock.

Under the DGCL, holders of shares of our stock are not entitled to dissenter’s rights or appraisal rights with respect to the Amendment. If this proposal is approved by our stockholders, the Amendment will become effective upon our filing the Certificate of Amendment to the Certificate of Designations for the Series T Preferred Stock with the Delaware Secretary of State, which we anticipate filing shortly after obtaining the required approvals at the annual meeting. Our Board retains discretion under Delaware law to not implement the Amendment, even if it is approved by the stockholders.

54    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF AMENDMENT TO SERIES T PREFERRED STOCK

We believe the Amendment is favorable to us and to our common stockholders because it:

•	Allows us to treat the Series T Preferred Stock as Tier 1 capital;
•	Benefits our Tier 1 capital and leverage ratios;
•	Eliminates the cumulative dividend feature of the Series T Preferred Stock;
•	Eliminates the increased dividend rate feature of the Series T Preferred Stock; and
•

Although we would not be able to redeem the Series T Preferred Stock for five years after the Amendment becomes effective, the 6% dividend rate is currently lower than the interest rates available if we were to raise new capital.

Our Board recommends a vote “FOR” the Amendment to the Series T Preferred Stock (Proposal 4).

Proposals 5 through 8: Stockholder Proposals

Each of the following stockholder proposals will be voted on at our annual meeting if properly presented by or on behalf of the stockholder proponents. Some of the stockholder proposals contain assertions about our company that we believe are incorrect. We have not attempted to refute all of the inaccuracies. Share holdings of the various stockholder proponents will be supplied promptly upon oral or written request to the Corporate Secretary.

Our Board has considered the stockholder proposals below and recommends a vote “AGAINST” each of the proposals for the reasons set forth following each proposal.

Proposal 5: Cumulative Voting in Director Elections

Mrs. Evelyn Y. Davis, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, has advised us that she intends to introduce the following resolution:

RESOLVED: “That the stockholders of Bank of America, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“If you AGREE, please mark your proxy FOR this resolution.”

Our Board recommends a vote “AGAINST” Proposal 5 because:

•	the Board believes that cumulative voting could be used by special interest groups to elect one or more directors sharing those groups’ narrow interests;
•	cumulative voting may interfere with a diverse, balanced and effective Board; and
•	our Bylaws and other corporate governance documents already provide stockholders with a powerful voice in the election of directors.

Our Board has considered this proposal and believes its adoption is both unnecessary and not in the interests of our company or its stockholders as a whole.

Like 95% of S&P 500 companies (according to SharkRepellent.net, a corporate governance research provider), our company provides stockholders with one vote per share for each Board seat up for election. In contrast, cumulative voting allows a stockholder to multiply the number of common shares owned by the number of directors standing for election and vote that total

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    55

PROPOSALS 5 THROUGH 8: STOCKHOLDER PROPOSALS

number of votes for a single director. This process is inconsistent with the principle of majority voting in the election of directors because it favors significant minority stockholders and special interest groups who can leverage this method of voting to elect one or more directors who share their narrow interests, even if stockholders holding a majority of our company’s common stock oppose their election. Our Board believes that directors should be elected by a process that represents the interests of all stockholders, not just those of individual groups with particular agendas.

We believe that cumulative voting may interfere with developing and maintaining a diverse, balanced and effective Board comprised of individuals with sufficient knowledge, experience and expertise. Our directors should have diverse backgrounds and viewpoints and possess skills and experience for a company of our scope and size. If implemented, cumulative voting could allow for the accumulation of votes for nominees who lack the appropriate qualifications for service on our Board, the diversity that is a priority to us, or the ability to fulfill the roles and responsibilities of an effective Board member.

Our Board also believes that adoption of this proposal is unnecessary because our bylaws and other corporate governance documents provide stockholders with a powerful voice in the election of directors, including:

•

a majority vote standard for the election of directors (with a carve-out for plurality voting in situations where there are more nominees than available Board seats), coupled with a director resignation policy applicable to any director who fails to receive a majority vote;

•	annual election of all directors;
•	the right of holders of 10% of our stock to convene special meetings subject to certain requirements contained in our bylaws; and
•

procedures for stockholders to recommend director candidates for consideration by the Corporate Governance Committee (see “Identifying and Evaluating Nominees for Director” on page 2 and “Stockholder Proposals for our 2015 Annual Meeting” on page 61).

Accordingly, the Board recommends a vote “AGAINST” this proposal (Proposal 5).

Proposal 6: Proxy Access

Mr. John Harrington, Harrington Investments, Inc. 1001 2nd Street, Suite 325, Napa, California 94559, has advised us that he intends to introduce the following resolution:

RESOLVED, Shareowners ask our board, to the fullest extent permitted by law, to amend our governing documents to allow shareowners to make board nominations as follows:

1. The Company proxy statement, form of proxy, and voting instruction forms shall include, listed with the board’s nominees, alphabetically by last name, nominees of:

a. Any party of one or more shareowners that has collectively held, continuously for two years, at least one percent but less than five percent of the Company’s securities eligible to vote for the election of directors, and/or

b. Any party of shareowners of whom 25 or more have each held continuously for two years a number of shares of the Company’s stock that, at some point within the preceding 60 days, was worth at least $2,000 and collectively at least one percent but less than five percent of the Company’s securities eligible to vote for the election of directors.

2. For any board election, no shareowner may be a member of more than one such nominating party. Board members and officers of the Company may not be members of any such party.

3. Parties nominating under 1(a) may collectively, and parties nominating under 1(b) may collectively, make nominations numbering up to 24% of the company’s board of directors. If either group should exceed its 24% limit, opportunities to nominate shall be distributed among parties in that group as evenly as possible.

4. If necessary, preference among 1(a) nominators will be shown to those holding the greatest number of the Company’s shares for at least two years, and preference among 1(b) nominators will be shown to those with the greatest number who have each held continuously for one year a number of shares of the Company’s stock that, at some point within the preceding 60 days, was worth at least $2,000.

56    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

PROPOSALS 5 THROUGH 8: STOCKHOLDER PROPOSALS

5. Nominees may include in the proxy statement a 500 word supporting statement.

6. Each proxy statement or special meeting notice to elect board members shall include instructions for nominating under these provisions, fully explaining all legal requirements for nominators and nominees under federal law, state law and the company’s governing documents.

Supporting Statement

The current nomination process is self-perpetuating. As a result, directors have little accountability to shareholders, which may have some relationship to the fact that our bank has been and continues to be subject to extensive litigation and multimillion dollar lawsuits.

Shareholders have argued for more than ten years that, “entrenched managers and directors will only improve corporate governance when they can be held accountable, e.g., voted out of office and replaced with directors chosen by shareholders.”

Our Board recommends a vote “AGAINST” Proposal 6 because:

•	“proxy access” is unnecessary because our Board’s Corporate Governance Committee already has developed criteria and processes for identifying and recommending director nominees;
•	our Corporate Governance Committee already has a procedure for considering director recommendations from stockholders; and
•

the low threshold on eligibility for stockholders to include a director candidate in our proxy statement could make our company a target of special-interest director candidates who could use our proxy statement as a personal campaign tool.

The Corporate Governance Committee of our Board has developed criteria and a process for identifying and recommending director nominees, which are set forth in our Corporate Governance Guidelines and discussed above. Under this policy, nominees suggested by stockholders are considered in our thorough selection process. This process is designed to identify and nominate director candidates for stockholder consideration who possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our company’s business and who can contribute to the overall operation of our Board. In addition, our Board has implemented a number of measures, such as providing for majority voting in the election of directors and the annual election of directors, that enhance Board accountability to all stockholders.

Apart from the debate over the merits of proxy access in general, our Board believes that the proxy access terms included in the proposal are ill-conceived. In particular, by setting a low threshold on eligibility for stockholders to include a director candidate in our company’s proxy statement, the proposal allows for the proliferation of special-interest candidates who could use our company’s proxy materials to publicize and campaign for positions that might not be shared by a majority, or even a significant number, of our stockholders. Thus, under the process that the proposal advocates, our company would bear the expense and disruption of an election contest even if stockholder nominees had no prospect for being elected. Additionally, under the proposed process, groups of directors representing divergent minority interests with short-term focuses could be elected, resulting in a less-effective, fragmented Board. In contrast, the independent directors who serve on our Corporate Governance Committee, like all our directors, have fiduciary duties to stockholders, and are guided by these duties in selecting candidates with the long-term interests of stockholders in mind. Therefore, our current approach protects the interests of all stockholders.

Accordingly, our Board recommends a vote “AGAINST” this proposal (Proposal 6).

Proposal 7: Climate Change Report

The Sisters of the Holy Names of Jesus and Mary, US Ontario Province, PO Box 398, Marylhurst, OR 97036; Calvert Investment Management, Inc., 4550 Montgomery Avenue, Suite 1100N, Bethesda, MD 20814; the Congregation of Divine Providence, 515 SW 24th Street, San Antonio, TX 78207; Providence Trust, P.O. Box 37345, San Antonio, TX 78237; Friends Fiduciary Corporation, 1650 Arch Street, Suite 1904, Philadelphia, PA 19108; and the Congregation of St. Joseph, Office of Peace, Justice and Integrity of Creation, La Grange Park Center, 1515 West Ogden Avenue, La Grange Park, IL 60526 have advised us that they intend to introduce the following resolution:

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PROPOSALS 5 THROUGH 8: STOCKHOLDER PROPOSALS

WHEREAS: Bank of America is a top financier of companies in greenhouse gas emissions-intensive industries such as coal mining, oil and gas production, and fossil fuel-based electric power.

Banks contribute to climate change through their financed emissions, which are the emissions induced by a bank’s loans to and investments in companies that emit greenhouse gases. A bank’s financed emissions typically dwarf its other climate impacts and expose it to reputational and financial risks. To measure their financed emissions, banks have access to accounting tools developed by the Greenhouse Gas Protocol, a partnership between the World Resources Institute and the World Business Council for Sustainable Development (http://bit.ly/UxdrSh).

The Carbon Tracker Initiative has found that the mispricing of climate risk from the fossil fuel reserves of oil, gas, and coal producers exposes financial institutions that invest in and lend to these companies to significant financial risks (http://bit.ly/1dQiUQR). Banks that finance carbon-intensive electric utilities also face risks from future regulation of greenhouse gas emissions and the declining costs of renewable power relative to coal.

Bank of America has emphasized the reputational risks it faces from the climate impacts of its financing activities. In its 2012 response to the Carbon Disclosure Project, the bank states: “As societal concern about climate change has grown, there has become an increasing awareness among a range of stakeholders of the role the financial services sector can and should have in promoting climate change mitigation through its financing activities… Some of our clients will necessarily be in carbon intensive industries, and reputational risk could arise if we are not developing the appropriate balance of carbon and low-carbon reliant customers or sources of energy in our business mix.”

Bank of America currently reports an estimate of its overall exposure to carbon emissions from its financing relationships with electric utilities. This reporting, though welcome, does not address emissions from the bank’s clients in other industries. These existing disclosures also do not provide shareholders with a detailed and comprehensive assessment of the bank’s exposure to financial and reputational risks from relationships with clients in carbon-intensive industries.

RESOLVED: Given the broader societal implications of climate change, shareowners request that the Board of Directors report to shareholders by September 2014, at reasonable cost and omitting proprietary information, Bank of America’s assessment of the greenhouse gas emissions resulting from its financing portfolio and its exposure to climate change risk in its lending, investing, and financing activities.

Our Board recommends a vote “AGAINST” Proposal 7 because:

•

our company already provides publicly available information on the greenhouse gas emissions attributed to our most carbon-intensive business portfolio and our associated company policies and procedures to address related risks and opportunities;

•

we continue to be recognized as an industry leader in developing innovative solutions to address climate change impacts and in actively funding and participating in global initiatives to create standardized assessment tools to account for and report on emissions from lending and investing activities; and

•

our Board believes that this additional report, which would focus on the greenhouse gas emissions of our customers and climate change risk exposure in all of our lending, investing and financing activities would require considerable resources without conveying useful information.

As a leading global financial institution, we recognize the significance to our business of developments promoting a low-carbon economy. In 2012, after exceeding our original 10-year, $20 billion environmental business goal more than four years ahead of schedule, we renewed our commitment to growing our environmental business opportunities by embarking on a new 10-year, $50 billion business initiative, bringing the company’s total goal to $70 billion over the course of 16 years, the largest of any financial institution. In recognition of our strong work in sustainable finance and our myriad efforts in developing innovative products to address climate change impacts, we recently won (for the third consecutive year) The Banker Magazine’s award for the Most Innovative Investment Bank in Climate Change and Sustainability.

Our company is an industry leader in supporting low-carbon solutions through our lending and financing programs, and in publicly disclosing the greenhouse gas emissions related to our operations and our business activities. For example, the Carbon Disclosure Project rated our 2013 report a 98 (out of 100) on its disclosure score and ranked us in Performance Band A (the highest

58    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

PROPOSALS 5 THROUGH 8: STOCKHOLDER PROPOSALS

possible). However, the proposal’s requested report, which is not limited to any specific business lines or customer categories, would require us to address business activities that are not typically viewed as relevant for environmental assessments, such as our credit card or student loan activities. Such an undertaking would require a substantial amount of analysis and expense and would raise novel issues as to how to identify and report on emissions-related implications, if any, from such lending and financing activities.

The company recognizes the potential benefits from financial institutions understanding and assessing the greenhouse gas emissions associated with our lending and investment portfolios. In recognition of this need, we support (with both financial and intellectual capital) the World Resources Institutes’ initiative to introduce a credible, internationally harmonized framework for financial institutions to accurately assess the climate change impacts of lending, investing and financing decisions. However, until a standardized, credible method to measure, understand and report the full breadth of these impacts is developed, an undertaking of the magnitude that the proposal requests would produce arbitrary and meaningless results at a very high cost to stockholders.

We continue to believe that our management is in the best position to make decisions related to our lending, investing and financing activities, and to weigh the totality of the risks associated with doing business in particular sectors and with particular customers. It is more prudent to focus our company’s resources on running a profitable banking business, which already includes a $70 billion environmental business initiative focused on promoting a low-carbon economy. Our Board believes that management is best suited to address the climate change impacts by supporting key environmental initiatives by continuing to develop innovative solutions for addressing climate change and by regularly communicating our progress to our stockholders.

Accordingly, our Board recommends a vote “AGAINST” this proposal (Proposal 7).

Proposal 8: Lobbying Report

AFSCME Employees Pension Plan, 1625 L Street, N.W., Washington, DC 20036-5687, has advised us that it intends to introduce the following resolution:

Whereas, corporate lobbying exposes our company to risks that could adversely affect the company’s stated goals, objectives, and ultimately stockholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company’s lobbying to assess whether our company’s lobbying is consistent with its expressed goals and in the best interests of stockholders and long-term value.

Resolved, the stockholders of Bank of America Corporation (“Bank of America”) request the Board authorize the preparation of a report, updated annually, disclosing:

1. Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2. Payments by Bank of America used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3. Bank of America’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4. Description of management’s decision making process and the Board’s oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Bank of America is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

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PROPOSALS 5 THROUGH 8: STOCKHOLDER PROPOSALS

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on the company’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation both directly and indirectly. Bank of America is listed as a member of the Business Roundtable and the Financial Services Roundtable, which together spent approximately $20.8 million lobbying in 2012. Bank of America does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Transparent reporting would reveal whether company assets are being used for objectives contrary to Bank of America’s long-term interests.

Bank of America spent approximately $6.18 million in 2011 and 2012 on direct federal lobbying activities (opensecrets.org). This figure does not include expenditures to influence legislation in states. Bank of America lobbies at the state level with reportedly 113 lobbyists in 33 states for 2012 (National Institute on Money in State Politics). Bank of America reportedly was ranked as among the 25 firms and groups most frequently lobbying the Commodities Futures Trading Commission from April 2010 to July 2013 with 53 meetings (“How the Bank Lobby Loosened U.S. Reins on Derivatives,” Bloomberg, Sept. 4, 2013).

We urge support for this proposal.

The Board recommends a vote “AGAINST” Proposal 8 for the following reasons:

•	our company adopted policies and procedures regarding our company’s political contributions;
•	our company does not engage in grassroots lobbying; and
•

the information sought by this proposal regarding our company’s payments to trade associations and tax-exempt organizations would not accurately reflect our company’s position on important public policy issues and is unnecessary.

Our company adopted a Corporate Political Contributions Policy Statement, which is publicly available on our website at http://investor.bankofamerica.com, that sets forth basic principles regarding our company’s stance on political contributions and activities. The Corporation Political Contributions Policy Statement, along with our other policies and procedures, including our Code of Conduct and Political Action Committee governance documents, guide our company’s and employees’ approach to political involvement. In addition, our Board periodically reviews a report on our political contribution programs that discusses our company’s legislative priorities and federal lobbying and political action committee expenditures.

As a practice, we do not engage in grassroots lobbying communications, which means we do not directly communicate with the general public advocating that it take action with respect to specific legislation. In addition, we do not provide corporate contributions to candidates for public office. However, we regularly communicate with government policymakers, public officials and regulators at the federal, state and local levels in order to protect and advance the long-term goals and interests of our company, customers and stockholders. Accordingly, we regularly express our policy positions and concerns to public officials. We also monitor legislative activities, analyze policy and regulatory trends, comment on policy and regulatory proposals and support and promote advancement of public policies that benefit our company and the financial system. We comply with all federal and state laws, regulations and reporting requirements with respect to interactions with public officials. Our reports are posted and readily available to the public through the websites of federal and state agencies responsible for collecting this information from covered entities.

As a leading global financial institution, we are committed to participation in the political process in a manner that is consistent with solid corporate governance practices and that satisfies applicable legal requirements, including extensive federal, state and local lobbying laws, and registration and disclosure requirements. For example, pursuant to these laws, we report our lobbying activities, including expenditures, subject matters lobbied and names of those who lobby on our behalf, including any employees and third parties retained by us.

We are members of a number of trade associations, tax-exempt organizations that write and endorse model legislation and industry groups at the federal, state and local levels. From time to time, these organizations take positions, endorse legislation and communicate with government officials and the public on policy issues. Although these are not primarily lobbying entities, a

60    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

PROPOSALS 5 THROUGH 8: STOCKHOLDER PROPOSALS

portion of the dues or payments that we and other members make to such organizations may be part of the funds they use, in their discretion, to engage in lobbying activities. Because we do not direct how these funds are used and do not agree with every position taken by such organizations, we do not believe disclosure of payments made to these organizations would accurately reflect our relationship with these organizations or our position on many important public policy issues. A representative sampling of our significant membership and affiliations is included in our annual Corporate Social Responsibility Report, available on our website at http://about.bankofamerica.com.

Accordingly, our Board recommends a vote “AGAINST” this proposal (Proposal 8).

Stockholder Proposals for our 2015 Annual Meeting. Stockholder proposals submitted for inclusion in the proxy statement for our 2015 annual meeting must comply with applicable requirements or conditions established by the SEC, including Rule 14a-8 under the Exchange Act, and must be received by our Corporate Secretary at Hearst Tower, 214 North Tryon Street, NC1-027-20-05, Charlotte, North Carolina 28255, no later than the close of business on November [•], 2014.

If you would like to submit a matter for consideration at our 2015 annual meeting (including any stockholder proposal or director nomination) that will not be included in the proxy statement for that annual meeting, you must submit your matter no earlier than close of business on January 7, 2015 and no later than close of business on February 21, 2015, which assumes we do not change the date of our 2015 annual meeting by more than 30 days before or 70 days after the anniversary date of our 2014 annual meeting. Any matter must comply with our bylaws and be submitted in writing to our Corporate Secretary at the address above.

Voting and Other Information

Who Can Vote. Only holders of record at the close of business on March 12, 2014 (the record date) will be entitled to notice of and to vote at our annual meeting. As of March 12, 2014, the following shares were outstanding and entitled to vote:

Shares	Number of Shares Outstanding and Entitled to Vote		Shares	Number of Shares Outstanding and Entitled to Vote
Common Stock	[	•]	Series 3 Preferred Stock	[	•]
Series B Preferred Stock	[	•]	Series 4 Preferred Stock	[	•]
Series 1 Preferred Stock	[	•]	Series 5 Preferred Stock	[	•]
Series 2 Preferred Stock	[	•]	Series T Preferred Stock	[	•]

Each share of our common stock and Series B Preferred Stock is entitled to one vote. Each share of the Series 1 to 5 Preferred Stock is entitled to 150 votes. Series T Preferred Stock are only entitled to vote as a separate class on Proposal 4 and each share of our Series T Preferred Stock is entitled to one vote. All stockholders vote together without regard to class, except as otherwise required by law, and except that the Series T Preferred Stock is entitled to vote as a separate class only on Proposal 4.

In accordance with Delaware law, for 10 days prior to our annual meeting, a list of those registered stockholders entitled to vote at our annual meeting will be available for inspection in the Office of the Corporate Secretary, Bank of America Corporation, Hearst Tower, 214 North Tryon Street, Charlotte, North Carolina 28255. The list will also be available at our annual meeting.

Voting Information for Registered Holders. If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at our annual meeting or by submitting your proxy by:

•

Internet: going to http://www.investorvote.com/bac and following the online instructions. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.

•	Telephone: calling 800-652-8683 and following the voice prompts. You will need information from your Notice of Internet Availability or proxy card, as applicable, to submit your proxy.
•

Mail (if you received your proxy materials by mail): marking your vote on your proxy card, signing your name exactly as it appears on your proxy card, dating your proxy card and returning it in the envelope provided.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    61

VOTING AND OTHER INFORMATION

To be counted, your proxy must be received and processed before the polls close at our annual meeting.

You may revoke your proxy and change your vote at any time before the voting polls close at our annual meeting by submitting:

•	a properly executed proxy of a later date;
•	written notice of revocation (of your previously executed proxy) sent to the Corporate Secretary; or
•	a vote cast in person at our annual meeting.

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted according to your voting instructions. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board’s recommendations. If other matters properly come before our annual meeting, the proxies will vote on these matters in accordance with their best judgment.

If you are a registered holder and have questions about voting your shares, please call our transfer agent, Computershare, at 800-642-9855.

Voting Information for Beneficial Owners. If you are a beneficial owner, meaning that you hold our stock in the name of a bank, broker or other nominee (commonly referred to as holding shares in “street name”), you should have received access to these proxy materials from your bank, broker or other nominee by mail or e-mail with information on how to submit your voting instructions. Unless you provide voting instructions to your bank, broker or other nominee, your shares will not be voted on the election of directors (Proposal 1), the advisory (non-binding) resolution to approve executive compensation (Proposal 2), the approval of the amendment to the Series T Preferred Stock (Proposal 4), or the stockholder proposals (Proposals 5 through 8), resulting in so-called “broker non-votes.” In contrast, brokers can vote uninstructed shares on the ratification of the appointment of our registered independent public accounting firm (Proposal 3).

To change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.

If you are a beneficial owner and you have questions about voting your shares, please contact the telephone number provided on your voting instruction form or your bank, broker or other nominee directly.

Employee Voting. If you participate in The Bank of America 401(k) Plan, The Bank of America Transferred Savings Account Plan, or the Merrill Lynch & Co., Inc. 401(k) Savings & Investment Plan, and your plan account has investments in shares of our common stock, you must provide voting instructions to the plan trustees (by proxy card, the Internet or telephone) for your shares to be voted according to your instructions. If the trustee does not receive your voting instructions, the trustee will vote your shares in the same ratio as the shares for which voting instructions have been received by the trustee, unless contrary to law. Your voting instructions to each plan trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the foregoing plans is Tuesday, May 6, 2014, at 8:00 a.m., Eastern Daylight Time. You will not be able to submit voting instructions or change prior voting instructions after this deadline.

Shares Required to Hold our Annual Meeting. In order to hold our annual meeting, a quorum representing holders of a majority of the voting power of our common stock, the Series B Preferred Stock and the Series 1 to 5 Preferred Stock must be present in person or represented by proxy. Additionally, with respect to Proposal 4, a quorum representing holders of 66 2/3% of the voting power of our Series T Preferred Stock must be present in person or represented by proxy. As a result of the holders of the Series T Preferred Stock granting us an irrevocable proxy to vote the shares of Series T Preferred Stock, we expect a quorum of Series T Preferred Stock to be present at the meeting. We intend to include as present: shares present in person but not voting; shares for which we have received proxies but for which holders have abstained from voting; and shares represented by proxies returned by a bank, broker or other nominee holding the shares in street name even if the bank, broker or other nominee is not entitled to vote the shares on all matters where discretionary voting by the bank, broker or other nominee is not permitted (see “Voting Information for Beneficial Owners” on page 62).

62    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

VOTING AND OTHER INFORMATION

Votes Required

Proposals for Your Vote	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
Proposal 1: Election of Directors	Majority of votes cast	No effect	No effect
Proposal 2: An Advisory (Non-Binding) Resolution to Approve Executive Compensation (Say on Pay)	Majority of votes cast	No effect	No effect
Proposal 3: Ratification of the Appointment of Our Registered Independent Public Accounting Firm for 2014	Majority of votes cast	No effect	Not applicable
Proposal 4: Approval of Amendment to the Series T Preferred Stock	(1) Majority of the voting power of the outstanding
shares of common stock, Series B and Series 1-5
Preferred Stock, voting together as a class; and
(2) 66 2/3% of the outstanding shares of the
Series T Preferred Stock, voting separately as a
	class	Against	Against
Proposals 5 to 8: Stockholder Proposals	Majority of votes cast	No effect	No effect

•

Proposal 1: Election of Directors. Our bylaws provide that a nominee for director in an uncontested election will be elected to our Board if the votes cast for the nominee’s election exceed the votes cast against his or her election. Abstentions from voting, as well as any broker non-votes are not treated as votes cast and are not counted for purposes of determining the election of directors. In a contested election (a situation where there are more nominees than available Board seats), which is not the case for our annual meeting this year, the standard for election of directors is a plurality of the votes cast at our annual meeting. If a nominee does not receive the required votes for election at our annual meeting, our Board, with the assistance of our Corporate Governance Committee, will consider whether to accept the director’s offer of resignation, which is required to be tendered under our Corporate Governance Guidelines. The Board will publicly disclose its decision regarding the resignation and the basis for its decision within 90 days after the certification of election results.

•

Proposal 4: Approval of Amendment to the Series T Preferred Stock. Approval of Proposal 4 requires the affirmative vote of (1) a majority of the voting power of our outstanding shares of common stock, Series B Preferred Stock, Series 1 to 5 Preferred Stock, voting together as a class; and (2) at least 66 2/3% of the outstanding shares of Series T Preferred Stock, voting as a separate class. As a result of the holders of Series T Preferred Stock granting us an irrevocable proxy to vote the shares of Series T Preferred Stock “for” Proposal 4, we expect to satisfy the requirement described in (2) above. Abstentions from voting, as well as any broker non-votes, are counted as votes “against” the proposal for purposes of each vote required to approve the amendment to the Series T Preferred Stock.

•

Other Proposals. Approval of Proposals 2, 3 and 5 through 8 requires the votes cast in favor of each such proposal to exceed the votes cast against such proposal. Abstentions from voting, as well as any broker non-votes (excluding Proposal 3, for which broker non-votes are inapplicable) are not treated as votes cast and are not counted for purposes of determining the outcome of any of these proposals.

Attending our Annual Meeting. All registered and beneficial holders of our common stock, Series B Preferred Stock, Series 1 to 5 Preferred Stock and Series T Preferred Stock as of the record date (March 12, 2014) and persons holding valid proxies from stockholders of record are invited to attend our annual meeting. To gain entrance to the meeting, you must present a valid, government-issued photo identification and the following:

•	Registered stockholders: the admission ticket attached to the top of your proxy card or made available by Computershare if you submitted your proxy online.
•	Beneficial/street name stockholders (one of the following):
›	a letter from your bank or broker confirming your ownership as of the record date; or
›	a brokerage statement evidencing ownership of shares of Bank of America stock as of the record date.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT    63

VOTING AND OTHER INFORMATION

•	Persons holding valid proxies (one of the following):
›	proxy from a registered stockholder—a written legal proxy granted to you and signed by the registered stockholder; or
›

proxy from a beneficial/street name stockholder—a written legal proxy granted by the brokerage firm or bank holding the shares to the beneficial stockholder, in assignable form, and a written legal proxy granted by the beneficial stockholder to you, together with a brokerage or bank statement or Notice of Internet Availability showing the beneficial stockholder’s shares.

Failure to follow these admissions procedures or bring required documentation may delay your entry into, or prevent you from being admitted to, our annual meeting.

To ensure that we can accommodate the greatest number of stockholders at our meeting, we reserve the right to limit the number of authorized proxyholders for any stockholder who may attend the meeting and to restrict the admission of guests or other attendees who are not stockholders.

Security measures may include bag, metal detector and hand-wand searches. The use of cameras (including cell phones with photographic capabilities), recording devices, smart phones and other electronic devices is strictly prohibited.

We appreciate the opportunity to hear the views of our stockholders. In fairness to all stockholders and participants at our annual meeting, and in the interest of an orderly and constructive meeting, stockholder comments at our annual meeting will be subject to rules of conduct that will be enforced. Copies of these rules will be available at our annual meeting. Only stockholders, their valid proxy holders or other previously authorized representatives may address our annual meeting. Only proposals that meet the requirements of Rule 14a-8 of the Exchange Act or our bylaws will be eligible for consideration at our annual meeting.

Cost of Proxy Solicitation. We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail or electronic delivery, we also may use our directors or employees to solicit proxies either personally or by telephone, facsimile, mail or e-mail. None of these directors or employees will receive any additional or special compensation for soliciting proxies. In addition, we have agreed to pay Georgeson Inc. $19,500 plus expenses to assist us in soliciting proxies from banks, brokers and other nominees. We also will reimburse banks, brokers and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our stock.

Eliminating Duplicative Proxy Materials. For registered stockholders who receive paper copies of our proxy materials, we will deliver a single proxy statement and annual report with separate proxy cards, or separate Notices of Internet Availability, to multiple stockholders who reside in the same household unless we have received other instructions. If (i) you and another registered stockholder residing in the same household each receive paper copies of the proxy materials and wish to receive only one paper copy or (ii) you share a household with another registered stockholder, received a single set of proxy materials, and would like to receive separate copies of our Notice of Internet Availability, proxy statement or annual report, you may request a change in delivery preferences by contacting our transfer agent, Computershare, at P.O. Box 43078, Providence, Rhode Island 02940-3078; 800-642-9855; or www.computershare.com/bac. You may do the same as a beneficial stockholder by calling the bank, broker or other nominee where your shares are held.

64    BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

EXHIBIT A

FORM OF

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF DESIGNATIONS

OF

6% CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES T

OF

BANK OF AMERICA CORPORATION

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

BANK OF AMERICA CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), ~~in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY~~does hereby certify that:

1.	The ~~board of directors of the Corporation (the “Board of Directors”), in accordance with the provisions of the amended and restated certificate of incorporation of the Corporation and applicable law, at a meeting duly called and held on August 25, 2011, adopted the following resolution creating a series of 50,000 shares of Preferred Stock of the Corporation designated as “~~Certificate of Designations of the Corporation’s 6% Cumulative Perpetual Preferred Stock, Series T~~”.~~ , which was previously filed with the Secretary of State of the State of Delaware on August 31, 2011, is hereby amended and restated in its entirety to read as follows:

~~RESOLVED, that pursuant to the authority vested in the Board of Directors, the provisions of the amended and restated certificate of incorporation of the Corporation and applicable law, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the shares of such series, are as follows:~~

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock, par value $0.01 per share, is “6% Non-Cumulative Perpetual Preferred Stock, Series T” (“Series T”). Each share of Series T shall be identical in all respects to every other share of Series T.

Section 2. Number of Shares. The authorized number of shares of Series T shall be 50,000. Shares of Series T that are redeemed, purchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Series T may be reissued only as shares of any now or hereafter designated series other than Series T).

Section 3. Definitions. As used herein with respect to Series T:

(a) “Amendment Effective Date” means [[•], 2014]1.

(b)~~(a)~~ “Bylaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(c)~~(b)~~ “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

(d)~~(c)~~ “Certificate of Designations” means this Certificate of Designations relating to the Series T, as it may be amended from time to time.

(e)~~(d)~~ “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(f)~~(e)~~ “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(g)~~(f)~~ “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series T) that ranks junior to Series T either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(h)~~(g)~~ “Original Issue Date” means ~~[~~September ~~1],~~1, 2011.

(i)~~(h)~~ “Parity Stock” means any class or series of stock of the Corporation (other than Series T) that ranks equally with Series T both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).     Without limiting the foregoing, Parity Stock shall include the Corporation’s (i) 7% Cumulative Redeemable Preferred Stock, Series B, (ii) 6.204% Non-Cumulative Preferred Stock, Series D, (iii) Floating Rate Non-Cumulative Preferred Stock, Series E, (iv) Floating Rate Non-Cumulative Preferred Stock, Series F, (v) Adjustable Rate Non-Cumulative Preferred Stock, Series G, (vi) ~~8.20% Non-Cumulative Preferred Stock, Series H, (vii)~~     6.625% Non-Cumulative Preferred Stock, Series I, ~~(viii) 7.25% Non-Cumulative Preferred Stock, Series J, (ix)~~ (vii) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, (~~x)~~ viii) 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L, (~~xi)~~ ix) Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M, (~~xii)~~ x) Fixed-to-Floating Rate Semi-annual Non-Cumulative ~~Perpetual~~ Preferred Stock, Series ~~N, (xiii) Fixed Rate Cumulative Perpetual Preferred Stock,~~

1	TBD based on timing of amendment’s effectiveness.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

~~Series Q, (xiv) Fixed Rate Cumulative Perpetual Preferred Stock, Series R, (xv)~~ U, (xi) Floating Rate Non-Cumulative Preferred Stock, Series 1, (~~xvi)~~ xii) Floating Rate Non-Cumulative Preferred Stock, Series 2, (~~xvii)~~ xiii) 6.375% Non-Cumulative Preferred Stock, Series 3, (~~xviii)~~ xiv) Floating Rate Non-Cumulative Preferred Stock, Series 4, ~~(xix)~~ and (xv) Floating Rate Non-Cumulative Preferred Stock, Series 5~~, (xx) 6.70% Noncumulative Perpetual Preferred Stock, Series 6, (xxi) 6.25% Noncumulative Perpetual Preferred Stock, Series 7 and (xxii) 8.625% Non-Cumulative Preferred Stock, Series 8~~.

(j)~~(i)~~ “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series T.

(k)~~(j)~~ “Voting Parity Stock” means, with regard to any matter as to which the holders of Series T are entitled to vote as specified in Section 8 of this Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

(l)~~(k)~~ “Voting Preferred Stock” means, with regard to any matter as to which the holders of Series T are entitled to vote as specified in Section 8 of this Certificate of Designations, any and all series of Preferred Stock (other than Series T) that rank equally with Series T either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series T shall be entitled to receive, on each share of Series T, out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends with respect to each Dividend Period (as defined below) at a per annum rate of 6% (~~as such may be adjusted pursuant to this Section 4(a),~~ the “Dividend Rate”) on ~~(i)~~ the amount of $100,000 per share of Series T ~~and (ii) the amount of accrued and unpaid dividends on such share of Series T, if any (giving effect to (A) any dividends paid through the Dividend Payment Date (as defined below) that begins such Dividend Period (other than the initial Dividend Period) and (B) any dividends (including dividends thereon at a per annum rate equal to the Dividend Rate to the date of payment) paid during such Dividend Period); provided that if, on any Dividend Payment Date, the holder of record (for such Dividend Payment Date) of a share of Series T shall not have received in cash the full amount of any dividend required to be paid on such share on such Dividend Payment Date pursuant to this Section 4(a), then the Dividend Rate shall automatically be at a per annum rate of 8% with respect to the Dividend Period for which the full amount of any dividend required to be paid on such share on such Dividend Payment Date pursuant to this Section 4(a) was not made and for all Dividend Periods thereafter. Dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and~~. Following the Amendment Effective Date, dividends shall be payable in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors), on each October 10, January 10, April 10 and July 10 (each, a “Dividend Payment Date”), commencing on October 10, 2011; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series T on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day. Dividends payable on the Series T in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on the Series T on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Series T on any Dividend Payment Date will be payable to holders of record of Series T as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board of Directors (or a duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which ~~shall commence~~commenced on and ~~include~~included the Original Issue Date of the Series T) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable in respect of a Dividend Period shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.

Holders of Series T shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series T as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Non-Cumulative Dividends. Dividends on shares of Series T shall be non-cumulative. To the extent that any dividends on the shares of Series T with respect to any Dividend Period are not declared and paid, in full or otherwise, on the Dividend Payment Date for such Dividend Period, then such unpaid dividends shall not cumulate and shall cease to accrue and be payable, and the Corporation shall have no obligation to pay, and the holders of Series T shall have no right to receive, dividends accrued for such Dividend Period on or after the Dividend Payment Date for such Dividend Period or interest with respect to such dividends, whether or not dividends are declared for any subsequent Dividend Period with respect to the Series T, Parity Stock, Junior Stock or any other class or series of authorized preferred stock of the Corporation.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

(c)~~(b)~~ Priority of Dividends. So long as any share of Series T remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock, Junior Stock or Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock or of one share of Parity Stock for or into another share of Parity Stock (with the same or lesser per share liquidation amount) or Junior Stock) in respect of or during a particular Dividend Period as the case may be, unless ~~all accrued and unpaid~~ dividends for ~~all past Dividend Periods, including the latest completed~~such Dividend Period ~~(including, if applicable as provided in Section 4(a) above, dividends on such amount),~~ on all outstanding shares of Series T have been or are contemporaneously declared and paid in full (or declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Series T on the applicable record date). The foregoing provision shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the cashless exercises and similar actions under any employee benefit plan in the ordinary course of business and consistent with past practice prior to the Original ~~Issuance~~Issue Date; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) in connection with the issuance of Junior Stock or Parity Stock, ordinary sale and repurchase transactions to facilitate the distribution of such Junior Stock or Parity Stock; and (iv) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of, and at the ultimate cost of, any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series T and any shares of Parity Stock, all dividends declared on the Series T and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all ~~accrued~~declared and unpaid dividends per share on the Series T ~~(including, if applicable as provided in Section 4(a) above, dividends on such amount)~~ and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series T shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series T shall be entitled to receive for each share of Series T, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series T as to such distribution, payment in full in an amount equal to the sum of (i) $100,000 per share and (ii) ~~the accrued~~any declared and unpaid dividends thereon ~~(including, if applicable as provided in Section 4(a) above, dividends on such amount), whether or not declared~~, without cumulation of any undeclared dividends, to but excluding the date of ~~payment. Furthermore, without limiting in any way the obligation of the Corporation to make the payments specified in the immediately preceding sentence, in connection with the payment of the amounts specified in clause (ii) of the immediately preceding sentence, the Corporation shall use its best efforts to ensure that, immediately prior to any such~~ liquidation, dissolution or winding up~~, the Corporation shall declare and pay any accrued and unpaid dividends (including, if applicable as provided in Section 4(a) above, dividends on such amount) outstanding as of such time.~~. The Series T may be fully subordinated to interests held by the U.S. government in the event that the Corporation enters into a receivership, insolvency, liquidation or similar proceeding.

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series T and all holders of any stock of the Corporation ranking equally with the Series T as to such distribution, the amounts paid to the holders of Series T and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series T and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends ~~(and, in the case of any holder of stock, including the Series T, on which dividends accrue on a~~

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

~~cumulative basis, an amount equal to any accrued and unpaid dividends (including, if applicable, dividends on such amount), whether or not declared, as applicable)~~, provided that the Liquidation Preference for any share of Series T shall be determined in accordance with Section 5(a) above.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series T, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series T receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Corporation, at its option, subject to ~~the~~any required prior approval of the Board of Governors of the Federal Reserve System and to the satisfaction of any conditions set forth in the capital adequacy guidelines or regulations of the Board of Governors of the Federal Reserve System applicable to redemption of the shares of Series T, may redeem, in whole at any time or in part from time to time, but in any case no earlier than [insert date five years after Amendment Effective Date ] the shares of Series T at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to the sum of (i) $105,000 per share and (ii) ~~the accrued~~any declared and unpaid dividends thereon ~~(including, if applicable as provided in Section 4(a) above, dividends on such amount), whether or not declared~~, without cumulation for any undeclared dividends, to but excluding the redemption date~~. Without limiting in any way the obligation of the Corporation to make the payments specified in the immediately preceding sentence, in connection with the payment of the amounts specified in clause (ii) of the immediately preceding sentence, the Corporation shall use its best efforts to ensure that, immediately prior to any such redemption, the Corporation shall declare and pay any accrued and unpaid dividends (including, if applicable as provided in Section 4(a) above, dividends on such amount) outstanding as of such time~~. The minimum number of shares of Series T redeemable at any time is the lesser of (x) 10,000 shares of Series T and (y) the number of shares of Series T outstanding. The redemption price for any shares of Series T shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

(b) No Sinking Fund. The Series T will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series T will have no right to require redemption of any shares of Series T.

(c) Notice of Redemption. Notice of every redemption of shares of Series T shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series T designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series T. Notwithstanding the foregoing, if the Series T are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series T at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Series T to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. Notwithstanding anything to the contrary herein, upon receipt of any notice of redemption hereunder, the holder of any share of Series T outstanding at such time shall have five (5) Business Days to deliver to the Corporation written notice of its election to pay some or all of the applicable exercise price with respect to an exercise, in whole or in part, of such holder’s rights under any warrant to purchase Common Stock of the Corporation originally issued by the Corporation in connection with the issuance of the Series T by means of a surrender to the Corporation of shares of the Series T in accordance with the terms and conditions hereof and of any such warrant, and the Corporation’s right to redeem the shares of Series T specified in such notice of redemption shall be (x) tolled during such five (5) Business Day period and (y) if the holder so elects to exercise such warrant and surrender such shares of Series T, in whole or in part, automatically terminated only with respect to such shares of Series T to be so surrendered.

(d) Partial Redemption. In case of any redemption of part of the shares of Series T at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series T shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $50 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Conversion. Holders of Series T shares shall have no right to exchange or convert such shares into any other securities, except in connection with the surrender to the Corporation of shares of the Series T to satisfy any portion of the applicable exercise price with respect to an exercise, in whole or in part, of any warrant to purchase Common Stock of the Corporation issued in connection with the original issuance of the Series T by the Corporation.

Section 8. Voting Rights.

(a) General. The holders of Series T shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Class Voting Rights as to Particular Matters. So long as any shares of Series T are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series T and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series T with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series T. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series T, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series T, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series T remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series T immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 8(b), any increase in the amount of the authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series T with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series T.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(b) would adversely affect the Series T and one or more but not all other series of Preferred Stock, then only the Series T and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(b) would adversely affect the Series T but would not similarly adversely affect all other series of Voting Parity Stock, then only the Series T and each other series of Voting Parity Stock as is similarly adversely affected by and entitled to vote on the matter, if any, shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(c) Series T Voting Rights as to Particular Matters. In addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, so long as at least 10,000 shares of Series T are outstanding, the vote or consent of the holders of at least 50.1% of the shares of Series T at the time outstanding, voting in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

(i) Authorization or Issuance of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation, or the issuance of any shares of any class or series of capital stock of the Corporation, in each case, ranking senior to the Series T with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series T. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to affect or change the rights, preferences, privileges or voting powers of the Series T so as not to be substantially similar to those in effect immediately prior to such amendment, alteration or repeal; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series T, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series T remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof as are substantially similar to the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series T immediately prior to such consummation;

provided, however, that for all purposes of this Section 8(c), the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series T with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series T.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Series T shall be required pursuant to Section 8(b) or (c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series T (or, in the case of Section 8(c), more than 40,000 shares of Series T) shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 6 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series T (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors (or a duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Series T is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series T and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series T are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amount of the shares voted or covered by the consent (provided that the specified liquidation amount for any share of Series T shall be the Liquidation Preference for such share) as if the Corporation were liquidated on the record date for such vote or consent, if any, or, in the absence of a record date, on the date for such vote or consent.

Section 9. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series T may deem and treat the record holder of any share of Series T as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 10. Notices. All notices or communications in respect of Series T shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law. Notwithstanding the foregoing, if the Series T are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Series T in any manner permitted by such facility.

Section 11. No Preemptive Rights. No share of Series T shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 12. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.

Section 13. Surrender Rights. In connection with the exercise of any rights under any warrant to purchase Common Stock of the Corporation issued in connection with the original issuance of the Series T, a holder of shares of Series T shall have the right to pay some or all of the applicable exercise price with respect to an exercise, in whole or in part, of such holder’s rights under any such warrant by means of a surrender to the Corporation of the applicable amount shares of the Series T.

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT

Section 14. Other Rights. The shares of Series T shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

2.	The foregoing amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, BANK OF AMERICA CORPORATION has caused this ~~certificate~~Certificate of Amendment to be signed by its duly authorized officer this ~~25th~~      day of ~~August~~[•], ~~2011.~~2014.

BANK OF AMERICA CORPORATION

By:
Name:
Title:

BANK OF AMERICA CORPORATION 2014 PROXY STATEMENT